The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell the notes described in this preliminary prospectus supplement until we deliver a final prospectus supplement and attached prospectus. This preliminary prospectus supplement is not an offer to sell these notes nor is it seeking an offer to buy these notes in any state where the laws in that state do not permit the seller to offer or sell these notes.

(Subject to Completion, Dated June 27, 2005)
PROSPECTUS SUPPLEMENT
(To Prospectus Dated June      , 2005)
$889,960,000
Banc of America Securities Auto Trust 2005-WF1
Issuer
BAS Securitization LLC
Seller
Wells Fargo Bank, N.A.
Servicer

You should carefully read the “risk factors”, beginning on page S-9 of this preliminary prospectus supplement and page 4 of the prospectus.

The notes are asset backed securities. The notes will be the obligation solely of the issuer and will not be obligations of or guaranteed by Bank of America, National Association, BAS Securitization LLC, the servicer or any of their respective affiliates.

No one may use this prospectus supplement to offer or sell these securities unless it is accompanied by the prospectus.

The following notes are being offered by this prospectus supplement:

	Initial Note	Interest	Final Scheduled
	Balance	Rate	Payment Date

Class A-1 Notes	$259,000,000	%	July 18, 2006

Class A-2 Notes	$282,000,000	%	June 18, 2008

Class A-3 Notes	$238,000,000	%	August 18, 2009

Class A-4 Notes	$73,160,000	%	April 18, 2010

Class B Notes	$17,800,000	%	October 18, 2010

Class C Notes	$20,000,000	%	February 18, 2013

Total	$889,960,000.00

	Price to	Underwriting	Proceeds to
	Public	Discount	the Seller

Per Class A-1 Note	%	%	%

Per Class A-2 Note	%	%	%

Per Class A-3 Note	%	%	%

Per Class A-4 Note	%	%	%

Per Class B Note	%	%	%

Per Class C Note	%	%	%

Total	$	$	$

•	The notes are payable solely from the assets of the issuer, which consist primarily of motor vehicle receivables, including motor vehicle retail installment sale contracts that are secured by new and used automobiles and light-duty trucks.

•	The issuer will pay interest on and principal of the notes on the 18th day of each month, or, if the 18th is not a Business Day, the next Business Day, starting on July 18, 2005.

•	Credit enhancement will consist of excess interest on the receivables, a Reserve Account, a Revolving Liquidity Note, a YSOC Amount and, in the case of the Class A notes, the subordination of certain payments to the noteholders of the Class B Notes and the Class C Notes, and in the case of the Class B notes, the subordination of certain payments to the Class C noteholders.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Sole Book-Running Manager
Banc of America Securities LLC

Barclays Capital	SunTrust Robinson Humphrey
The date of this prospectus supplement is June     , 2005.

i

WHERE TO FIND INFORMATION IN THESE DOCUMENTS
      This prospectus supplement and the accompanying prospectus provide information about the issuer, Banc of America Securities Auto Trust 2005-WF1, including terms and conditions that apply to the notes to be issued by the issuer.
      We tell you about the securities in two separate documents:

•	this prospectus supplement, which describes the specific terms of your securities; and

•	the accompanying prospectus, which provides general information, some of which may not apply to your securities.
      If the description of terms of your series of notes varies between the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.
      You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any state where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.
      If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the seller or from the underwriters.
      Capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement or in the accompanying prospectus, have the meanings set forth in the glossary starting on page S-59. A listing of the pages where the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined can be found under the caption “INDEX” which appears at the end of this prospectus supplement and the accompanying prospectus.
REPORTS TO NOTEHOLDERS
      After the notes are issued, unaudited monthly reports containing information concerning the issuer will be prepared by the indenture trustee and sent on behalf of the issuer to Cede & Co. See “Reports to Securityholders” in this prospectus supplement and in the accompanying prospectus.
      Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The indenture trustee may also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at www.usbank.com/abs. The indenture trustee will forward a hard copy of the reports to each noteholder immediately after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at 1-800-934-6802. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.
      The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. The seller and the issuer do not intend to send any of their financial reports to the beneficial owners of the notes. The issuer will file with the Securities and Exchange Commission (the “SEC”) periodic reports concerning the issuer as required by law.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM
      THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY “AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORISED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (“CIS ORDER”) OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.
      NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.
      NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.
NOTICE TO RESIDENTS OF IRELAND
      THE NOTES ARE BEING EXTENDED TO A SMALL NUMBER OF PERSONS RESIDENT IN IRELAND BY WAY OF A PRIVATE PLACEMENT. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE NOTES CONSTITUTE AN INVITATION TO THE PUBLIC IN IRELAND OR ANY SECTION THEREOF TO SUBSCRIBE FOR OR PURCHASE THE NOTES AND ACCORDINGLY IS NOT A PROSPECTUS WITHIN THE MEANING OF THE IRISH COMPANIES ACT, 1963 (AS AMENDED) OR THE IRISH EUROPEAN COMMUNITIES (TRANSFERABLE SECURITIES AND STOCK EXCHANGE) REGULATIONS, 1992.

SUMMARY OF TERMS
      This summary provides an overview of selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of this offering.
The Parties

Issuer/ Trust
      Banc of America Securities Auto Trust 2005-WF1, a Delaware statutory trust, will be the “issuer” of the notes. The primary assets of the issuer will be a pool of receivables, which are motor vehicle retail installment sale contracts.

Seller
      BAS Securitization LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of NB Holdings Corporation, is the “seller.”
      You may contact the seller by mail at Bank of America Corporate Center, Charlotte, NC 28255 or by calling (704) 388-2308.

Servicer
      Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States, “Wells Fargo” or the “servicer,” will service the receivables held by the issuer.

Originators
      Wells Fargo Bank, N.A., its affiliates and Quantum Auto Group, LLC (“Quantum”), its business partner, originated the receivables. We refer to Wells Fargo, its affiliates and its business partner in their capacity as originators collectively as the “originators.” Wells Fargo sold all of the receivables to be included in the receivables pool to Bank of America, National Association, “Bank of America,” pursuant to a Purchase Agreement with Wells Fargo dated on or about May 27, 2005. Bank of America will sell those receivables to the seller and the seller will sell those receivables to the issuer on or about July 7, 2005, which we refer to as the “closing date.”

Trustees
      U.S. Bank National Association, a national banking association organized under the laws of the United States, will be the “indenture trustee.”
      Wilmington Trust Company, a Delaware banking corporation, will be the “owner trustee.”

The Offered Notes
      The issuer will offer and issue the following notes:

	Initial
Class	Note Balance	Interest Rate

Class A-1 Notes	$259,000,000		%
Class A-2 Notes	$282,000,000		%
Class A-3 Notes	$238,000,000		%
Class A-4 Notes	$73,160,000		%
Class B Notes	$17,800,000		%
Class C Notes	$20,000,000		%

	$889,960,000.00

      The notes are issuable in a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.
      The issuer expects to issue the notes on the closing date.
Interest and Principal
      The issuer will pay interest on the notes monthly, on the 18th day of each month (or if the 18th is not a Business Day, on the next Business Day), which we refer to as the “payment date.” The first payment date is July 18, 2005. On each payment date, payments on the notes will be made to noteholders of record as of the last Business Day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”
Interest Payments
      Interest on the notes will be due and payable on each payment date and will accrue from and including the prior payment date (or with respect to the first payment date, from and including the closing date), to but excluding such payment date.
      Interest due and accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate (to the extent lawful).
      The issuer will pay interest on the Class A-1 notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of: (i) the Note Balance of the Class A-1 notes, (ii) the related interest rate, and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.
      The issuer will pay interest on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes will be the product of: (i) the Note Balance of the related class of notes, (ii) the related interest rate, and (iii) 30 (or, in the case of the first payment date,) divided by 360.
      Interest payments on all classes of Class A notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments and, in specified circumstances, principal payments of the Class A notes. Interest payments on the Class C Notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes and the Class B notes.

Principal Payments
      The issuer will generally pay principal sequentially to the earliest maturing class of notes monthly on each payment date in accordance with the payment priorities described below under “— Priority of Payments.”
      The issuer will make principal payments of the notes based primarily on the amount of principal collections and defaults on the receivables during the prior month.
      This prospectus supplement describes how Available Funds and amounts on deposit in the Reserve Account or amounts funded by Bank of America under the Revolving Liquidity Note are allocated to principal payments of the notes.
      On each payment date prior to the acceleration of the notes following an event of default, which is described below under “— Interest and Principal Payments after an Event of Default,” the indenture trustee will distribute funds available to pay principal of the notes in the following order of priority:

•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full;

•	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full;

•	fifth, to the Class B notes, until the Class B notes are paid in full; and

•	sixth, to the Class C notes, until the Class C notes are paid in full.
      All unpaid principal of a class of notes will be due on the final scheduled payment date for that class.
Interest and Principal Payments after an Event of Default
      On each payment date after an event of default under the indenture occurs (other than an event of default based on the issuer’s breach of a covenant, representation or warranty) and the notes are accelerated, after payment of certain amounts to the trustees and the servicer, interest on the Class A notes will be paid ratably and principal payments of each class of notes will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of Class A notes will receive principal payments, ratably, based on the Note Balance of each remaining class of Class A notes. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes. After interest and principal of all of the Class B notes are paid in full, interest and principal payments will be made to noteholders of the Class C notes.
      On each payment date after an event of default under the indenture occurs and the notes are accelerated as the result of the issuer’s breach of a covenant, representation or warranty, after payment of certain amounts to the trustees and the servicer, interest on the Class A notes will be paid ratably followed by interest on the Class B notes and then interest on the Class C notes. Principal payments of each class of notes will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of Class A notes will receive principal payments, ratably, based on the Note Balance of each remaining class of Class A notes until those other classes of Class A notes are paid in full. Next, the Class B noteholders will receive principal payments until the Class B notes are paid in full. Next, the Class C noteholders will receive principal payments until the Class C notes are paid in full. See “Rights Upon Event of Default” in this prospectus supplement.
      If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “— Priority of Payments.”

Early Redemption of the Notes
      The servicer, or any successor to the servicer, will have the right at its option to exercise a “clean-up call” to purchase the receivables from the issuer on any payment date after the then-outstanding Pool Balance is less than or equal to 10% of the initial Pool Balance. If the servicer, or any successor to the servicer, purchases the receivables, the repurchase price will be at least equal to the sum of the Note Balance of all of the notes, plus accrued and unpaid interest on the notes up to but excluding that payment date, plus any amounts due to the holder of the Revolving Liquidity Note. It is expected that at the time this option becomes available to the servicer, or any successor to the servicer, only the Class A-4 notes, the Class B notes, and the Class C notes will be outstanding.
Issuer Property
      The primary assets of the issuer will be a pool of motor vehicle retail installment sale contracts secured by new and used automobiles and light-duty trucks. We refer to these contracts as “receivables,” to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts as “obligors.”
      The receivables acquired by Bank of America from Wells Fargo and identified on the schedule of receivables delivered by Bank of America on the closing date will be transferred to the seller by Bank of America and then transferred by the seller to the issuer. The issuer will grant a security interest in the receivables and the other issuer property to the indenture trustee on behalf of the noteholders and the holder of the Revolving Liquidity Note.
      The “issuer property” will include the following:

•	the receivables, including Collections on the receivables on and after the cut-off date (the cut-off date for the receivables sold to the issuer on the closing date is May 1, 2005);

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles” and all certificates of title to these financed vehicles;

•	any other property securing the receivables;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	the accounts owned by the issuer, amounts on deposit in those accounts and eligible investments of those accounts;

•	rights under the servicing agreement, the sale agreement and the purchase agreement;

•	rights under the Revolving Liquidity Note; and

•	the proceeds of any and all of the above.
      We use the term Pool Balance to mean, at any time, the aggregate Principal Balance of the receivables owned by the issuer at the end of the immediately proceeding Collection Period calculated in accordance with the servicer’s customary serving practices. As of May 1, 2005, which we refer to as the “cut-off date,” there were 55,247 receivables in the receivables pool, which had an aggregate receivables balance of $914,609,597.91, a weighted average contract rate of 4.077%, a weighted average original maturity of 59.6 months, and a weighted average remaining maturity of 47.5 months.
Priority of Payments
      On each payment date, except after the acceleration of the notes following an event of default, the indenture trustee will make the following payments and deposits from Available Funds on deposit in the Collection Account (including funds, if any, deposited into the Collection Account from amounts drawn under the Revolving Liquidity Note or, if applicable, amounts withdrawn from the Reserve Account) in the following amounts and order of priority:

•	first, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

•	second, to the indenture trustee and owner trustee, fees and reasonable expenses (including indemnification amounts) not previously paid (not to exceed, (a) in the aggregate, $100,000 per annum for the indenture trustee and (b) in the aggregate, $100,000 per annum for the owner trustee);

•	third, to the Class A noteholders, interest on the Class A notes;

•	fourth, to the Principal Distribution Account for distribution to the noteholders, the First Allocation of Principal;

•	fifth, to the Class B noteholders, interest on the Class B notes;

•	sixth, to the Principal Distribution Account for distribution to the noteholders, the Second Allocation of Principal;

•	seventh, to the Class C noteholders, interest on the Class C notes;

•	eighth, to the Principal Distribution Account for distribution to the noteholders, the Regular Allocation of Principal;

•	ninth, to the Reserve Account, any additional amounts required to reinstate the Reserve Account up to the Specified Reserve Account Balance;

•	tenth, to the holder of the Revolving Liquidity Note, the amount of any unreimbursed draws previously funded thereunder;

•	eleventh, to the holder of the Revolving Liquidity Note, the amount of any accrued and unpaid interest on any draws previously funded thereunder;

•	twelfth, to pay to the owner trustee and the indenture trustee, expenses (including indemnification amounts) permitted under the trust agreement and the indenture, as applicable, which have not been previously paid; and

•	thirteenth, any remaining funds will be distributed to the residual interestholder.
      Blue Ridge Investments, L.L.C. will be the initial “residual interestholder” of the issuer and is an indirect wholly owned subsidiary of Bank of America Corporation.
      Amounts deposited in the Principal Distribution Account will be paid to the noteholders of the notes as described under “The Notes — Payment of Principal.”
Credit Enhancement
      The credit enhancement provides protection for the notes against losses and delays in payment on the receivables or other shortfalls of cash flow.
      The credit enhancement for the notes will be as follows:

Class A notes	Subordination of principal payments of (and in certain circumstances, interest payments on) the Class B notes and the Class C notes, each of which will have an initial principal balance of $17,800,000 and $20,000,000, respectively, and represent approximately 2.00% and 2.25%, respectively, of the initial principal balance of all the notes, excess interest on the receivables, deposits into the Reserve Account, amounts drawn under the Revolving Liquidity Note and the YSOC Amount.

Class B notes	Subordination of principal payments of (and in certain circumstances, interest payments on) the Class C notes, excess interest on the receivables, deposits into the Reserve Account, amounts drawn under the Revolving Liquidity Note, and the YSOC Amount.

Class C notes	Excess interest on the receivables, deposits into the Reserve Account, amounts drawn under the Revolving Liquidity Note and the YSOC Amount.
Subordination of Payments on the Class B Notes and the Class C Notes
      As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the Class B notes will be subordinated to all payments of interest on the Class A notes, certain payments of principal of the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture (other than events of default based on the issuer’s breach of covenant, representation or warranty), all payments on the Class B notes will be subordinated to all payments on the Class A notes until the Class A notes are paid in full. See “The Transfer Agreements and the Indenture — Priority of Payments Will Change Upon Events of Default That Result in Acceleration.”
      As long as the Class A notes and the Class B notes remain outstanding, payments of interest on any payment date on the Class C notes will be subordinated to payments of interest on the Class A notes, the Class B notes and certain other payments on that payment date (including principal payments of the Class A notes and the Class B notes in specified circumstances), and payments of principal of the Class C notes will be subordinated to all payments of principal of and interest on the Class A notes, the Class B notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture (other than events of default based on the issuer’s breach of covenant, representation or warranty), all payments on the Class C notes will be subordinated to all payments on the Class A notes and the Class B notes until the Class A notes and the Class B notes are paid in full. See “The Transfer Agreements and the Indenture — Priority of Payments Will Change Upon Events of Default That Result in Acceleration.”
The Revolving Liquidity Note and Reserve Account
      The issuer has entered into a revolving liquidity note agreement that will provide funding for certain required payments of principal and interest on the notes in the event that Available Funds and amounts, if any, on deposit in the Reserve Account that are available therefore are insufficient to fund such required payments. Except as described below, no funds will be available from, and no amounts will be deposited into, the Reserve Account.
      Under the revolving note liquidity agreement, the issuer will issue a Revolving Liquidity Note, with a maximum draw amount equal to the greater of (a) the product of (i) 0.50% and (ii) the Pool Balance as of the cut-off date minus the YSOC Amount on the closing date and (b) 1.25% of the Pool Balance as of the end of the related Collection Period minus the YSOC Amount for the related payment date to be initially held by Bank of America. On the Business Day preceding each payment date with respect to which Available Funds are insufficient to fund the amounts required to be paid on that payment date with respect to clauses first through eighth under “Priority of Payments” above, the indenture trustee will be entitled to make draw requests (to the maximum draw amount) to cover any such shortfalls that are not covered by amounts on deposit in the Reserve Account. The indenture trustee will apply the amounts funded under the Revolving Liquidity Note in accordance with the priority of payments described above.
      If (i) Bank of America’s short-term unsecured debt rating falls below “P-1” by Moody’s, “A-1+” by Standard & Poor’s (or in either case, such lower ratings as may be permitted by Moody’s and Standard & Poor’s), (ii) the long-term unsecured debt rating of Bank of America falls below A1 by Moody’s, AA- by Standard & Poor’s (or in either case, such lower ratings as may be permitted by Moody’s and S&P) or (iii) if Bank of America fails to fund any amount drawn under the Revolving Liquidity Note, then, subject to applicable grace periods, the indenture will require the indenture trustee to demand payment of the entire undrawn amount of the Revolving Liquidity Note. Amounts so funded by Bank of America will be applied by the indenture trustee pursuant to the written direction of the indenture trustee, first, to fund any shortfalls with respect to any required payment to be made to noteholders, in the order of priority of payments, and then shall be deposited into the Reserve Account until the amount on deposit therein equals the Specified Reserve Account Balance. From and after the occurrence of any event described in this paragraph, the Reserve Account must be maintained in accordance with the indenture. See “The Transfer Agreements and the Indenture — The Revolving Liquidity Note.”
      Bank of America has a long-term unsecured debt rating of Aa1 by Moody’s and AA by Standard & Poor’s and has a short-term unsecured debt rating of P-1 by Moody’s and A-1+ by Standard & Poor’s.
The YSOC Amount
      The YSOC Amount, with respect to any Collection Period and the related payment date, is the aggregate amount by which the Principal Balance as of the last day of such Collection Period of each Discount Receivable (other than a Discount Receivable that is a Defaulted Receivable), exceeds the present value (calculated at the Required Rate) of each scheduled payment of each Discount Receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days. On the closing date, the YSOC Amount will equal approximately 2.70% of the Pool Balance.
Tax Status
      Mayer, Brown, Rowe & Maw LLP, special federal tax counsel to the seller, is of the opinion that (i) for federal income tax purposes, the issuer will not be classified as an association taxable as a corporation and the issuer will not be treated as a publicly traded partnership taxable as a corporation and (ii) the notes will be characterized as indebtedness for United States federal income tax purposes.
      Each noteholder, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.
Certain ERISA Considerations
      Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the notes may be purchased by employee benefit plans and other retirement accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.
      See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.
Money Market Investment
      The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 notes, you should consult your counsel before making a purchase.

Ratings
      It is a condition to the issuance of the notes that, on the closing date, each class of notes will receive at least the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody’s Investors Service, Inc.:

Standard &
Class	Poor’s	Moody’s

A-1	A-1+	Prime-1
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa
B	A+	A3
C	BBB	N/A
      Ratings on the notes may be lowered, qualified or withdrawn at any time.

RISK FACTORS
      An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page 4 of the accompanying prospectus.

The return on your notes may be reduced due to varying economic circumstances.	A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

The geographic concentration of the obligors in the receivables pool may result in losses.	The concentration of the receivables in specific geographic areas may increase the risk of loss. Economic conditions in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuer with respect to the receivables. As of the cut-off date, based on the billing addresses of the obligors, 22.14%, 11.47%, 11.09%, 9.49%, 7.10%, 5.57% and 5.09% of the Principal Balance of the receivables were located in California, Texas, Washington, Utah, Minnesota, Idaho and Arizona respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

Your yield to maturity may be reduced by prepayments.	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

• The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the receivables.

• You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

• An early redemption of the notes will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” by the servicer or any successor to the servicer, the issuer will redeem the notes and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

Used vehicles included in the receivables pool may incur higher losses than new vehicles	A significant portion of the receivables will be secured by financed vehicles that are used. If a used vehicle is repossessed and sold, a greater severity of loss may be incurred than if a new vehicle was repossessed and sold. See “The Receivables Pool — Composition of the Pool of Receivables as of the Cut-Off Date.”

Adverse events with respect to the servicer or its affiliates could affect the timing of payments on your notes or have other adverse effects on your notes.	Adverse events with respect to the servicer or any of its affiliates could result in servicing disruptions or reduce the market value of your notes. For example, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables owned by the issuer, leading to increased delinquencies and losses on the receivables.

The ratings of the notes may be withdrawn or revised which may have an adverse effect on the market price of the notes.	A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody’s and Standard & Poor’s, respectively, of the likelihood that interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. The ratings do not consider to what extent the notes will be subject to prepayment or that the Note Balance of any class of notes will be paid prior to the final scheduled payment date for that class of notes.

The information relating to the receivables may not reflect actual experience.	There can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to Wells Fargo’s portfolio of serviced contracts will reflect actual experience with respect to the receivables included in the issuer property. In addition, there can be no assurance that the future delinquency or loan loss experience of the servicer with respect to the receivables will be better or worse than that set forth in this prospectus supplement with respect to Wells Fargo’s serviced portfolio.

Wells Fargo’s obligations are limited.	Wells Fargo is not obligated to make any distributions of principal or interest on the notes. Wells Fargo’s only obligation to make any payment in respect of the receivables is its obligation to repurchase, or in its capacity as servicer, to purchase, from the issuer those receivables with respect to which it breached certain representations and warranties or servicing covenants. See “The Transaction Documents — Sale and Assignment of the Primary Assets” in the accompanying prospectus. There is no guarantee, however, that Wells Fargo will have the financial ability to repurchase, or in its capacity as servicer, to purchase, any of those receivables.

Bank of America’s obligations are limited.	Bank of America is not obligated to make any distributions of principal or interest on the notes. Bank of America’s only obligation to make any payment in respect of the receivables is its obligation to repurchase from the seller those receivables with respect to which it breached certain representations and warranties or covenants. See “The Transaction Documents — Sale and Assignment of the Primary Assets” in the accompanying prospectus. There is no guarantee, however, that Bank of America will have the financial ability to repurchase any of those receivables.

There is a possibility of losses because the custodian will not cause the certificates of title of the financed vehicles to be amended or reissued.	Wells Fargo, as custodian of the receivables files, will not cause the certificates of title of the financed vehicles securing the receivables to be amended or reissued. In the absence of amendments to the certificates of title, the issuer may not have perfected security interests in the financed vehicles securing the receivables originated in some states. The issuer not having a first priority perfected security interest in some of the financed vehicles may affect the issuer’s ability to realize on the collateral securing the receivables and thus may reduce the proceeds to be distributed to noteholders. See “Material Legal Aspects of the Receivables” in the accompanying prospectus.

Because the Class B notes and the Class C notes are subordinated to the Class A notes, payments on those classes are more sensitive to losses on the receivables.	Certain classes of notes are subordinated to other classes of notes, which means that principal and interest paid on those classes as part of monthly payments or, in the event of an event of default, upon acceleration, will be made only once payments have been made in full to all classes of notes senior to those classes. The Class A-1 notes have the highest priority of payment, followed in descending order of priority of payment (prior to an event of default and acceleration) by the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes. After an event of default and acceleration, the Class A-2 notes, Class A-3 notes and Class A-4 notes will be paid ratably. Therefore, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any distribution date or following acceleration, delays in payments or losses will be suffered by the most junior outstanding class or classes even as payment is made in full to more senior classes.

The occurrence of certain events of default under the indenture that result in acceleration of the notes may result in a delay or default in the payment of interest or principal of the Class B notes and the Class C notes.	After an event of default under the indenture that results in acceleration of the notes (other than an event of default that arises from the issuer’s breach of a covenant, representation or warranty), the issuer will not make any distributions of principal or interest on the Class B notes until payment in full of principal and interest on the Class A notes and the issuer will not make any distributions of principal or interest on the Class C notes until payment in full of principal and interest on the Class A notes and Class B notes. This may result in a delay or default in paying interest on or principal of the Class B notes and the Class C notes.

Dependence on a Revolving Liquidity Note to fund certain shortfalls presents counterparty risk and risk of loss in connection with breach of funding obligation.	The amounts available to the issuer to pay interest on and principal of all classes of notes may depend in part on the operation of the revolving liquidity note agreement and the performance by the holder of the Revolving Liquidity Note of its obligations under the revolving liquidity note agreement.

If the holder of the Revolving Liquidity Note fails to fund any requested draw, the amount of credit enhancement available in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes. Although this failure will require the holder of the Revolving Liquidity Note to immediately fund the entire undrawn balance of the Revolving Liquidity Note, if the holder of the Revolving Liquidity Note fails to do so, it may cause a continuing shortfall in the funds available to make payments to noteholders. This is particularly true because these funding obligations could arise under circumstances where there are no amounts on deposit in the Reserve Account and current collections are insufficient to fund shortfalls or to start making deposits into the Reserve Account to be available to make payments in future periods. Any failure to fund draws by the holder of the Revolving Liquidity Note will cause you to experience delays and/or reductions in interest and principal payments on your notes.

If Bank of America’s short-term unsecured debt rating falls below P-1 by Moody’s Investors Service, A-1+ by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (or in either case, such lower ratings as may be permitted by such rating agencies), the long-term unsecured debt rating of Bank of America falls below A1 by Moody’s, AA- by Standard & Poor’s (or in either case, such lower ratings as may be permitted by Moody’s and S&P) or if the holder of the Revolving Liquidity Note fails to fund any amount drawn under the Revolving Liquidity Note, then the indenture will require the indenture trustee to demand payment of the entire undrawn amount of the Revolving Liquidity Note and to deposit the payment into the Reserve Account. In this event, if the holder of the Revolving Liquidity Note fails to fund the required draw, it is likely that the ratings on your notes will be downgraded.

Insolvency of Wells Fargo or Bank of America could result in delays in payments or losses on your notes.	Each of Wells Fargo and Bank of America is a national banking association, organized under the laws of the United States, and each is regulated and supervised principally by the Office of the Comptroller of the Currency, which is required to appoint the FDIC as conservator or receiver for Wells Fargo or Bank of America if specified events occur relating to the respective bank’s financial condition or the propriety of its actions.

In its role as conservator or receiver, the FDIC would have broad powers to repudiate contracts to which Wells Fargo or Bank of America, as applicable, was a party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of Wells Fargo’s or Bank of America’s affairs, as the case may be.

The FDIC has adopted a rule stating that, if certain conditions are met, the FDIC shall not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. Although the FDIC has the power to repeal or amend its own rules, the securitization rule states that any repeal or amendment of that rule will not apply to any transfers of financial assets that satisfied the requirements of the rule made in connection with a securitization that was in effect before the repeal or modification. If Bank of America’s transfer of receivables to the seller and the seller’s transfer of the receivables to the issuer were to satisfy the requirements of the rule, then the FDIC, as conservator or receiver of Bank of America would not seek to treat the receivables and related collections as Bank of America’s property or property of the conservatorship or receivership of Bank of America. Bank of America will rely on the rule. The issuance of securities under this prospectus supplement has been structured to have the benefit of the rule, however, if the FDIC nevertheless were to assert that the transfers do not have the benefit of the rule or violate the banking laws, or were to require the indenture trustee or any of the other transaction parties to go through the administrative claims procedure established by the FDIC in order to obtain payment on the securities, or were to request a stay of any actions by any of those parties to enforce the applicable agreement, delays in payments on your notes and possible reductions in the amounts of any payments on your notes could occur.

The transfer of the receivables from Wells Fargo to Bank of America was structured as a “true sale.” The FDIC has indicated that, where there has been a true sale, the FDIC would not be able to recover transferred assets through its repudiation power. If, however, the FDIC were to assert that the transfer of the receivables from Wells Fargo to Bank of America was not a “true sale” or violated banking laws, or were to require Bank of America, the indenture trustee or any of the other transaction parties to go through the administrative claims procedure established by the FDIC in order to obtain payment on the receivables, or were to request a stay of any actions by any of those parties to enforce the receivables purchase and sale agreement between Bank of America and Wells Fargo, delays in payments on your notes and possible reductions in any payments on your notes could occur.
USE OF PROCEEDS
      The seller will use the net proceeds from the offering of the notes to purchase the receivables from Bank of America.
      The seller or its affiliates may use all or a portion of the net proceeds of the offering of the notes to pay their respective debts and for general purposes.

THE ISSUER
Limited Purpose and Limited Assets
      Banc of America Securities Auto Trust 2005-WF1 is a statutory trust formed on May 18, 2005 under the laws of the State of Delaware by the seller for the purpose of owning the receivables and issuing the notes. The issuer will be operated pursuant to a trust agreement.
      The issuer will engage in only the following activities:

•	acquiring, holding and managing the receivables and other assets of the issuer;

•	issuing the notes and the Revolving Liquidity Note;

•	making payments to the noteholders, to the holder of the Revolving Liquidity Note and to the residual interestholder;

•	entering into and performing its obligations under the transaction documents; and

•	taking any action necessary, suitable or convenient to fulfill the role of the issuer in connection with the foregoing activities.
      The issuer’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed in “— The Owner Trustee” below.
Capitalization of the Issuer
      The following table illustrates the expected capitalization of the issuer as of the closing date:

Class A-1 Asset Backed Notes	$259,000,000
Class A-2 Asset Backed Notes	$282,000,000
Class A-3 Asset Backed Notes	$238,000,000
Class A-4 Asset Backed Notes	$73,160,000
Class B Asset Backed Notes	$17,800,000
Class C Asset Backed Notes	$20,000,000
Initial YSOC Amount	$24,649,598

Total	$914,609,597.91

The Owner Trustee
      Wilmington Trust Company is the owner trustee of the issuer under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal place of business is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001. The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The seller and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates.
The Indenture Trustee
      U.S. Bank National Association, a national banking association organized under the laws of the United States, is the indenture trustee under the indenture for the benefit of the noteholders. You may contact the indenture trustee at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604, or by calling (312) 325-8904. The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The seller and its affiliates may maintain normal commercial banking or investment banking relations with the indenture trustee and its affiliates. A majority of the Controlling Class of notes may remove the indenture trustee without cause and may appoint a successor indenture trustee. See “Description of the Notes — The Indenture Trustee” in the accompanying prospectus.

The Issuer Property
      The notes will be collateralized by the issuer property. The primary assets of the issuer will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts used to purchase or refinance motor vehicles.
      The issuer property will consist of all the right, title and interest of the issuer in and to:

•	the receivables acquired by the issuer from the seller on the closing date and payments made on the receivables on or after the cut-off date;

•	any other property securing the receivables;

•	the Collection Account, the Principal Distribution Account, the Reserve Account and any other account established pursuant to the indenture or servicing agreement, the rights of the issuer to funds on deposit in those accounts and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings on amounts on deposit in those accounts);

•	rights of seller under the sale agreement and the purchase agreement;

•	rights of owner trustee and issuer under the revolving liquidity note agreement and the Revolving Liquidity Note; and

•	the proceeds of any and all of the above.
THE SELLER
      The seller, a wholly-owned special purpose subsidiary of NB Holdings Corporation, was formed on January 10, 2002 as a Delaware limited liability company. The principal place of business of the seller is at Bank of America Corporate Center, Charlotte, NC 28255. You may also reach the seller by telephone at (704) 388-2308.
THE SERVICER
      Wells Fargo will service the receivables pursuant to the servicing agreement. Wells Fargo is a subsidiary of Wells Fargo & Company, a diversified financial services company. Wells Fargo and its subsidiaries are engaged in banking and related activities, including providing automotive financing to its customers and to automotive dealers and their customers. The principal executive offices of Wells Fargo are located at 420 Montgomery Street, San Francisco, California, 94163. The telephone number of Wells Fargo is (415) 222-5300. Information regarding Wells Fargo’s servicing procedures may be found in “Wells Fargo Bank’s Origination and Servicing Procedures” below.
      As of March 31, 2005, Wells Fargo was servicing for its own account 469,489 retail installment sale contracts and installment loans secured by new and used automobiles, including passenger cars, minivans and sport/utility vehicles, and light-duty trucks, representing an outstanding balance of approximately $7,141,881,000. This number includes only receivables originated by Wells Fargo or by Wells Fargo Auto Finance, Inc. (“WFAFI”) and sold to Wells Fargo in the ordinary course of business and does not include, with the one exception that follows, receivables originated by any other affiliates or partners of Wells Fargo. Of the 469,489 retail sale contracts and installment loans, 157 were indirectly originated through Quantum and sold to Wells Fargo in the ordinary course of business.
THE RECEIVABLES POOL
      The characteristics set forth in this section are based on the pool of receivables as of the cut-off date. To create the receivables pool, Wells Fargo selected contracts internally yielding 4.75% or less as of March 31, 2005.

      As of the cut-off date, each receivable:

•	had an original term to maturity of not less than 12 and not greater than 84 months;

•	had a maturity of no later than February 2012;

•	had a remaining principal balance of at least $50;

•	was not more than 30 days past due;

•	had an obligor who was not, to the seller’s knowledge, the subject of a bankruptcy proceeding; and

•	satisfies the other criteria set forth under “The Receivables Pool” in the accompanying prospectus.
      All of the receivables are Simple Interest Receivables. See “The Receivables — Calculation Methods” in the accompanying prospectus.
      The composition, distribution by contract rate and geographic distribution by state of the obligor, in each case of the receivables as of the cut-off date are set forth in the tables below.
Composition of the Pool of Receivables
As of the Cut-Off Date

	New	Used	Total

Aggregate Outstanding Principal Balance	$626,205,703	$288,403,894	$914,609,598
Number of Receivables	34,296	20,951	55,247
Weighted Average FICO	—	—	765
Percent of Aggregate Outstanding Principal Balance	68.47%	31.53%	100.00%
Average Current Principal Balance	$18,259	$13,766	$16,555
Range of Current Principal Balance	$(56 to $129,992)	$(181 to $154,846)	$(56 to $154,846)
Weighted Average Contract Rate	4.037%	4.164%	4.077%
Range of Contract Rates	(1.600% to 9.190)%	(1.900% to 4.800)%	(1.600% to 9.190%)
Weighted Average Remaining Term	47.2 months	47.9 months	47.5 months
Range of Remaining Terms	(1 months to 82 months)	(1 months to 76 months)	(1 months to 82 months )
Weighted Average Original Term	59.8 months	59.2 months	59.6 months
Range of Original Terms	(12 months to 84 months)	(12 months to 84 months)	(12 months to 84 months)
      The “Weighted Average Remaining Term” in the preceding table is based on weighting by outstanding Principal Balance and remaining term of each receivable. The “Weighted Average Original Term” in the preceding table is based on weighting by outstanding Principal Balance and original term of each receivable.

Distribution of the Pool of Receivables by Contract Rate
As of the Cut-Off Date

				Percent of Total
		Percent of	Aggregate	Aggregate
Contract	Number of	Total Number of	Outstanding	Outstanding
Rate Range	Receivables	Receivables(1)	Principal Balance	Principal Balance(1)

<= 3.000	791	1.43%	$11,776,861.59	1.29%
3.001 - 3.250	1,049	1.90	15,630,521.08	1.71
3.251 - 3.500	3,943	7.14	62,774,423.25	6.86
3.501 - 3.750	7,184	13.00	112,907,626.27	12.34
3.751 - 4.000	15,643	28.31	258,731,060.32	28.29
4.001 - 4.250	7,839	14.19	133,850,358.30	14.63
4.251 - 4.500	11,549	20.90	196,713,021.84	21.51
4.501 - 4.750	7,244	13.11	122,094,860.94	13.35
>= 4.751	5	0.01	130,864.32	0.01

Total	55,247	100.00%	$914,609,597.91	100.00%

(1)	Sum may not equal 100% due to rounding.
Distribution of the Pool of Receivables by Original Principal Balance
As of the Cut-Off Date

				Percent of Total
		Percent of	Aggregate	Aggregate
Original Principal	Number of	Total Number of	Outstanding	Outstanding
Balance Range	Receivables	Receivables(1)	Principal Balance	Principal Balance(1)

<= 4,999.99	157	0.28%	$414,770.41	0.05%
5,000.00 - 9,999.99	3,894	7.05	22,658,482.50	2.48
10,000.00 - 14,999.99	10,803	19.55	102,741,175.84	11.23
15,000.00 - 19,999.99	12,555	22.73	169,144,731.58	18.49
20,000.00 - 24,999.99	11,191	20.26	193,521,403.25	21.16
25,000.00 - 29,999.99	7,576	13.71	161,357,829.97	17.64
30,000.00 - 34,999.99	4,769	8.63	120,285,154.29	13.15
35,000.00 - 39,999.99	2,319	4.20	68,179,151.17	7.45
40,000.00 - 44,999.99	1,091	1.97	36,380,804.47	3.98
45,000.00 - 49,999.99	430	0.78	16,437,219.53	1.80
50,000.00 - 54,999.99	196	0.35	8,403,064.89	0.92
55,000.00 - 59,999.99	85	0.15	3,945,325.47	0.43
>= 60,000.00	181	0.33	11,140,484.54	1.22

Total	55,247	100.00%	$914,609,597.91	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables by Current Principal Balance
As of the Cut-Off Date

				Percent of Total
		Percent of	Aggregate	Aggregate
Current Principal	Number of	Total Number of	Outstanding	Outstanding
Balance Range	Receivables	Receivables(1)	Principal Balance	Principal Balance(1)

<= 4,999.99	2,089	3.78%	$7,197,996.77	0.79%
5,000.00 - 9,999.99	9,638	17.45	75,682,030.14	8.27
10,000.00 - 14,999.99	14,757	26.71	184,798,064.04	20.21
15,000.00 - 19,999.99	12,947	23.43	224,707,303.82	24.57
20,000.00 - 24,999.99	8,129	14.71	181,067,627.52	19.80
25,000.00 - 29,999.99	4,269	7.73	116,127,725.43	12.70
30,000.00 - 34,999.99	1,998	3.62	64,196,479.72	7.02
35,000.00 - 39,999.99	756	1.37	28,037,337.29	3.07
40,000.00 - 44,999.99	326	0.59	13,758,581.58	1.50
45,000.00 - 49,999.99	134	0.24	6,326,886.46	0.69
50,000.00 - 54,999.99	74	0.13	3,864,939.75	0.42
55,000.00 - 59,999.99	50	0.09	2,866,659.51	0.31
>= 60,000.00	80	0.14	5,977,965.88	0.65

Total	55,247	100.00%	$914,609,597.91	100.00%

(1)	Sum may not equal 100% due to rounding.
Distribution of the Pool of Receivables by Original Term
As of the Cut-Off Date

				Percent of Total
		Percent of	Aggregate	Aggregate
	Number of	Total Number of	Outstanding	Outstanding
Original Term Range (months)	Receivables	Receivables(1)	Principal Balance	Principal Balance(1)

<= 23	37	0.07%	$282,204.81	0.03%
24 - 35	556	1.01	3,748,010.81	0.41
36 - 47	4,227	7.65	42,774,511.80	4.68
48 - 59	8,223	14.88	104,080,738.47	11.38
60 - 71	38,125	69.01	672,803,795.89	73.56
72> =	4,079	7.38	90,920,336.13	9.94

Total	55,247	100.00%	$914,609,597.91	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables by Remaining Term
As of the Cut-Off Date

				Percent of Total
		Percent of	Aggregate	Aggregate
Remaining Term Range	Number of	Total Number of	Outstanding	Outstanding
(months)	Receivables	Receivables(1)	Principal Balance	Principal Balance(1)

<= 23	3,466	6.27%	$24,654,004.92	2.70%
24 - 35	7,742	14.01	90,678,584.85	9.91
36 - 47	19,381	35.08	303,294,990.48	33.16
48 - 59	20,927	37.88	409,351,639.26	44.76
60 - 71	3,719	6.73	86,263,975.30	9.43
>= 72	12	0.02	366,403.10	0.04

Total	55,247	100.00%	$914,609,597.91	100.00%

(1)	Sum may not equal 100% due to rounding.
Geographic Distribution of the Pool of Receivables by State
As of the Cut-Off Date

				Percent of Total
		Percent of	Aggregate	Aggregate
	Number of	Total Number of	Outstanding	Outstanding
State(1)	Receivables	Receivables(2)	Principal Balance	Principal Balance(2)

Arizona	2,749	4.98%	$46,564,275.38	5.09%
California	11,112	20.11	202,524,911.33	22.14
Colorado	1,540	2.79	26,787,123.59	2.93
Idaho	3,223	5.83	50,964,495.27	5.57
Iowa	1,330	2.41	19,957,071.00	2.18
Minnesota	4,333	7.84	64,906,288.60	7.10
Montana	1,637	2.96	24,853,436.24	2.72
Nevada	1,489	2.70	25,828,232.04	2.82
New Mexico	1,194	2.16	19,950,984.10	2.18
Oregon	1,700	3.08	26,247,859.75	2.87
South Dakota	1,443	2.61	20,516,829.26	2.24
Texas	6,063	10.97	104,866,963.20	11.47
Utah	5,273	9.54	86,779,782.92	9.49
Washington	6,208	11.24	101,439,270.23	11.09
Other	5,953	10.78	92,422,075.00	10.11

Total	55,247	100.00%	$914,609,597.91	100.00%

      No other state makes up more than 2% of the receivables pool.

(1)	Based on the billing address of the obligor on the receivables.

(2)	Sum may not equal 100% due to rounding.

Distribution of the Pool of Receivables by FICO
As of the Cut-Off Date

				Percent of Total
		Percent of	Aggregate	Aggregate
	Number of	Total Number of	Outstanding	Outstanding
FICO Range	Receivables	Receivables(1)	Principal Balance	Principal Balance(1)

Unscored	956	1.73%	$20,200,737.68	2.21%
<= 600	16	0.03	326,352.46	0.04
601-650	263	0.48	5,140,321.85	0.56
651-700	3,033	5.49	55,712,141.20	6.09
701-750	14,408	26.08	250,278,260.12	27.36
751-800	25,002	45.25	400,919,800.31	43.84
>= 801	11,569	20.94	182,031,984.29	19.90

Total	55,247	100.00%	$914,609,597.91	100.00%

(1)	Sum may not equal 100% due to rounding.
Distribution of the Pool of Receivables by Model Year
As of the Cut-Off Date

				Percent of Total
		Percent of	Aggregate	Aggregate
	Number of	Total Number of	Outstanding	Outstanding
Model Year	Receivables	Receivables(1)	Principal Balance	Principal Balance(1)

2002 and earlier	12,411	22.46%	$154,795,635.74	16.92%
2003	15,704	28.43	231,459,496.09	25.31
2004	21,868	39.58	411,716,295.41	45.02
2005	5,256	9.51	116,330,792.59	12.72
2006	8	0.01	307,378.08	0.03

Total	55,247	100.00%	$914,609,597.91	100.00%

(1)	Sum may not equal 100% due to rounding.
Delinquencies, Repossessions and Net Losses
      Set forth below is information concerning the historical delinquency, loss and repossession experience of Wells Fargo pertaining to retail installment sales contracts secured by new and used automobiles, including passenger cars, minivans, sport/utility vehicles and light-duty trucks. The information includes only receivables indirectly originated through dealers by Wells Fargo, by WFAFI or by Quantum and sold to Wells Fargo in the ordinary course of business and does not include current and historical information on receivables originated by any other affiliates or partners of Wells Fargo. The data presented in the following tables are for illustrative purposes only. There is no assurance that delinquency, loss and repossession experience of the trust with respect to the receivables to be transferred to it will be similar to that set forth below. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of Wells Fargo’s portfolio. Accordingly, the delinquency, loss and repossession percentages may be lower than those shown if a group of receivables were isolated at a period in time and the delinquency, loss and repossession data showed the activity only for that isolated group of receivables over the periods indicated.
Delinquency Experience

	As of March 31,
	2005

	Amount	Percent

Principal Amount of Receivables Outstanding	$7,141,881
Delinquencies(1)(2)
30-59 days	$47,615	0.67%
60-89 days	13,815	0.19
90 days & over	3,002	0.04

Total 30+ days Delinquencies	$64,432	0.90%

	As of December 31,

	2004		2003		2002

	Amount	Percent	Amount	Percent	Amount	Percent

Principal Amount of Receivables Outstanding	$6,905,972		$5,637,541		$4,377,154
Delinquencies(1)(2)
30-59 days	$52,324	0.76%	$42,885	0.76%	$40,248	0.92%
60-89 days	14,113	0.20	11,666	0.21	10,830	0.25
90 days & over	4,018	0.06	3,869	0.07	3,592	0.08

Total 30+ days Delinquencies	$70,455	1.02%	$58,420	1.04%	$54,670	1.25%

(1)	The servicer considers a receivable delinquent when an obligor fails to make 90% of a scheduled payment by the due date. The period of delinquency is based on the number of payments contractually past due.

(2)	Delinquencies do not include repossessions on hand.
Credit Loss Experience

	Three Months
	Ended	Year Ended December 31,
	March 31,
	2005	2004	2003	2002

Number of Receivables Outstanding	469,489	451,320	367,934	294,689
Average Number of Receivables Outstanding(1)	463,181	410,053	339,134	252,359
Number of Receivables Repossessed	1,098	4,600	4,310	3,477
Number of Receivables Repossessed as a % of the Number of Receivables Outstanding(2)	0.94%	1.02%	1.17%	1.18%
Principal Balance Outstanding	$7,141,881	$6,905,972	$5,637,541	$4,377,154
Average Principal Balance Outstanding(1)	$7,062,575	$6,290,881	$5,152,909	$3,634,751
Net Dollar Loss(2)	15,222	59,638	53,514	37,336
Net Dollar Loss as a % of the Principal Balance Outstanding(3)	0.85%	0.86%	0.95%	0.85%

(1)	Averages are calculated based on month end balances.

(2)	Net Dollar Loss includes all recoveries from post-disposition monies received on previously charged-off contracts including any proceeds from the liquidation of the related vehicle after the related charge-off. Also includes recoveries for dealer reserve charge-offs and dealer reserve chargebacks.

(3)	Percentages for the three months ended March 31, 2005 are annualized.
     Delinquencies and net losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels in the economy, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the receivables may differ from those shown in the tables.
WEIGHTED AVERAGE LIFE OF THE NOTES
      Prepayments on receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.
      The tables below which are captioned “Percent of Initial Note Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuer holds 27 pools of receivables with the following characteristics:

			Assumed	Original Term	Remaining Term
	Aggregate	Gross	Cut-off	to Maturity	to Maturity
Pool	Principal Balance	Contract Rate	Date	(in Months)	(in Months)

1	$92,507.46	4.438%	5/1/2005	36	36
2	344,697.02	4.280%	5/1/2005	48	48
3	533,574.58	4.334%	5/1/2005	60	60
4	253,082.43	4.428%	5/1/2005	68	68
5	432,034.03	3.852%	5/1/2005	20	11
6	5,354,895.41	3.850%	5/1/2005	31	21
7	29,302,857.77	3.971%	5/1/2005	38	30
8	84,677,025.48	4.050%	5/1/2005	52	44
9	323,369,424.01	4.139%	5/1/2005	61	54
10	68,961,921.06	4.266%	5/1/2005	70	64
11	259,501.89	4.490%	5/1/2005	84	77
12	1,237,337.04	3.874%	5/1/2005	29	10
13	15,335,820.15	3.808%	5/1/2005	38	21
14	45,811,355.35	3.942%	5/1/2005	50	32
15	231,048,304.41	3.972%	5/1/2005	61	43
16	68,041,582.24	4.146%	5/1/2005	69	53
17	28,545.25	4.500%	5/1/2005	78	65
18	1,151,814.61	4.131%	5/1/2005	37	10
19	4,903,272.51	4.140%	5/1/2005	48	21
20	25,791,682.63	4.194%	5/1/2005	60	33
21	6,254,638.63	4.021%	5/1/2005	68	42
22	117,427.36	4.046%	5/1/2005	50	10
23	1,058,107.02	4.068%	5/1/2005	60	19
24	122,736.18	3.839%	5/1/2005	67	28
25	74,580.49	3.987%	5/1/2005	61	9
26	49,764.33	3.968%	5/1/2005	68	16
27	1,108.57	3.900%	5/1/2005	72	8

Total	$914,609,597.91

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	interest accrues on the notes at the following coupon ratings: Class A-1 notes, 3.4521%; Class A-2 notes, 3.92%; Class A-3 notes, 4.09%; Class A-4 notes, 4.16%; Class B notes, 4.33%; and Class C notes, 4.60%;

•	each scheduled payment on the receivables is made on the last day of each month commencing in May 2005, and each month has 30 days;

•	the initial Note Balance of each class of notes is equal to the initial Note Balance for that class of notes as set forth on the front cover of this prospectus supplement;

•	payments on the notes are paid in cash on each payment date commencing July 18, 2005, and on the 18th calendar day of each subsequent month;

•	the notes are purchased on July 7, 2005;

•	the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•	the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•	the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity; and

•	the servicing fee will be 1.00% per annum.
      The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial Note Balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.
      As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment of a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original principal balance of the note.

Percent of the Initial Note Balance at Various ABS Percentages
Class A-1 Notes

Payment Date	0.50%	1.00%	1.50%	1.80%	2.00%

Closing Date	100.00	100.00	100.00	100.00	100.00
July, 2005	82.35	78.22	73.39	70.02	67.51
August, 2005	73.60	67.54	60.46	55.52	51.87
September, 2005	64.90	57.01	47.78	41.37	36.62
October, 2005	56.24	46.61	35.36	27.55	21.76
November, 2005	47.63	36.36	23.19	14.06	7.30
December, 2005	39.07	26.24	11.27	0.91	—
January, 2006	30.56	16.28	—	—	—
February, 2006	22.10	6.46	—	—	—
March, 2006	13.69	—	—	—	—
April, 2006	5.42	—	—	—	—
May, 2006	—	—	—	—	—
June, 2006	—	—	—	—	—
July, 2006	—	—	—	—	—
August, 2006	—	—	—	—	—
September, 2006	—	—	—	—	—
October, 2006	—	—	—	—	—
November, 2006	—	—	—	—	—
December, 2006	—	—	—	—	—
January, 2007	—	—	—	—	—
February, 2007	—	—	—	—	—
March, 2007	—	—	—	—	—
April, 2007	—	—	—	—	—
May, 2007	—	—	—	—	—
June, 2007	—	—	—	—	—
July, 2007	—	—	—	—	—
August, 2007	—	—	—	—	—
September, 2007	—	—	—	—	—
October, 2007	—	—	—	—	—
November, 2007	—	—	—	—	—
December, 2007	—	—	—	—	—
January, 2008	—	—	—	—	—
February, 2008	—	—	—	—	—
March, 2008	—	—	—	—	—
April, 2008	—	—	—	—	—
May, 2008	—	—	—	—	—
June, 2008	—	—	—	—	—
July, 2008	—	—	—	—	—
August, 2008	—	—	—	—	—
September, 2008	—	—	—	—	—
October, 2008	—	—	—	—	—
November, 2008	—	—	—	—	—
December, 2008	—	—	—	—	—
January, 2009	—	—	—	—	—
February, 2009	—	—	—	—	—
March, 2009	—	—	—	—	—
April, 2009	—	—	—	—	—
May, 2009	—	—	—	—	—
June, 2009	—	—	—	—	—
July, 2009	—	—	—	—	—
August, 2009	—	—	—	—	—
September, 2009	—	—	—	—	—
October, 2009	—	—	—	—	—
November, 2009	—	—	—	—	—
December, 2009	—	—	—	—	—
Weighted Average Life (Years) to Call	0.39	0.31	0.24	0.21	0.18
Weighted Average Life (Years) to Maturity	0.39	0.31	0.24	0.21	0.18

Percent of the Initial Note Balance at Various ABS Percentages
Class A-2 Notes

Payment Date	0.50%	1.00%	1.50%	1.80%	2.00%

Closing Date	100.00	100.00	100.00	100.00	100.00
July, 2005	100.00	100.00	100.00	100.00	100.00
August, 2005	100.00	100.00	100.00	100.00	100.00
September, 2005	100.00	100.00	100.00	100.00	100.00
October, 2005	100.00	100.00	100.00	100.00	100.00
November, 2005	100.00	100.00	100.00	100.00	100.00
December, 2005	100.00	100.00	100.00	100.00	93.79
January, 2006	100.00	100.00	99.65	89.06	81.23
February, 2006	100.00	100.00	89.18	77.61	69.05
March, 2006	100.00	97.04	78.96	66.46	57.25
April, 2006	100.00	88.37	69.04	55.69	45.87
May, 2006	97.44	79.84	59.36	45.24	34.87
June, 2006	89.95	71.45	49.93	35.10	24.23
July, 2006	82.50	63.18	40.73	25.27	13.95
August, 2006	75.11	55.06	31.78	15.77	4.04
September, 2006	67.75	47.06	23.06	6.57	—
October, 2006	60.45	39.21	14.59	—	—
November, 2006	53.19	31.49	6.37	—	—
December, 2006	45.98	23.91	—	—	—
January, 2007	38.83	16.48	—	—	—
February, 2007	31.73	9.19	—	—	—
March, 2007	25.07	2.37	—	—	—
April, 2007	18.46	—	—	—	—
May, 2007	11.89	—	—	—	—
June, 2007	5.36	—	—	—	—
July, 2007	—	—	—	—	—
August, 2007	—	—	—	—	—
September, 2007	—	—	—	—	—
October, 2007	—	—	—	—	—
November, 2007	—	—	—	—	—
December, 2007	—	—	—	—	—
January, 2008	—	—	—	—	—
February, 2008	—	—	—	—	—
March, 2008	—	—	—	—	—
April, 2008	—	—	—	—	—
May, 2008	—	—	—	—	—
June, 2008	—	—	—	—	—
July, 2008	—	—	—	—	—
August, 2008	—	—	—	—	—
September, 2008	—	—	—	—	—
October, 2008	—	—	—	—	—
November, 2008	—	—	—	—	—
December, 2008	—	—	—	—	—
January, 2009	—	—	—	—	—
February, 2009	—	—	—	—	—
March, 2009	—	—	—	—	—
April, 2009	—	—	—	—	—
May, 2009	—	—	—	—	—
June, 2009	—	—	—	—	—
July, 2009	—	—	—	—	—
August, 2009	—	—	—	—	—
September, 2009	—	—	—	—	—
October, 2009	—	—	—	—	—
November, 2009	—	—	—	—	—
December, 2009	—	—	—	—	—
Weighted Average Life (Years) to Call	1.45	1.22	1.00	0.88	0.80
Weighted Average Life (Years) to Maturity	1.45	1.22	1.00	0.88	0.80

Percent of the Initial Note Balance at Various ABS Percentages
Class A-3 Notes

Payment Date	0.50%	1.00%	1.50%	1.80%	2.00%

Closing Date	100.00	100.00	100.00	100.00	100.00
July, 2005	100.00	100.00	100.00	100.00	100.00
August, 2005	100.00	100.00	100.00	100.00	100.00
September, 2005	100.00	100.00	100.00	100.00	100.00
October, 2005	100.00	100.00	100.00	100.00	100.00
November, 2005	100.00	100.00	100.00	100.00	100.00
December, 2005	100.00	100.00	100.00	100.00	100.00
January, 2006	100.00	100.00	100.00	100.00	100.00
February, 2006	100.00	100.00	100.00	100.00	100.00
March, 2006	100.00	100.00	100.00	100.00	100.00
April, 2006	100.00	100.00	100.00	100.00	100.00
May, 2006	100.00	100.00	100.00	100.00	100.00
June, 2006	100.00	100.00	100.00	100.00	100.00
July, 2006	100.00	100.00	100.00	100.00	100.00
August, 2006	100.00	100.00	100.00	100.00	100.00
September, 2006	100.00	100.00	100.00	100.00	93.48
October, 2006	100.00	100.00	100.00	97.27	82.61
November, 2006	100.00	100.00	100.00	87.13	72.19
December, 2006	100.00	100.00	98.09	77.37	62.20
January, 2007	100.00	100.00	88.93	67.98	52.66
February, 2007	100.00	100.00	80.06	58.98	43.57
March, 2007	100.00	100.00	71.77	50.58	35.09
April, 2007	100.00	94.87	63.76	42.53	27.03
May, 2007	100.00	87.10	56.02	34.84	19.53
June, 2007	100.00	79.48	48.57	27.52	12.46
July, 2007	98.67	72.01	41.38	20.55	5.79
August, 2007	91.05	64.71	34.48	13.96	—
September, 2007	83.48	57.56	27.86	7.73	—
October, 2007	75.97	50.57	21.53	1.88	—
November, 2007	68.51	43.74	15.47	—	—
December, 2007	61.47	37.37	9.91	—	—
January, 2008	54.48	31.14	4.62	—	—
February, 2008	48.07	25.45	—	—	—
March, 2008	41.98	20.08	—	—	—
April, 2008	35.94	14.85	—	—	—
May, 2008	29.94	9.76	—	—	—
June, 2008	24.00	4.80	—	—	—
July, 2008	18.09	—	—	—	—
August, 2008	12.24	—	—	—	—
September, 2008	6.44	—	—	—	—
October, 2008	0.68	—	—	—	—
November, 2008	—	—	—	—	—
December, 2008	—	—	—	—	—
January, 2009	—	—	—	—	—
February, 2009	—	—	—	—	—
March, 2009	—	—	—	—	—
April, 2009	—	—	—	—	—
May, 2009	—	—	—	—	—
June, 2009	—	—	—	—	—
July, 2009	—	—	—	—	—
August, 2009	—	—	—	—	—
September, 2009	—	—	—	—	—
October, 2009	—	—	—	—	—
November, 2009	—	—	—	—	—
December, 2009	—	—	—	—	—
Weighted Average Life (Years) to Call	2.66	2.36	2.00	1.77	1.62
Weighted Average Life (Years) to Maturity	2.66	2.36	2.00	1.77	1.62

Percent of the Initial Note Balance at Various ABS Percentages
Class A-4 Notes

Payment Date	0.50%	1.00%	1.50%	1.80%	2.00%

Closing Date	100.00	100.00	100.00	100.00	100.00
July, 2005	100.00	100.00	100.00	100.00	100.00
August, 2005	100.00	100.00	100.00	100.00	100.00
September, 2005	100.00	100.00	100.00	100.00	100.00
October, 2005	100.00	100.00	100.00	100.00	100.00
November, 2005	100.00	100.00	100.00	100.00	100.00
December, 2005	100.00	100.00	100.00	100.00	100.00
January, 2006	100.00	100.00	100.00	100.00	100.00
February, 2006	100.00	100.00	100.00	100.00	100.00
March, 2006	100.00	100.00	100.00	100.00	100.00
April, 2006	100.00	100.00	100.00	100.00	100.00
May, 2006	100.00	100.00	100.00	100.00	100.00
June, 2006	100.00	100.00	100.00	100.00	100.00
July, 2006	100.00	100.00	100.00	100.00	100.00
August, 2006	100.00	100.00	100.00	100.00	100.00
September, 2006	100.00	100.00	100.00	100.00	100.00
October, 2006	100.00	100.00	100.00	100.00	100.00
November, 2006	100.00	100.00	100.00	100.00	100.00
December, 2006	100.00	100.00	100.00	100.00	100.00
January, 2007	100.00	100.00	100.00	100.00	100.00
February, 2007	100.00	100.00	100.00	100.00	100.00
March, 2007	100.00	100.00	100.00	100.00	100.00
April, 2007	100.00	100.00	100.00	100.00	100.00
May, 2007	100.00	100.00	100.00	100.00	100.00
June, 2007	100.00	100.00	100.00	100.00	100.00
July, 2007	100.00	100.00	100.00	100.00	100.00
August, 2007	100.00	100.00	100.00	100.00	98.40
September, 2007	100.00	100.00	100.00	100.00	79.25
October, 2007	100.00	100.00	100.00	100.00	—
November, 2007	100.00	100.00	100.00	88.41	—
December, 2007	100.00	100.00	100.00	72.34	—
January, 2008	100.00	100.00	100.00	—	—
February, 2008	100.00	100.00	99.39	—	—
March, 2008	100.00	100.00	84.72	—	—
April, 2008	100.00	100.00	70.81	—	—
May, 2008	100.00	100.00	—	—	—
June, 2008	100.00	100.00	—	—	—
July, 2008	100.00	99.91	—	—	—
August, 2008	100.00	84.66	—	—	—
September, 2008	100.00	—	—	—	—
October, 2008	100.00	—	—	—	—
November, 2008	83.64	—	—	—	—
December, 2008	—	—	—	—	—
January, 2009	—	—	—	—	—
February, 2009	—	—	—	—	—
March, 2009	—	—	—	—	—
April, 2009	—	—	—	—	—
May, 2009	—	—	—	—	—
June, 2009	—	—	—	—	—
July, 2009	—	—	—	—	—
August, 2008	—	—	—	—	—
September, 2009	—	—	—	—	—
October, 2009	—	—	—	—	—
November, 2009	—	—	—	—	—
December, 2009	—	—	—	—	—
Weighted Average Life (Years) to Call	3.43	3.18	2.83	2.50	2.26
Weighted Average Life (Years) to Maturity	3.63	3.38	2.97	2.63	2.39

Percent of the Initial Note Balance at Various ABS Percentages
Class B Notes

Payment Date	0.50%	1.00%	1.50%	1.80%	2.00%

Closing Date	100.00	100.00	100.00	100.00	100.00
July, 2005	100.00	100.00	100.00	100.00	100.00
August, 2005	100.00	100.00	100.00	100.00	100.00
September, 2005	100.00	100.00	100.00	100.00	100.00
October, 2005	100.00	100.00	100.00	100.00	100.00
November, 2005	100.00	100.00	100.00	100.00	100.00
December, 2005	100.00	100.00	100.00	100.00	100.00
January, 2006	100.00	100.00	100.00	100.00	100.00
February, 2006	100.00	100.00	100.00	100.00	100.00
March, 2006	100.00	100.00	100.00	100.00	100.00
April, 2006	100.00	100.00	100.00	100.00	100.00
May, 2006	100.00	100.00	100.00	100.00	100.00
June, 2006	100.00	100.00	100.00	100.00	100.00
July, 2006	100.00	100.00	100.00	100.00	100.00
August, 2006	100.00	100.00	100.00	100.00	100.00
September, 2006	100.00	100.00	100.00	100.00	100.00
October, 2006	100.00	100.00	100.00	100.00	100.00
November, 2006	100.00	100.00	100.00	100.00	100.00
December, 2006	100.00	100.00	100.00	100.00	100.00
January, 2007	100.00	100.00	100.00	100.00	100.00
February, 2007	100.00	100.00	100.00	100.00	100.00
March, 2007	100.00	100.00	100.00	100.00	100.00
April, 2007	100.00	100.00	100.00	100.00	100.00
May, 2007	100.00	100.00	100.00	100.00	100.00
June, 2007	100.00	100.00	100.00	100.00	100.00
July, 2007	100.00	100.00	100.00	100.00	100.00
August, 2007	100.00	100.00	100.00	100.00	100.00
September, 2007	100.00	100.00	100.00	100.00	100.00
October, 2007	100.00	100.00	100.00	100.00	—
November, 2007	100.00	100.00	100.00	100.00	—
December, 2007	100.00	100.00	100.00	100.00	—
January, 2008	100.00	100.00	100.00	—	—
February, 2008	100.00	100.00	100.00	—	—
March, 2008	100.00	100.00	100.00	—	—
April, 2008	100.00	100.00	100.00	—	—
May, 2008	100.00	100.00	—	—	—
June, 2008	100.00	100.00	—	—	—
July, 2008	100.00	100.00	—	—	—
August, 2008	100.00	100.00	—	—	—
September, 2008	100.00	—	—	—	—
October, 2008	100.00	—	—	—	—
November, 2008	100.00	—	—	—	—
December, 2008	—	—	—	—	—
January, 2009	—	—	—	—	—
February, 2009	—	—	—	—	—
March, 2009	—	—	—	—	—
April, 2009	—	—	—	—	—
May, 2009	—	—	—	—	—
June, 2009	—	—	—	—	—
July, 2009	—	—	—	—	—
August, 2009	—	—	—	—	—
September, 2009	—	—	—	—	—
October, 2009	—	—	—	—	—
November, 2009	—	—	—	—	—
December, 2009	—	—	—	—	—
Weighted Average Life (Years) to Call	3.45	3.20	2.86	2.53	2.28
Weighted Average Life (Years) to Maturity	4.14	3.94	3.50	3.11	2.84

Percent of the Initial Note Balance at Various ABS Percentages
Class C Notes

Payment Date	0.50%	1.00%	1.50%	1.80%	2.00%

Closing Date	100.00	100.00	100.00	100.00	100.00
July, 2005	100.00	100.00	100.00	100.00	100.00
August, 2005	100.00	100.00	100.00	100.00	100.00
September, 2005	100.00	100.00	100.00	100.00	100.00
October, 2005	100.00	100.00	100.00	100.00	100.00
November, 2005	100.00	100.00	100.00	100.00	100.00
December, 2005	100.00	100.00	100.00	100.00	100.00
January, 2006	100.00	100.00	100.00	100.00	100.00
February, 2006	100.00	100.00	100.00	100.00	100.00
March, 2006	100.00	100.00	100.00	100.00	100.00
April, 2006	100.00	100.00	100.00	100.00	100.00
May, 2006	100.00	100.00	100.00	100.00	100.00
June, 2006	100.00	100.00	100.00	100.00	100.00
July, 2006	100.00	100.00	100.00	100.00	100.00
August, 2006	100.00	100.00	100.00	100.00	100.00
September, 2006	100.00	100.00	100.00	100.00	100.00
October, 2006	100.00	100.00	100.00	100.00	100.00
November, 2006	100.00	100.00	100.00	100.00	100.00
December, 2006	100.00	100.00	100.00	100.00	100.00
January, 2007	100.00	100.00	100.00	100.00	100.00
February, 2007	100.00	100.00	100.00	100.00	100.00
March, 2007	100.00	100.00	100.00	100.00	100.00
April, 2007	100.00	100.00	100.00	100.00	100.00
May, 2007	100.00	100.00	100.00	100.00	100.00
June, 2007	100.00	100.00	100.00	100.00	100.00
July, 2007	100.00	100.00	100.00	100.00	100.00
August, 2007	100.00	100.00	100.00	100.00	100.00
September, 2007	100.00	100.00	100.00	100.00	100.00
October, 2007	100.00	100.00	100.00	100.00	—
November, 2007	100.00	100.00	100.00	100.00	—
December, 2007	100.00	100.00	100.00	100.00	—
January, 2008	100.00	100.00	100.00	—	—
February, 2008	100.00	100.00	100.00	—	—
March, 2008	100.00	100.00	100.00	—	—
April, 2008	100.00	100.00	100.00	—	—
May, 2008	100.00	100.00	—	—	—
June, 2008	100.00	100.00	—	—	—
July, 2008	100.00	100.00	—	—	—
August, 2008	100.00	100.00	—	—	—
September, 2008	100.00	—	—	—	—
October, 2008	100.00	—	—	—	—
November, 2008	100.00	—	—	—	—
December, 2008	—	—	—	—	—
January, 2009	—	—	—	—	—
February, 2009	—	—	—	—	—
March, 2009	—	—	—	—	—
April, 2009	—	—	—	—	—
May, 2009	—	—	—	—	—
June, 2009	—	—	—	—	—
July, 2009	—	—	—	—	—
August, 2009	—	—	—	—	—
September, 2009	—	—	—	—	—
October, 2009	—	—	—	—	—
November, 2009	—	—	—	—	—
December, 2009	—	—	—	—	—
Weighted Average Life (Years) to Call	3.45	3.20	2.86	2.53	2.28
Weighted Average Life (Years) to Maturity	4.54	4.38	4.01	3.54	3.20

WELLS FARGO BANK’S ORIGINATION AND SERVICING PROCEDURES
      The following is a description of the origination, underwriting and servicing of Wells Fargo’s portfolio of motor vehicle retail installment sale contracts as of the date of this prospectus. The information relates only to motor vehicle receivables originated by Wells Fargo, WFAFI or Quantum and does not describe the origination, underwriting and servicing of receivables originated by other affiliates or partners of Wells Fargo or otherwise acquired by Wells Fargo.
Origination
      Wells Fargo, its predecessors in interest, affiliates and partners, as noted above, (collectively, the “originators”) originated the receivables by purchasing retail installment sale contracts from dealers pursuant to dealer agreements between the originator and the dealers.
      The originators establish and maintain relationships with dealers. Wells Fargo and its affiliates select dealers based upon the dealer’s commercial reputation and the prior experience of the dealer or the dealer’s predecessor organization. Each dealer from whom an originator purchases a receivable must execute a dealer agreement with the originator that, among other things, sets out the guidelines and procedures of the purchasing and origination process. Wells Fargo and its affiliates enter into dealer agreements primarily with dealers that are franchised to sell new motor vehicles and also with some dealers that sell used motor vehicles.
      These dealer agreements provide for the repurchase by the dealer of any receivable for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the receivable are breached. The representations and warranties typically relate to the origination of the receivable and the security interest in the related financed vehicle and not to the collectibility of the receivable or the creditworthiness of the obligor under the receivable.
Underwriting
      Receivables that are purchased from a dealer pursuant to a dealer agreement with Wells Fargo or any affiliate will have been originated in accordance with Wells Fargo’s established underwriting policies and procedures. Wells Fargo’s underwriting standards are intended to evaluate a prospective customer’s credit standing and repayment ability. The character of the applicant and the applicant’s ability to repay the proposed contract are key factors in the judgmental decision-making process. Credit officers may utilize internal and external credit scores to assist in the evaluation of an application. Credit scoring is a tool designed to assist the credit officer in character assessment and is a part of the judgmental credit decision.
      The credit underwriting process requires a prospective customer to complete a credit application. As part of the description of the applicant’s financial condition, the applicant is required to provide current information detailing, among other things, employment history, residential status, and annual income. The dealer will forward the application to Wells Fargo using the DealerTrack system or via fax.
      Application information is sent to Zoot, a credit decisioning system. At Zoot, a credit bureau is pulled based on the zip code preference table or the dealer’s bureau in the case of pre-approval applications. Decision attributes are calculated from the application data and the credit bureau. Using these elements, the application is scored using custom scorecards. After scoring, the application is graded, assigned a recommended interest rate and is assigned a recommended decision. When all data is appropriately entered into the CMSI system, the system then sends the results of this computer-based evaluation to a Wells Fargo underwriting center for final review and credit evaluation.
      Wells Fargo implemented an internally developed scorecard system in the second quarter of 2002. To determine the appropriate characteristics for credit scoring, Wells Fargo reviewed a sample of over 500,000 applicants. A list was then compiled of various characteristics that cumulatively carried the most weight in predicting historical performance and Wells Fargo assigned point values and weighting to each of these characteristics. The weighting system is particularly significant because weightings are beyond the control of a dealer or Wells Fargo and cannot be manipulated. Wells Fargo determined that the most accurate determinant of the performance of an installment sale contract was the credit bureau report. In order to maintain an empirically derived credit scoring and grading system, which is demonstrably and statistically sound, Wells Fargo periodically revalidates the models used. This information is then communicated to CMSI CreditRevue® (“CMSI”). Prior to 2002, Wells Fargo used a scorecard developed by Fair, Isaac & Company, a lending and leasing consulting firm. Substantially all of the contracts included in the issuer portfolio were underwritten based on the new scorecard system.
      Wells Fargo uses the scorecard to review an application and establish the probability that the proposed contract will be paid in accordance with its terms. The credit scores are then ranked according to credit risk, which is the likelihood that the account will be delinquent or subject to repossession. Wells Fargo also evaluates the application against the “cutoff grade” it has established as the minimum acceptable score to finance a contract, which is revised from time to time as changes occur in economic conditions and Wells Fargo’s contract portfolio.
      Cutoff grades are then used to set maximum advance rates and term limitations. Although these numerical scoring models are intended to assist in decision-making, the final decision rests with Wells Fargo’s credit officers. Under Wells Fargo’s guidelines, a credit officer generally may not override the scorecard analysis of applications above or below the cutoff grade by more than a limited percentage of those applications (depending on vehicle make and geographic location). Credit officers must review the credit grades, credit quality factors, statistical information, payment to income analysis and the credit bureau report in order to make a credit decision. Creditworthiness is evaluated based on, among other things, credit history, stability of employment, payment-to-income ratios, numerical credit scoring models, and any other evidence in the credit report which the credit officer deems appropriate. Collateral eligibility criteria, including maximum loan to value percentages, must also be satisfied. In all cases, the credit officer, with the appropriate lending authority, will weigh all of these factors together in reaching a judgment regarding the sufficiency of an applicant’s credit experience, and will document his or her analysis of these factors in the CMSI system and, subsequently, notify the dealer by automated fax or phone. Requests exceeding the officer’s lending limit are to be recommended to an officer with a lending or approval limit sufficient to approve the request. Only individuals authorized in the specific policy may approve exceptions to policies and procedures. Any credit transaction that deviates in any respect from policy is noted in writing in the approval summary in the CMSI system as an exception to policy. An individual with appropriate authority as defined in the policy is to approve and justify all exceptions in writing. An officer may be designated both a lending and an exception approval authority limit.
      The allowable advance amount for new and used vehicles is a percentage of dealer invoice or wholesale value from an approved guide book (Kelly Blue Book or NADA) plus tax, license fees, registration, service contract, life, gap coverage and accident and health insurance products. Wells Fargo also sets maximum dollar advances for gap coverage and service contracts. The maximum approved percentage is based on an applicant’s bureau score and/or custom score and generally ranges from 100% to 140%. The standard maximum term for a receivable also varies based on the applicant’s bureau score.
      Wells Fargo has established certain pre-approval programs, which allow participating dealers to forward contracts for immediate funding. These pre-approval programs are broken out based on four credit tier qualifications. The particular credit tier designation is based on credit score of the primary and if applicable, secondary applicant, advance rate, requested contract amount and, in some cases, payment-to-income. Other qualifications for pre-approval include minimum of 5 years employment, minimum contract amount, term and other program specific guidelines. Approximately 66% of contracts in the Wells Fargo’s portfolio represents contracts originated under a pre-approval program as of March 31, 2005.
      If a prospective customer is accepted, the dealer will prepare the necessary paperwork to sell the vehicle to the customer. Standard documentation consists of a motor vehicle retail installment sales contract between the dealer and the customer, the customer’s credit application, a copy of the title application, an insurance verification form and, for new vehicles, a factory invoice. The originator books the receivable only after receiving all satisfactorily completed required forms.

      Once the receivable has been booked, a welcome call team contacts the new customer to validate contact information, work through any account or dealer issues, verify the accuracy of the overall transaction, and offer the customer an automatic payment program.
Servicing and Collection Procedures
      Wells Fargo will be responsible, as the servicer, for managing, administering, servicing and making collections efforts on the receivables held by the issuer. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables.
      The servicer places great emphasis on the collection of delinquent accounts. The commencement of such efforts is governed by an obligor’s payment history profile. Wells Fargo’s practice is to begin collection activities as early as 10 days past the due date based on dynamic risk analysis provided by Triad. Wells Fargo considers a payment past due and delinquent when the customer fails to pay at least 90% of the scheduled payment on its due date. Collection personnel contact delinquent obligors using automated dialers and/or by manual phone calls and letters. The collections department makes every effort to work with the customer to bring their account current. Field collection support via insured vendors is used on an as-needed basis. Vehicles are repossessed after other collection activities have been exhausted. Repossessions are assigned to third party agencies by the collections department when the receivable is deemed uncollectible. Prior to an account being assigned for repossession, pre-repossession notices are mailed to the obligor(s). As part of the repossession process, a collection department specialist or supervisor reviews accounts as a part of quality assurance procedures. After the motor vehicle is repossessed, it is assigned for disposition to support liquidation or reinstatement. Motor vehicles that remain unredeemed beyond the required state law notice period are remarketed through various channels, including auction sales, consignment sales and internet auctions.
      In regard to contract modification and loss recognition, Wells Fargo complies with the Federal Financial Institutions Examination Council (“FFIEC”) requirements. In particular, Wells Fargo utilizes the following guidelines to repossess and charge off accounts.
      Non-Bankrupt Obligors. Receivables owed by non-bankrupt obligors will be charged off in the month they are 120 days delinquent or earlier if the loss has been identified and management has determined that there is not a possibility of recovery.
      Skip Accounts. If the location of the vehicle and the customer is unknown, the account will be considered a skip and must be charged-off after all efforts to locate the customer and/or recover the collateral have been exhausted, in no case later than the month in which the account becomes 120 days delinquent.
      Repossessed Collateral. An account balance is written down to reflect its current value no later than the month in which the account reaches 120 days past due. When the collateral sells, the deficiency is recognized during the month in which proceeds from the sale are received. If the collateral has not been sold, the remaining account balance is charged off during the month it becomes 90 days past the date of repossession or 180 days delinquent, whichever occurs first.
      Bankrupt Obligors. If an obligor has filed for bankruptcy, the collections department will, on notification of the bankruptcy, determine if the obligor wishes to return the vehicle or resume payment. If the obligor wishes to keep the vehicle, the collections department will determine whether the receivable is well collateralized and the obligor has the willingness and ability to resume payment. All communications regarding the obligor’s intent are made through either the obligor’s attorney, the bankruptcy trustee, or in rare occasions, directly with the customer where attorney authorization has been granted.
      If the customer is in possession of the collateral, the account will be charged off as soon as the loss is apparent but not later than the month in which the account becomes 60 days past due and it has been 60 days since the bankruptcy filing date. If the bankruptcy notification is received on an account greater than 60 days past due, the balance will be fully charged off within the month the account becomes 120 days past due.

      If the bank is in possession of the collateral, the account will be written down to reflect its current value at the earlier of the month in which the account reaches 60 days after the bankruptcy filing date and 60 days past due or 120 days past due. When the collateral sells, the deficiency is recognized during the month in which the proceeds from sale are received. If the collateral has not been sold, the remaining account balance is charged off during the month it becomes 90 days past the date of repossession or 180 days delinquent, whichever occurs first.
      Insurance Total Loss Accounts. Charge-offs may also occur due to insurance losses or due to destruction of a vehicle that is not covered by insurance. An insurance loss occurs when the settlement amount from the insurance company on a totaled vehicle is less than the actual payoff quoted by Wells Fargo. As the lienholder on a retail account, Wells Fargo is required to accept all fair and reasonable settlements for total loss claims and must release the title of the vehicle to the insurance company.
      Small Balance/ Uncollectible Accounts. Past due receivables may be charged-off where the remaining account balance is small, past due and/or matured and the customer is not responding to collection efforts.
      Appropriate personnel in the collections department review all charge-offs. The accounting entry of the charge-off is made by moving the charged-off contracts from the normal performing contract system into a charge-off recovery management system. Wells Fargo analyzes the loss to determine the best method of recovery. This could include a monthly payment arrangement, settlement or repossession. Customers are contacted by telephone and written correspondence. If in-house attempts are determined to be impractical or uneconomical to pursue, accounts are then referred to outside collection agencies or outside counsel for further collection activity. Accounts are actively pursued by outside agencies until paid, settled or determined to be not collectable. Currently, Wells Fargo employs first and second agency placements prior to closing an account.
Extensions
      Wells Fargo has specified extension policies designed to comply with FFIEC guidelines concerning extensions, deferrals and rewrites. Wells Fargo offers extensions to borrowers in situations where the borrower is temporarily unable to keep the account current due to a temporary financial situation. At the discretion of collections department management, but subject to guidelines, Wells Fargo may extend the contract if the customer pays an extension fee, if applicable, and all obligors have signed the extension letter.
      The fee is credited to the appropriate general ledger account and is considered part of the Supplemental Servicing Fee. Payment of interest is deferred until the next payment is made but interest is never waived. When this occurs, the customer’s final payment will increase as a result of the change in amortization sequence. A manager in the collections department must approve waivers of extension fees.
Insurance
      Each receivable requires the obligor to obtain and maintain collision and comprehensive insurance on each motor vehicle. As a prerequisite to acquiring a contract, the obligor must provide the originator with evidence of acceptable insurance, in the form of either a certificate of insurance, a binder or an agreement evidencing a commitment to provide insurance to the obligor. In the event such insurance coverage is not maintained, the servicer has the right, but is not obligated, to declare the receivable to be in default. The servicer may also purchase an insurance policy covering damage to the vehicle and charge the obligor for the amount of the premium of the policy by amortizing such premium over the term of the insurance policy and charging interest thereon at the applicable contract rate. The servicer is not obligated, however, to purchase such insurance. The seller will not sell receivables owed by obligors who have been charged insurance premiums as of the cut-off date. In the event that an obligor’s insurance coverage lapses after the receivable is sold to any issuer, the servicer will notify the customer of the lapse of coverage and request that they obtain coverage. Insurance will not be purchased for the customer.

Description of Wells Fargo Auto Finance, Inc.
      Wells Fargo Auto Finance, Inc. is a registered trade name for Wells Fargo Leasing Corporation, a wholly owned subsidiary of Wells Fargo Bank, N.A. WFAFI is engaged in the business of acquiring motor vehicle contracts originated by various automotive dealers, which it then sells to Wells Fargo on a daily basis in the regular course of business. Substantially all of the personnel of WFAFI are also personnel of Wells Fargo.
Description of Quantum Auto Group, LLC
      Quantum is a New York limited liability company whose principal office is in Melville, New York. Quantum entered into an agreement with Wells Fargo in 2003 to sell retail installment sale contracts to Wells Fargo. The Quantum contracts were all originated in the same manner and using the same underwriting standards as contracts originated by Wells Fargo or by WFAFI.
THE NOTES
      The following information summarizes material provisions of the notes. The following summary supplements the description of the general terms and provisions of the notes of any given series set forth in the accompanying prospectus, to which you should refer.
General
      The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuer and the indenture trustee for the benefit of the noteholders. We will file a copy of the indenture with the Securities and Exchange Commission after we issue the notes. Each noteholder will have the right to receive payments made with respect to the receivables and other assets in the issuer property and certain rights and benefits available to the indenture trustee under the indenture. U.S. Bank National Association will be the indenture trustee. You may contact the indenture trustee at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604 or by calling (312) 325-8904.
      All payments required to be made on the notes will be made monthly on each payment date, which will be the 18th day of each month or, if that day is not a Business Day, then the next Business Day beginning July 18, 2005.
      The indenture trustee will distribute principal of and interest on the notes on each payment date to noteholders in whose names the notes were registered on the latest record date.
      The initial Note Balance, interest rate and final scheduled payment date for each class of the notes is set forth on the cover page to this prospectus supplement.
Payments of Interest
      Interest on the Note Balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be due and payable monthly on each payment date. Interest will accrue during each interest accrual period at the applicable interest rate from and including the prior payment date (or from and including the closing date in the case of the first interest accrual period) to but excluding the following payment date.
      Interest will accrue and will be calculated on the various classes of notes as follows:

•	Actual/360. Interest on the Class A-1 notes will be calculated on the basis of actual days elapsed and a 360-day year.

•	30/360. Interest on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes will be calculated on the basis of a 360-day year of twelve 30-day months.

•	Interest Accrual Periods. Interest will accrue on the Note Balance of each class of notes from the prior payment date to but excluding the following payment date, or in the case of the first payment date, from the closing date to but excluding the first payment date. Interest due and accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

      If the notes are in book-entry form, then interest on each note will be paid to noteholders of record of the notes as of the Business Day immediately preceding the payment date. If the notes are issued as definitive notes, then interest on each note will be paid to noteholders of record of the notes as of the close of business on the last day of the calendar month preceding each payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the Note Balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.
      A failure to pay the interest due on the notes of the Controlling Class on any payment date that continues for a period of five days or more will result in an event of default. See “The Transfer Agreements and the Indenture — Events of Default.”
Payments of Principal
      On each payment date, amounts deposited into the Principal Distribution Account (as described below under “The Transfer Agreements and the Indenture — Priority of Payments”) will be applied to make principal payments of the notes in the following order of priority:
      first, to the Class A-1 notes, until the Class A-1 notes are paid in full;
      second, to the Class A-2 notes, until the Class A-2 notes are paid in full;
      third, to the Class A-3 notes, until the Class A-3 notes are paid in full;
      fourth, to the Class A-4 notes, until the Class A-4 are paid in full;
      fifth, to the Class B notes, until the Class B notes are paid in full; and
      sixth, to the Class C notes, until the Class C notes are paid in full.
      Failure to pay the Note Balance of any class of notes on its final scheduled payment date will be an event of default under the indenture. At any time after the notes have been accelerated following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full, and then ratably to all other Class A noteholders on each payment date, based on the Note Balance of each class of Class A notes (other than the Class A-1 notes), until the Class A notes have been paid in full, and then to the Class B noteholders until the Class B notes have been paid in full, and then to the Class C noteholders until the Class C notes have been paid in full.
      To the extent not previously paid prior to those dates, the Note Balance of each class of notes will be payable in full on the payment date in the months specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, July 2006;

•	for the Class A-2 notes, June 2008;

•	for the Class A-3 notes, August 2009;

•	for the Class A-4 notes, April 2010;

•	for the Class B notes, October 2010; and

•	for the Class C notes, February 2013.

Delivery of Notes
      The offered notes will be issued in the minimum denomination of $1,000, and in integral multiples of $1,000 in excess thereof on or about the closing date in book entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System against payment in immediately available funds.
THE TRANSFER AGREEMENTS AND THE INDENTURE
      The following information summarizes material provisions of the “purchase agreement” entered into between Bank of America and the seller, the “sale agreement” entered into between the seller and the issuer, the “servicing agreement” entered into between Bank of America and the servicer and assigned to the seller by Bank of America and to the issuer by the seller, the “indenture” entered into between the issuer and the indenture trustee and the “revolving liquidity note agreement” entered into between Bank of America and the issuer. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the section titled “Description of the Transfer and Servicing Agreements,” to which reference is hereby made. We sometimes refer to these agreements collectively as the “transfer agreements.”
Sale and Assignment of Receivables
      The receivables will be transferred and assigned by Bank of America to the seller pursuant to the purchase agreement, sold and assigned by the seller to the issuer pursuant to the sale agreement and pledged by the issuer to the indenture trustee pursuant to the indenture. The receivables were purchased by Bank of America from Wells Fargo. We will file copies of the actual transfer agreements with the SEC after we issue the notes. This is not a complete description of the transfer agreements, and the summaries of the transfer agreements in this prospectus supplement are subject to all of the provisions of the transfer agreements.
      Representations and Warranties with respect to the Receivables. As of the cut-off date (or such other date as may be specifically set forth below), each receivable:

•	is secured by a financed vehicle and was originated in the United States by a dealer for the retail sale of a financed vehicle in the ordinary course of such dealer’s business, was fully and properly executed by the parties thereto, was purchased by Wells Fargo, an affiliate of Wells Fargo or a business partner of Wells Fargo from such dealer under an existing dealer agreement, and was validly assigned by such dealer to Wells Fargo, to such affiliate or to such business partner, and if an affiliate or a business partner purchased the receivable from the dealer, such receivable was purchased by Wells Fargo from such person, and was validly assigned by such person to Wells Fargo in accordance with the terms;

•	has created or will create a valid, binding and enforceable first priority security interest in favor of Wells Fargo in the financed vehicle, which security interest is assignable and has been so assigned by Wells Fargo to Bank of America who assigned its interest to the seller who assigned its interest to the issuer;

•	contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

•	is a Simple Interest Receivable;

•	provides for level monthly payments (provided that the payment in the final month of the life of the receivable may be different from the level payment by no more than 10% of the payment amount) that shall amortize the Original Principal Balance by maturity and shall yield interest at the Annual Percentage Rate;

•	is payable in U.S. dollars by an obligor that is a resident of the United States;

•	as of the cut-off date, was not a Delinquent Receivable past due more than 30 days, such receivable was not a Defaulted Receivable, and the related obligor, to Wells Fargo’s knowledge as of the cut-off date, has not filed, or had filed against it, any petition for relief under any state or federal bankruptcy, insolvency, receivership or similar law;

•	has a stated term at origination of not less than 12 and not greater than 84 months;

•	is not subject to a force-placed insurance policy on the related financed vehicle; and

•	all payments by the related obligor with respect to such receivable are paid into an account in which no entity is a “secured party” within the meaning of Article 9 of the UCC.

Collection and Other Servicing Procedures
      Wells Fargo will be the servicer. Wells Fargo initially will also act as the custodian of the receivables. So long as Wells Fargo is the servicer and the custodian it will maintain possession of the receivable files as the issuer’s agent. The custodian, among other things, will hold the receivables files for the use and benefit of the issuer and will maintain accurate accounts, records and computer systems pertaining to each receivable file, using the same degree of skill and attention that the custodian exercises with respect to receivables files relating to comparable automobile receivables that the custodian holds for itself or others, consistent with the servicing agreement. The custodian may utilize the services of third parties to act as custodian of the receivable files under the same terms as the servicer may delegate duties under the servicing agreement. The servicer, among other things, will manage, service, administer and make Collections on the receivables in accordance with its customary servicing practices in effect from time to time, using the same degree of skill and attention that the servicer exercises with respect to all comparable automobile receivables that it services for itself or others, consistent with the servicing agreement. The servicer is permitted to delegate some or all of its duties to another corporation or other person more than 50% of the voting stock (or, if not a corporation, other voting interests) of which is owned, directly or indirectly, by Wells Fargo & Company. The servicer may at any time perform specific duties as servicer through sub-contractors who are in the business of servicing automobile receivables. No such delegation or sub-contracting will relieve the servicer of its responsibility for the performance of any such duties.
Accounts
      The issuer will have the following bank accounts, which will be maintained at and in the name of the indenture trustee on behalf of the noteholders:

•	the Collection Account;

•	the Principal Distribution Account; and

•	the Reserve Account.
      The accounts are required to be Eligible Accounts.
Deposits to the Collection Account
      The servicer generally will be required to remit Collections it receives on the receivables to the Collection Account within two Business Days of receipt. However, if Wells Fargo’s short term unsecured debt is rated at least “P-1” by Moody’s and “A-1” by Standard & Poor’s, the servicer may remit Collections for a Collection Period on the Business Day immediately preceding the payment date following such Collection Period. Wells Fargo’s ratings currently do satisfy the specified levels so the servicer will remit Collections monthly as described above. Pending deposit into the Collection Account, Collections may be commingled and used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.
      On or before each payment date, the issuer will cause the servicer to deposit all Collections with respect to the Collection Period preceding such payment date in the Collection Account.

Priority of Payments
      On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the indenture trustee’s instructions), (i) to the extent of Available Funds then on deposit in the Collection Account with respect to the Collection Period preceding such payment date, (ii) funds, if any, deposited into the Collection Account from the Reserve Account and (iii) amounts, if any, drawn under the Revolving Liquidity Note and deposited into the Collection Account in the following order of priority:

(1)	first, to the servicer, the servicing fee and all prior unpaid servicing fees with respect to prior periods;

(2)	second, to the indenture trustee and the owner trustee, any accrued and unpaid fees (including any prior unpaid indenture trustee fees or owner trustee fees) and any reasonable expenses (including indemnification amounts) not previously paid; provided, however, that expenses and indemnification amounts payable (a) to the indenture trustee pursuant to this clause (2) and clause (2) below under “Priority of Payments Will Change Upon Events of Default that Result in Acceleration” shall be limited to $100,000 per annum in the aggregate and (b) to the owner trustee pursuant to this clause (2) and clause (2) below under “Priority of Payments Will Change Upon Events of Default that Result in Acceleration” shall be limited to $100,000 per annum in the aggregate;

(3)	third, to the Class A noteholders, pro rata, the accrued Class A note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the respective Note Balances as of the previous payment date after giving effect to all payments of principal to the Class A noteholders on the preceding payment date and (b) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on each class of the Class A notes (to the extent permitted by law);

(4)	fourth, to the Principal Distribution Account for distribution pursuant to “The Notes — Payments of Principal” above, the First Allocation of Principal;

(5)	fifth, to the Class B noteholders, the accrued Class B note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class B noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the interest rate on the Class B notes (to the extent permitted by law);

(6)	sixth, to the Principal Distribution Account for distribution pursuant to “The Notes — Payments of Principal” above, the Second Allocation of Principal;

(7)	seventh, to the Class C noteholders, the accrued Class C note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class C noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the interest rate on the Class C notes (to the extent permitted by law);

(8)	eighth, to the Principal Distribution Account for distribution pursuant to “The Notes — Payments of Principal” above, the Regular Allocation of Principal;

(9)	ninth, to the Reserve Account, any additional amount required to reinstate the amount in the Reserve Account up to the Specified Reserve Account Balance;

(10)	tenth, to the holder of the Revolving Liquidity Note, the amount of any unreimbursed draws previously funded thereunder in accordance with the revolving liquidity note agreement;

(11)	eleventh, to the holder of the Revolving Liquidity Note, the amount of any accrued and unpaid interest on any draws previously funded thereunder in accordance with the revolving liquidity note agreement;

(12)	twelfth, to the owner trustee and the indenture trustee, expenses (including indemnification amounts) permitted under the trust agreement and the indenture, as applicable, which have not been previously paid; and

(13)	thirteenth, to or at the direction of the residual interestholder, any funds remaining.
      Upon and after any distribution to the residual interestholder of any amounts, the noteholders will not have any rights in, or claims to, those amounts.
Principal Distribution Account
      On each payment date, the indenture trustee will make payments from amounts deposited in the Principal Distribution Account on that date in the order of priority above under “The Notes — Payments of Principal.”
Revolving Liquidity Note and Reserve Account
      On the Closing Date, the issuer will enter into a revolving liquidity note agreement with Bank of America. Pursuant to the revolving liquidity note agreement, the issuer will have the right to make draw requests for the purpose of funding the amounts payable as interest on or principal of the notes to the extent Available Funds are insufficient to make such payments and amounts then on deposit in the Reserve Account are insufficient to fund such shortfalls. Pursuant to the indenture, the issuer will assign its rights under the revolving liquidity note agreement to the indenture trustee, on behalf of the holders of the notes, and the indenture trustee will be obligated to make such draws. Pursuant to the revolving liquidity note agreement, Bank of America, as holder of the Revolving Liquidity Note, will be obligated to fund such draws as and when requested by the issuer or indenture trustee. The issuer will issue the Revolving Liquidity Note to Bank of America to evidence the issuer’s obligation to repay any draws funded by Bank of America, together with interest accrued on such funded draws at the Effective Federal Funds Rate, and the indenture, sale agreement and revolving liquidity note agreement will provide that such repayments will be made in accordance with the priority of payments described above under “The Transfer Agreements and the Indenture — Priority of Payments.”
      The original holder may, but is not required to, transfer the Revolving Liquidity Note to an affiliate of Bank of America, so long as such affiliate has at the time of assignment a short-term unsecured debt rating of P-1 by Moody’s and A-1+ by S&P (or in either case, such lower ratings as may be permitted by Moody’s and S&P), and a long-term unsecured debt rating of A1 by Moody’s and AA-by Standard & Poor’s (or in either case, such lower ratings as may be permitted by Moody’s and S&P). Under certain limited circumstances, as set forth in the revolving liquidity note agreement, the original holder may transfer the Revolving Liquidity Note to a person other than an affiliate of Bank of America. These circumstances require (i) the execution of a written agreement by the proposed transferee to be bound by the terms of the revolving liquidity note agreement, (ii) an opinion of counsel delivered to the owner trustee and the indenture trustee indicating no adverse effect in any material respect to the interests of any noteholder, (iii) satisfaction of the Rating Agency Condition and (iv) the assignee or recipient of such conveyance is a “domestic corporation” within the meaning of Section 7701(a)(30)(C) of the Code that has not made the election under Section 1362(a)(1) of the Code to be treated as an S corporation.
      The aggregate of amounts that may be so drawn and outstanding under the Revolving Liquidity Note at any time is the greater of (a) the product of (i) 0.50% multiplied by (ii) the Pool Balance as of the cut-off date minus the YSOC Amount and (b) 1.25% of the Pool Balance as of the end of the related Collection

Period minus the YSOC Amount. The issuer will be obligated to repay amounts so drawn and interest accrued thereon on subsequent payment dates from amounts available for such purposes in accordance with the payment priorities described above under “The Transfer Agreements and the Indenture — Payments of Principal”. The amounts available to be drawn under the Revolving Liquidity Note will be reduced by amounts previously drawn, and increased (up to the then maximum balance thereof) by amounts so repaid. On any payment date, the repayment of amounts drawn under the Revolving Liquidity Note and payment of interest on such drawn amounts will be subordinated to the prior payment of interest and principal on the notes on such payment date and to any deposit into the Reserve Account of any amount required to be deposited therein on such payment date.
      If (i) Bank of America’s short-term unsecured debt rating falls below P-1 by Moody’s and A-1+ by S&P (or in either case, such lower ratings as may be permitted by Moody’s and S&P), (ii) the long-term unsecured debt rating of Bank of America falls below A1 by Moody’s and AA- by Standard & Poor’s (or in either case, such lower ratings as may be permitted by Moody’s and S&P) or (iii) if Bank of America fails to fund any amount properly drawn under the Revolving Liquidity Note, then, subject to applicable grace periods, the indenture will require the indenture trustee to demand payment of the entire undrawn amount of the Revolving Liquidity Note, which amounts, if funded, will be applied first to fund any shortfalls in payments of interest on and principal of the notes, with the remainder to be deposited into the Reserve Account until the amount on deposit therein equals the Specified Reserve Account Balance. If such event occurs, thereafter the Reserve Account must be maintained as detailed below.
      The Reserve Account will be an Eligible Account established on the closing date and held by the indenture trustee for the benefit of the noteholders and the holder of the Revolving Liquidity Note (the “Reserve Account”). Any amounts held on deposit in the Reserve Account will be owned by the issuer, subject to the right of the indenture trustee to withdraw such amounts as described below, and any investment earnings thereon will be taxable to the residual interestholder for federal income tax purposes. Except as described below, no funds will be available from, and no amounts will be deposited into, the Reserve Account.
      Following the occurrence of the downgrade event referred to in the second preceding paragraph, or failure of Bank of America to fund the amount drawn under the Revolving Liquidity Note, as described above, the Specified Reserve Account Balance at the close of business on any payment date will be an amount equal to the greater of (a) the product of (i) 0.50% and (ii) the Pool Balance as of the cut-off date minus the YSOC Amount on the closing date and (b) 1.25% of the Pool Balance as of the end of the related Collection Period minus the YSOC Amount for such payment date. The amount required to be on deposit in the Reserve Account on any date of determination pursuant to either of the preceding two sentences is referred to as the “Specified Reserve Account Balance”. Notwithstanding the foregoing, the Specified Reserve Account Balance with respect to any date shall not exceed the outstanding principal balances of all outstanding classes of notes as of the preceding payment date (after giving effect to any principal payments made on the notes on such preceding payment date).
      On or before each payment date, if Available Funds are insufficient to pay clauses one through eight listed under “The Transfer Agreements and the Indenture — Priority of Payments” above, the indenture trustee will withdraw funds (if available) from the Reserve Account, and then, to the extent necessary to fund shortfalls in interest on and principal of the notes, pursuant to the terms of the revolving liquidity note agreement, and to the extent there is an undrawn balance thereunder, draw on the Revolving Liquidity Note and deposited into the Collection Account to pay those amounts.
      If the principal balance of a class of notes is not paid in full on the related final scheduled payment date, the indenture trustee will withdraw amounts (if available) from the Reserve Account, and then, to the extent necessary and to the extent there is an undrawn balance thereunder, draw on the Revolving Liquidity Note to pay that class in full.
      As of any payment date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuer will, to the extent available, deposit the amount, if any, necessary to cause the funds on deposit in the Reserve

Account to equal the Specified Reserve Account Balance to the extent set forth above under “The Transfer Agreements and the Indenture.”
      As of the close of business on any payment date on which the amount of funds on deposit in the Reserve Account is greater than the Specified Reserve Account Balance for such payment date, the indenture trustee will release and distribute such excess first, to the holder of the Revolving Liquidity Note until all funds drawn and interest accrued thereon have been repaid (in that order), second to the owner trustee and the indenture trustee for fees and expenses which have not been previously paid and then to release the remainder to the residual interestholder. Upon any distribution of such excess amounts to repay funded draws and interest on the Revolving Liquidity Note or to the seller, the noteholders will have no rights in, or claims to, such amounts (except insofar as the undrawn amount of the Revolving Liquidity Note remains available therefore).
      Funds on deposit in the Reserve Account may be invested in Eligible Investments. Investment income on monies on deposit in the Reserve Account will constitute Available Funds and shall be distributed as described above under “The Transfer Agreements and the Indenture — Priority of Payments.” Any loss on such investments will be charged to the Reserve Account.
      After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the notes, (ii) the outstanding principal balance of the notes, (iii) payment in full of the Revolving Liquidity Note and (iv) all outstanding fees and expenses of the owner trustee and the indenture trustee, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the residual interestholder.
YSOC Amount
      The YSOC Amount, with respect to any Collection Period and the related payment date, is the aggregate amount by which the Principal Balance as of the last day of such Collection Period of each Discount Receivable (other than a Discount Receivable that is a Defaulted Receivable), exceeds the present value (calculated at the Required Rate) of each scheduled payment of each Discount Receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days. On the closing date, the YSOC Amount will equal approximately 2.70% of the Pool Balance.
Optional Redemption
      If the servicer, or any successor to the servicer, exercises its optional clean-up call to purchase the receivables on any payment date when the then-outstanding Pool Balance on the last day of any Collection Period has declined to 10% or less of the initial Pool Balance, then the outstanding notes will be redeemed in whole, but not in part, on the payment date on which the servicer, or any successor to the servicer, exercises this option. This option is described in the prospectus under “Certain Matters Regarding the Servicer — Termination.” The purchase price will be at least equal to the sum of the Note Balance of all the notes plus accrued and unpaid interest thereon up to but excluding that payment date at the applicable interest rate calculated in accordance with the servicer’s customary practice, thereof as of the end of the preceding Collection Period, plus any amounts due to the holder of the Revolving Liquidity Note, provided that such price is sufficient to redeem each of the notes at a redemption price equal to its Note Balance plus accrued and unpaid interest at the applicable interest rate.
      It is expected that at the time this clean-up call option becomes available to the servicer, or any successor to the servicer, only the Class A-4 notes, the Class B notes and the Class C notes will be outstanding.
Servicing Compensation and Expenses
      The servicer will be entitled to receive a servicing fee for each Collection Period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days (assuming 30-day months) from and including the cut-off date to and including the last day of the first Collection Period over 360), (2) 1.00% per annum and

(3) the Pool Balance of the receivables as of the first day of the related Collection Period (or as of the cut-off date, in the case of the first Collection Period). As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the Collection Account with respect to the Collection Period preceding such payment date, including funds, if any, deposited into the Collection Account from amounts drawn under the Revolving Liquidity Note, or if applicable, amounts withdrawn from the Reserve Account. Subject to any limitations on the servicer’s liability contained in the servicing agreement, the servicer will be required to pay all expenses incurred by it in connection with its activities as servicer, including fees, expenses and disbursements of any subcontractors, independent accountants, taxes imposed on the servicer and expenses incurred in connection with distributions and delivery of reports. The servicer will have no responsibility, however, to pay any losses with respect to the receivables.
Extensions of Receivables Final Payment Dates
      Pursuant to the servicing agreement, the servicer may grant extensions, rebates or adjustments with respect to a receivable in accordance with its customary servicing practices; provided, however, that if the servicer extends the term to maturity of a receivable beyond July 14, 2012 or such other date specified in any of the transfer agreements, or permits any obligor related to a receivable to participate in any “payment holiday” program that would result in a payment deferment after the cut-off date, then the servicer will be required to purchase that receivable from the issuer.
Servicer Termination Events
      The following events constitute “servicer termination events” under the servicing agreement:

•	any failure by the servicer to deliver to the issuer (i) any required payment disclosed (or required to be disclosed) on a monthly servicer report, which failure continues unremedied for a period of two Business Days or (ii) any other amount, when the same becomes due and payable, which failure continues for five Business Days after (x) notice thereof is received by the servicer or (y) discovery of such failure by an officer of the servicer;

•	failure on the part of the servicer to duly observe or perform in any material respect any other covenants or agreements of the servicer set forth in the servicing agreement, or any breach of any representation or warranty by the servicer under the servicing agreement, which failure or breach (i) materially and adversely affects the rights of the issuer and (ii) continues unremedied for a period of sixty (60) days after (x) the date on which written notice of such failure has been given to the servicer or (y) discovery of such failure by an officer of the servicer;

•	the long-term unsecured senior debt rating of the servicer is withdrawn or reduced below “A2” by Moody’s or “A” by Standard & Poor’s; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the servicer or Wells Fargo & Company.
Resignation, Removal or Replacement of the Servicer
      If a servicer termination event is unremedied, the indenture trustee, acting at the direction of noteholders holding not less than a majority of the Note Balance of the Controlling Class of notes, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuer, each rating agency and to the noteholders.
      The servicer may not resign from its servicing obligations and duties unless it determines that the performance of its duties is no longer permissible by reason of a change in applicable legal requirements and that the continuance of those duties would no longer be permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations. The servicer may not assign the servicing agreement or any of its rights, powers, duties or obligations thereunder except under limited circumstances in connection with a consolidation, merger, conveyance, transfer of substantially all of its assets or similar occurrence. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties to sub-servicers who are in the business of performing such duties. However, no delegation to affiliates or sub-servicers will relieve the servicer of its responsibility with respect to such duties.
      Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer until the date specified in the termination notice or a newly appointed servicer for the receivables has assumed the servicing responsibilities and obligations of the resigning or terminated servicer, as applicable.
      Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligation of the predecessor servicer to indemnify against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the issuer or the noteholders from effecting a transfer of servicing to a successor servicer.
Waiver of Past Servicer Termination Events
      The noteholders of a majority of the Note Balance of the Controlling Class may waive any servicer termination event.
Events of Default
      The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five days or more;

•	default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•	any failure by the issuer to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 90 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Note Balance of the notes;

•	any representation or warranty of the issuer made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Note Balance of the notes; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuer.
      The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.
Rights Upon Event of Default
      Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuer), the indenture trustee may, and at the direction of the majority of the Note Balance of the Controlling Class shall, or the noteholders of a majority of the Note Balance of the Controlling Class may declare the principal of such notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuer, the notes will automatically be accelerated, and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.
      If an event of default has occurred and the notes have been accelerated, the indenture trustee may, and at the direction of the majority of the Note Balance of the Controlling Class shall, institute proceedings to collect amounts due or foreclose on issuer property, exercise remedies as a secured party or sell the receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables or may elect to have the issuer maintain possession of the receivables and apply Collections as received. However, the indenture trustee is prohibited from selling the receivables following an event of default unless:

•	the holders of 100% of the Note Balance of the Controlling Class consent to such sale — excluding notes held by the servicer or its affiliates;

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes and the Revolving Liquidity Note; or

•	the default relates to the failure to pay interest or principal when due (a “payment default”), the indenture trustee determines that the Collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes and the Revolving Liquidity Note as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the noteholders of at least 66 2/3% of the Note Balance of the Controlling Class.
      In addition, if the event of default does not relate to a payment default or insolvency of the issuer, the indenture trustee is prohibited from selling the receivables unless the noteholders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.
      If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture or the revolving liquidity note agreement at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the noteholders of a majority of the Note Balance of the Controlling Class (or if the Note Balance has been reduced to zero, the Holder of the Revolving Liquidity Note) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the noteholders of a majority of the Note Balance of the Controlling Class, without the consent of the holder of the Revolving Liquidity Note, may, in certain cases, waive any event of default, except a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of the noteholders of all of the outstanding notes.
Priority of Payments Will Change Upon Events of Default that Result in Acceleration
      Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made from all funds available to the issuer in the following order of priority:

(1)	first, to the servicer, the servicing fee and all prior unpaid servicing fees;

(2)	second, to the indenture trustee and the owner trustee, any accrued and unpaid fees (including any prior unpaid indenture trustee or owner trustee fees) and any reasonable expenses (including indemnification amounts) not previously paid; provided, however, that expenses and indemnification amounts payable (a) to the indenture trustee pursuant to this clause (2) and clause (2) below under

“Priority of Payments Will Change Upon Events of Default that Result in Acceleration” shall be limited to $100,000 per annum in the aggregate and (b) to the owner trustee pursuant to this clause (2) and clause (2) below under “Priority of Payments Will Change Upon Events of Default that Result in Acceleration” shall be limited to $100,000 per annum in the aggregate;

(3)	third, to the Class A noteholders, pro rata, the accrued Class A note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the Note Balances as of the previous payment date after giving effect to all payments of principal to the Class A noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on each class of Class A notes (to the extent permitted by law);

(4)	fourth, if an Event of Default has occurred that arises from (a) a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, (b) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable or (c) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the issuer, in the following order of priority:

•	to the Class A-1 noteholders until the Class A-1 notes have been paid in full;

•	to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders, pro rata, until all classes of the Class A notes have been paid in full;

•	to the Class B noteholders, the accrued Class B note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class B noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);

•	to the Class B noteholders, until the Class B notes have been paid in full;

•	to the Class C noteholders, the accrued Class C note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class C noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate (to the extent permitted by law);

•	to the Class C noteholders, until the Class C notes have been paid in full;

(5)	fifth, if an Event of Default has occurred that arises from any event other than those events described above in clause fourth, in the following order of priority:

•	to the Class B noteholders, the accrued Class B note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class B noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class B noteholders — on prior payment dates over the amounts actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);

•	to the Class C noteholders, the accrued Class C note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class C noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class C noteholders — on prior payment dates over the amounts actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate (to the extent permitted by law);

•	to the Class A-1 noteholders until the Class A-1 notes have been paid in full;

•	to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders, pro rata, until all classes of the Class A notes have been paid in full;

•	to the Class B noteholders, until the Class B notes have been paid in full;

•	to the Class C noteholders, until the Class C notes have been paid in full;

(6)	sixth, to the holder of the Revolving Liquidity Note, the amount of any unreimbursed draws previously funded thereunder in accordance with the revolving liquidity note agreement;

(7)	seventh, to the holder of the Revolving Liquidity Note, the amount of any accrued and unpaid interest on any draws previously funded thereunder in accordance with the revolving liquidity note agreement;

(8)	eighth, to the owner trustee and the indenture trustee, any accrued and unpaid fees, reasonable expenses and indemnity payments not previously paid; and

(9)	ninth, to the residual interestholder, any funds remaining.
Amendment
      Any term or provision of the transaction documents or indenture may be amended with prior notice to each rating agency without the consent of any of the noteholders or the holder of the Revolving Liquidity Note if such amendment does not, as evidenced by an officer’s certificate of the seller, materially and adversely affect the interests of noteholders or the holder of the Revolving Liquidity Note.
      Any term or provision of the transaction documents or indenture may be amended with prior notice to each rating agency without the consent of any of the noteholders or the holder of the Revolving Liquidity Note to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the parties thereto or any of their affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that such amendment does not, as evidenced by an officer’s certificate of the seller, materially and adversely affect the interests of noteholders or the holder of the Revolving Liquidity Note and that the Rating Agency Condition shall have been satisfied only with respect to Standard & Poor’s.
      Any term or provision of the transaction documents or indenture may also be amended from time to time with the consent of the noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the notes of the Controlling Class and, if the interests of the holder of the Revolving Liquidity Note are affected, the holder of the Revolving Liquidity Note, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transaction documents. It will not be necessary for the consent of noteholders or the holder of the Revolving Liquidity Note to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of noteholders provided for in the transaction documents) and of evidencing the authorization of the execution thereof by noteholders and the holder of the Revolving Liquidity Note, as applicable, will be subject to the reasonable requirements as the indenture trustee may prescribe, including the establishment of record dates pursuant to the note depository agreement.

List of Securityholders
      With respect to the notes of any series, three or more holders of the notes or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the notes may, by written request to the indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such issuer.
      With respect to the notes of any series, the issuer will furnish or cause to be furnished to the indenture trustee:

•	not more than five days after each Record Date a list of the names and addresses of the holders of the related notes as of such Record Date; and

•	at any other times that the indenture trustee requests in writing, within 30 days after receipt by the issuer of the request, a list of the names and addresses of the holders of the related notes as of a date not more than ten days prior to the time the list is furnished.
      Neither the trust agreement nor the indenture provide for the holding of annual or other meetings of securityholders.
Statements to Securityholders
      With respect to each series of notes, on each payment date the indenture trustee will include with each payment to each noteholder and the holder of the Revolving Liquidity Note, a statement, based on the monthly servicer report provided by the servicer pursuant to the servicing agreement, setting forth for that payment date the following information (and any additional information so specified in the accompanying prospectus, to the extent applicable):

•	the aggregate amount being paid on such payment date in respect of interest on and principal of each class of notes;

•	the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance and the Class C Note Balance, in each case after giving effect to payments on such payment date;

•	the amount, if any, to be drawn under the revolving liquidity note agreement or paid to the holder of the Revolving Liquidity Note (including in respect of interest accrued thereon) or withdrawn from or required to be deposited into the Reserve Account;

•	the balance of the Reserve Account on such payment date and the Specified Reserve Account Balance on such payment date, after giving effect to changes thereto on such payment date;

•	the YSOC Amount for such payment date;

•	the First Allocation of Principal, the Second Allocation of Principal and the Regular Allocation of Principal for such payment date;

•	the Pool Balance and the pool factor as of the close of business on the last day of the preceding Collection Period;

•	the amount of the servicing fee to be paid to the servicer with respect to the related Collection Period and the amount of any unpaid servicing fees and the change in such amount from that of the prior payment date;

•	the amounts of the interest shortfall with respect to each class of notes, if any, on such payment date and the change in such amounts from the preceding payment date;

•	the aggregate repurchase price with respect to any repurchased receivables paid by (A) the servicer, (B) the seller, (C) Bank of America or (D) Wells Fargo with respect to the related Collection Period; and

•	the amount of fees to be paid to the indenture trustee and the owner trustee with respect to the related payment date.
LEGAL INVESTMENT
      The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
      Mayer, Brown, Rowe & Maw LLP is of the opinion that:

•	based on the terms of the notes and the transactions relating to the receivables as set forth herein, the notes will be characterized as indebtedness for federal income tax purposes; and

•	based on the applicable provisions of the trust agreement and related documents, for federal income tax purposes, the issuer will not be classified as an association taxable as a corporation and the issuer will not be treated as a publicly traded partnership taxable as a corporation.
      The notes will not be issued with original issue discount. See “Material Federal Income Tax Consequences” in the accompanying prospectus.
STATE AND LOCAL TAX CONSEQUENCES
      The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences.
CERTAIN ERISA CONSIDERATIONS
      Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) as well as any entity holding “plan assets” of any of the foregoing (each a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
      Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor (the “plan asset regulation”), the assets of the issuer would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuer and none of the exceptions to plan assets contained in the plan asset regulation were applicable. An equity interest is defined under the plan asset regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the issuer believes that, at the time of their initial issuance, the notes should not be treated as an equity interest in the issuer for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuer incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.
      However, without regard to whether the notes are treated as an equity interest for purposes of the plan asset regulation, the acquisition or holding of notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuer, the seller, an originator, the servicer, the underwriters, the owner trustee, the indenture trustee, or any of their affiliates, is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” By acquiring a note, each purchaser or transferee will be deemed to represent and warrant that either (i) it is not acquiring and will not hold the notes with the assets of a benefit plan; or (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Governmental plans, however, may be subject to comparable state or local law restrictions.
      A plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
      The issuer is not relying on the underwriter’s exemption with respect to the purchase of the offered notes by a benefit plan.
      See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to benefit plans that are considering an investment in the notes.
UNDERWRITING
      Subject to the terms and conditions set forth in the underwriting agreement relating to the notes, the seller has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase the notes, subject to the satisfaction of certain conditions precedent.

	Principal	Principal	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of	Amount of	Amount of
	Class A-1	Class A-2	Class A-3	Class A-4	Class B-	Class C-
Underwriters	Notes	Notes	Notes	Notes	Notes	Notes

Banc of America Securities LLC	$	$	$	$	$	$
Barclays Capital Inc.
SunTrust Capital Markets, Inc.

Total	$259,000,000	$282,000,000	$238,000,000	$73,160,000	$17,800,000	$20,000,000

      The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial Note Balance of the related class of notes and as an aggregate dollar amount, shall be as follows:

	Selling Concessions		Reallowance
	not to exceed		not to exceed

Class A-1 Notes		%		%
Class A-2 Notes		%		%
Class A-3 Notes		%		%
Class A-4 Notes		%		%
Class B Notes		%		%
Class C Notes		%		%
      Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.
      The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.
      Bank of America has agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.
      In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the seller, the servicer, the issuer and their affiliates.
      As discussed under “Use of Proceeds” above, the seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the receivables prior to their contribution to the issuer. One or more of the underwriters, the indenture trustee, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, have acted as a warehouse lender to its affiliates, and will receive a portion of the proceeds as a repayment of the warehouse debt.
      Funds in accounts may be invested from time to time in Eligible Investments acquired from the underwriters or their affiliates.
      The notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the Class A notes, Class B notes and Class C notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the notes.
      The seller will receive aggregate proceeds of approximately $          from the sale of the Class A notes, Class B notes and Class C notes (representing           % of the initial Note Balance of the Class A notes, Class B notes and Class C notes) after paying the aggregate underwriting discount of $          on the notes. Additional offering expenses are estimated to be $          .
Offering Restrictions
      Each underwriter has severally represented to and agreed with the issuer that:

•	it has not offered or sold, and prior to the date which is six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “Regulations”), and the FSMA;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer and shall procure that the notes are not offered or sold in the United Kingdom other than to persons authorised under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or, if distributed in the United Kingdom by authorised persons, only to persons qualifying as investment professionals under Article 14 of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (“CIS Order”) or to persons qualifying as high net worth persons under Article 22 of the CIS Order or to any other person to whom the notes may otherwise lawfully be offered or to whom an invitation or inducement to engage in investment activity in connection with the issuer or sale of the notes may otherwise lawfully be communicated or caused to be communicated; and

•	it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
      The underwriter is an affiliate of Bank of America and the seller.
FORWARD-LOOKING STATEMENTS
      This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the issuer or the seller, in press releases and in oral and written statements made by or with the issuer’s or the seller’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of Bank of America, the issuer or the seller. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,”

“plan,” “believe,” “estimate” or similar expressions. The issuer and the seller have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.
      Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of Bank of America, the issuer or the seller to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuer and the seller undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
LEGAL MATTERS
      Certain legal opinions with respect to the notes will be given for the seller and the underwriters by Mayer, Brown, Rowe & Maw LLP.

GLOSSARY
      “Annual Percentage Rate” or “APR” of a receivable means the annual rate of finance charges stated in such receivable.
      “Available Funds” means, for any payment date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such Collection Period, (ii) the sum of the repurchase prices deposited in the Collection Account with respect to each receivable that will be purchased by the seller, servicer, Wells Fargo or any other person on that payment date and (iii) the investment income accrued during such Collection Period from the investment of funds in the Collection Account and the Reserve Account.
      “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, New York or Minnesota, or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.
      “Class A-1 Note Balance” means, at any time, $259,000,000 reduced by all payments of principal made prior to such time on the Class A-1 notes.
      “Class A-2 Note Balance” means, at any time, $282,000,000 reduced by all payments of principal made prior to such time on the Class A-2 notes.
      “Class A-3 Note Balance” means, at any time, $238,000,000 reduced by all payments of principal made prior to such time on the Class A-3 notes.
      “Class A-4 Note Balance” means, at any time, $73,160,000 reduced by all payments of principal made prior to such time on the Class A-4 notes.
      “Class B Note Balance” means, at any time, $17,800,000 reduced by all payments of principal made prior to such time on the Class B notes.
      “Class C Note Balance” means, at any time, $20,000,000 reduced by all payments of principal made prior to such time on the Class C notes.
      “Collection” or “Collections” means, all amounts collected by the servicer (from whatever source) on or with respect to the receivables; provided, however, that the term “Collections” in no event will include (1) any amounts in respect of any receivable purchased by the seller, servicer, Wells Fargo or any other person on a prior payment date and (2) any Supplemental Servicing Fees.
      “Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit Collections.
      “Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of that calendar month (or, in the case of the initial Collection Period, the period commencing on the cut-off date and ending on June 30, 2005). As used in this prospectus supplement, the “related” Collection Period with respect to any date of determination or payment date shall be deemed to be the Collection Period which precedes that date of determination or payment date.
      “Controlling Class” means, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, thereafter the Class B notes as long as any Class B notes are outstanding, and thereafter the Class C notes as long as any Class C notes are outstanding (excluding, in each case, notes held by the servicer, the seller or their respective affiliates).
      “Current Receivable” means, as of any date of determination, any receivable that is not a Defaulted Receivable or a Liquidated Receivable and has not been repurchased by Wells Fargo, the servicer, the seller or any other person.
      “Defaulted Receivable” means a receivable as to which the servicer (i) has reasonably determined, in accordance with its customary servicing procedures, that eventual payment of amounts owing on such receivable is unlikely (and, in no event later than the end of the Collection Period during which any payment on a receivable shall have become 120 days past due), or (ii) has repossessed and disposed of the financed vehicle, whichever occurs first.
      “Delinquent Receivable” means a receivable for which 90% of the required payment has not been received by servicer by the payment due date.
      “Discount Receivable” means any receivable that has an APR which is less than the Required Rate.
      “Effective Federal Funds Rate” shall mean, for any day, the sum of (a) the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Indenture Trustee from three Federal funds brokers of recognized standing selected by it plus (b) 0.50%.
      “Eligible Account” means either (a) a segregated trust account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade. Any such trust account may be maintained with the owner trustee, the indenture trustee or any of their respective affiliates, if such accounts meet the requirements described in clause (b) of the preceding sentence.
      “Eligible Institution” means a depository institution or trust company (other than any affiliate of Bank of America) (which may be the owner trustee, the indenture trustee or any of their respective affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (a) which at all times has either (i) a long-term senior unsecured debt rating of Aa2 or better by Moody’s, AA- or better by Standard & Poor’s or such other rating that is acceptable to each rating agency, as evidenced by a letter from such rating agency to the issuer or the indenture trustee or (ii) a certificate of deposit rating of P-1 by Moody’s, A-1+ by Standard & Poor’s or (iii) such other rating that is acceptable to each rating agency, as evidenced by a letter from such rating agency to the issuer or the indenture trustee and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.
      “Eligible Investments” means any one or more of the following types of investments:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•	demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the seller, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1;

•	commercial paper (including commercial paper of any affiliate of the seller, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1, from Moody’s of Prime-1;

•	investments in money market funds (including funds for which the seller, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G, from Moody’s of Aaa;

•	banker’s acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

•	any other investment of similar credit quality as the “Eligible Investments” referred to above with respect to which each rating agency has provided written notice that such investment would not cause such rating agency to downgrade, qualify or withdraw its then current rating of any class of notes.
      “First Allocation of Principal” means, for any payment date, an amount equal to the excess, if any, of (a) the Note Balance of the Class A notes as of such payment date (before giving effect to any principal payments made on the Class A Notes on such payment date) over (b)(i) the Pool Balance as of the end of the related Collection Period minus (ii) the YSOC Amount for such payment date; provided, however, that the First Allocation of Principal will not exceed the Note Balance of the Class A notes; provided, further, that the First Allocation of Principal for any payment date on and after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the Note Balance of that class of Class A notes to zero.
      “Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.
      “Liquidated Receivable” means, as of any date of determination, any receivable which (a) has been paid in full or (b) is a Defaulted Receivable with respect to which the servicer has determined in accordance with its customary servicing practices that all amounts expected to be received by the servicer with respect to such Defaulted Receivable have been received.
      “Liquidated Expenses” means, with respect to a Defaulted Receivable, all reasonable expenses incurred by the servicer in the course of repossessing and liquidating a financed vehicle into cash proceeds or pursuing any deficiency claim against the related obligor, but only out of the cash proceeds of such financed vehicle or any deficiency obtained from the obligor.
      “Liquidation Proceeds” means, with respect to a Defaulted Receivable, all amounts realized with respect to such receivable net of (i) Liquidation Expenses, (ii) any amounts that are required to be refunded to the obligor on such receivable and (iii) any amounts that have been applied by the servicer prior to the total charge-off of such Defaulted Receivable to reduce the Principal Balance, but in any event not less than zero.
      “Note Balance” means, with respect to any date of determination, for any class, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance or the Class C Note Balance, as applicable, or with respect to the notes generally, the sum of all of the foregoing.
      “Original Principal Balance” means, with respect to a receivable and as of the date on which such receivable was originated, the aggregate amount advanced under the receivable toward the purchase price of the financed vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of automobile and light truck retail installment sale contracts.

      “Pool Balance” means as of the close of business of the last day of a Collection Period, the aggregate Principal Balance of the receivables (excluding repurchased receivables as of such date).
      “Principal Balance” means, as of any date with respect to (a) a receivable (other than a Defaulted Receivable), the original principal balance, less: (i) payments received from or on behalf of the related obligor prior to such date allocable to principal; (ii) any refunded portion of extended warranty protection plans costs, physical damage, credit life or disability, warranties, debt cancellation and other insurance premiums included in the original principal balance and allocable to principal; (iii) the repurchase price with respect to repurchased receivables to the extent allocable to principal; and (iv) any Liquidation Proceeds previously received on or prior to the last day of the related Collection Period allocable to principal with respect to such receivable; or (b) a Defaulted Receivable, zero; provided, however, with respect to a repossessed defaulted receivable, the Principal Balance of such receivable shall be the current value (based on vehicle values at national auction houses) of such financed vehicle as of the end of such Collection Period, and shall be reduced to zero on the earlier to occur of (A) the date on which such financed vehicle is sold and the related sales proceeds have been deposited into the Collection Account, (B) the last day of the Collection Period during which 90 days have elapsed since the repossession of such financed vehicle and (C) the last day of the Collection Period during which such receivable became 180 days past due.
      “Principal Distribution Account” means the account designated as such, established and maintained as such pursuant to the indenture from which distributions of principal to the noteholders will be made.
      “Rating Agency Condition” means, with respect to any event or circumstance and each rating agency, either (a) written confirmation by that rating agency that the occurrence of that event or circumstance will not cause such rating agency to downgrade, qualify or withdraw its rating assigned to the notes or (b) that the rating agency has been given notice of that event at least ten days prior to the occurrence of that event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and the rating agency has not issued any written notice that the occurrence of that event will itself cause such rating agency to downgrade, qualify or withdraw its rating assigned to the notes.
      “Regular Allocation of Principal” means, with respect to any payment date, an amount equal to the excess, if any, of (a)(i) the Note Balance of the Class A notes, the Class B notes and the Class C notes as of such payment date (before giving effect to any principal payments made on the Class C notes on such payment date) minus (ii) the First Allocation of Principal and the Second Allocation of Principal for such payment date over (b)(i) the Pool Balance as of the end of the related Collection Period minus (ii) the YSOC Amount for such payment date; provided, however, that the Regular Allocation of Principal on and after the final scheduled payment date for the Class C notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C notes to zero (after the application of the First Allocation of Principal and the Second Allocation of Principal).
      “Required Rate” means 5.50%.
      “Reserve Account” means the account established by and maintained with the indenture trustee for the benefit of the noteholders and the holder of the Revolving Liquidity Note.
      “Revolving Liquidity Note” means the Revolving Liquidity Note issued pursuant to the revolving liquidity note agreement.
      “Second Allocation of Principal” means, with respect to any specified payment date, an amount equal to the excess, if any, of (a)(i) the Note Balance of Class A notes and the Class B notes as of such date (before giving effect to any principal payments made on the Class B notes on such payment date) minus (ii) the First Allocation of Principal for such payment date over (b)(i) the Pool Balance as of the end of the related Collection Period minus (ii) the YSOC Amount for such payment date; provided, however, that the Second Allocation of Principal on and after the final scheduled payment date for the Class B notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B notes to zero (after the application of the First Allocation of Principal).

      “Simple Interest Method” means the method of allocating each monthly payment (including multiple monthly payments) on a Simple Interest Receivable to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the outstanding Principal Balance thereon multiplied by the fixed rate of interest applicable to such receivable multiplied by the period of time elapsed (expressed as a fraction of a calendar year) since the preceding payment of interest with respect to such Principal Balance was made.
      “Simple Interest Receivable” means any receivable under which the portion of each payment allocable to earned interest and the portion allocable to the principal is determined in accordance with the Simple Interest Method. For purposes hereof, all payments with respect to a Simple Interest Receivable shall be allocated to principal and interest in accordance with the Simple Interest Method.
      “Specified Reserve Account Balance” means, for any payment date, zero, except for any payment date on which the conditions set forth in the indenture require deposits into the Reserve Account, in which case the Specified Reserve Account Balance shall be equal to the greater of (a) the product of (i) 0.50% and (ii) the Pool Balance as of the cut-off date minus the YSOC Amount on the closing date and (b) 1.25% of the Pool Balance as of the end of the related Collection Period minus the YSOC Amount for such payment date; provided, however, that in no event will the “Specified Reserve Account Balance” for a payment date exceed the aggregate Note Balance of the Class A notes, the Class B notes and the Class C notes after giving effect to all payments on that payment date.
      “Supplemental Servicing Fees” means certain fees the servicer is entitled to retain, including late fees, prepayment charges, non-sufficient fund fees, extension fees and other administrative fees and expenses or similar charges allowed by applicable law collected (from whatever source), on the receivables during each Collection Period as additional compensation for its services rendered under the servicing agreement.
      “YSOC Amount” means, with respect to any Collection Period and the related payment date, the aggregate amount by which the Principal Balance as of the last day of such Collection Period of each Discount Receivable (other than a Discount Receivable that is a Defaulted Receivable), exceeds the present value (calculated at the Required Rate) of each scheduled payment of each Discount Receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days.

INDEX

ABS	S-22
ABS Tables	S-22
Annual Percentage Rate	S-53
APR	S-53
AUTHORISED PERSONS	iv
Available Funds	S-53
Bank of America	S-1
benefit plan	S-48
Business Day	S-53
CIS Order	iv, S-51
Class A-1 Note Balance	S-53
Class A-2 Note Balance	S-53
Class A-3 Note Balance	S-53
Class A-4 Note Balance	S-53
Class B Note Balance	S-53
Class C Note Balance	S-53
closing date	S-1
CMSI	S-31
Code	S-48
Collection	S-53
Collection Account	S-53
Collection Period	S-53
Controlling Class	S-53
Current Receivable	S-53
cut-off date	S-4
Defaulted Receivable	S-53
Delinquent Receivable	S-54
Discount Receivable	S-54
Effective Federal Funds Rate	S-54
Eligible Account	S-54
Eligible Institution	S-54
Eligible Investments	S-54
ERISA	S-48
event of default	S-43
Exchange Act	S-50
FFIEC	S-32
final scheduled payment date	S-35
financed vehicles	S-4
First Allocation of Principal	S-55
FSMA	iv
Governmental Authority	S-55
indenture	S-36
indenture trustee	S-1
Investment Company Act	S-48
issuer	S-1
issuer property	S-4
Liquidated Expenses	S-55
Liquidated Receivable	S-55
Liquidation Proceeds	S-55
Note Balance	S-55
obligors	S-4
Original Principal Balance	S-55
originators	S-1, S-30
owner trustee	S-1
payment date	S-2
payment default	S-44
plan asset regulation	S-48
Pool Balance	S-56
Principal Balance	S-56
Principal Distribution Account	S-56
PTCE	S-49
purchase agreement	S-36
Quantum	S-1
Rating Agency Condition	S-56
receivables	S-4
receivables pool	S-4
record date	S-2
Regular Allocation of Principal	S-56
Regulations	S-51
Required Rate	S-56
Reserve Account	S-56
residual interestholder	S-5
Revolving Liquidity Note	S-56
revolving liquidity note agreement	S-36
sale agreement	S-36
SEC	iii
Second Allocation of Principal	S-56
Securities Act	S-50
seller	S-1
servicer	S-1
servicer termination events	S-42

servicing agreement	S-36
servicing fee	S-41
Simple Interest Method	S-57
Simple Interest Receivable	S-57
Specified Reserve Account Balance	S-57
Supplemental Servicing Fees	S-57
transfer agreements	S-36
weighted average life	S-23
Weighted Average Original Term	S-16
Weighted Average Remaining Term	S-16
Wells Fargo	S-1
WFAFI	S-15
YSOC Amount	S-57

Prospectus
BAS SECURITIZATION LLC
ASSET BACKED NOTES
ASSET BACKED CERTIFICATES
(Issuable in series)
Auto Receivables Securities Issuers
Each Issuer:
      The issuers may periodically issue asset backed notes and/or certificates in one or more series with one or more classes, and each issuer will own:

•	one or more pools of:

•	retail motor vehicle retail installment sales contracts and/or installment loans secured by new and used motor vehicles,

•	securities evidencing ownership interests in, or secured by, loans similar to the types of loans described above;

•	government securities;

•	collections on the above assets;

•	liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•	funds in the accounts of the issuer; and

•	any credit or cash flow enhancement obtained in favor of the issuer.
The Securities:
      Each issuer may periodically issue asset-backed notes and/or certificates in one or more series with one or more classes which:

•	will represent indebtedness of the issuer that issued those securities, in the case of the notes, or beneficial interests in the issuer that issued those securities, in the case of the certificates;

•	will be paid only from the assets of the issuer that issued those securities;

•	will represent the right to payments in the amounts and at the times described in the related prospectus supplement;

•	may benefit from one or more forms of credit or cash flow enhancement; and

•	will be issued as part of a designated series, which may include one or more classes of notes and/or one or more classes of certificates.
      You should consider carefully the risk factors beginning on page 4 of this prospectus and the risk factors in the related prospectus supplement.
      The notes and the certificates will represent obligations of, or interests in, the issuer only and are not guaranteed by any person including BAS Securitization LLC, or any of its affiliates, and neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.
      This prospectus may be used to offer and sell securities only if accompanied by an related prospectus supplement for the related issuer.
      Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.
The date of this prospectus is June 27, 2005.

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
AND THE RELATED PROSPECTUS SUPPLEMENT
      We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest and principal payments;

•	the assets underlying your securities;

•	the credit or cash flow enhancement for each class;

•	the credit ratings; and

•	the method of selling the securities.
      Whenever information in the prospectus supplement is more specific than the information in this prospectus or if a conflict exists, you should rely on the information in the related prospectus supplement.
      You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and the related prospectus supplement and, if given or made, the information or representations must not be relied upon as having been authorized by the issuer, BAS Securitization LLC, the underwriters or any dealer, salesperson or other person. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to buy, any security in any jurisdiction in which it is unlawful to make any similar offer or solicitation.
      We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the prospectus supplement provide the pages on which these captions are located.
      To understand the structure of these securities, you must read carefully this prospectus and the related prospectus supplement in their entirety.

i

SUMMARY OF TERMS
      The following summary is a short description of the main structural features that an issuer’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of an issuer’s securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.
The Issuers
      A separate issuer will be formed to issue each series of securities. If the issuer issues notes and certificates, it will be formed by a trust agreement between the company and the trustee of the trust or by a limited liability company agreement. If the trust issues only certificates, it will be formed by a pooling and servicing agreement among the seller, the servicer, the company and the trustee of the trust.
The Company
      BAS Securitization LLC.
Seller
      The related prospectus supplement will name the seller of the primary assets to the company. The seller may be an affiliate of Bank of America Corporation.
Servicer
      The related prospectus supplement will name the servicer for the issuer.
Trustees
      The related prospectus supplement will name the indenture trustee (if an issuer issues notes) and the trustee, if any, for the issuer.
Securities
      An issuer’s securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:

•	its principal amount;

•	its interest rate, which may be fixed or variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal and interest payments;

•	its legal final payment date;

•	whether and when it may be redeemed prior to its legal final payment date; and

•	how losses on the primary assets are allocated among the classes of securities.
      Some classes of securities may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.
      The related prospectus supplement will identify any class of securities of a series that is not being offered to the public.

      Variable pay term securities or variable pay revolving securities may be issued. An Issuer may issue additional securities on dates specified in the prospectus supplement and use the proceeds to repay certain classes of securities prior to their final scheduled distribution date.
      Generally, you may purchase the securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement. The record date for a payment date or a distribution date will be the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.
The Primary Assets and Other Issuer Property
      Primary Assets. The primary assets of each issuer will include one or more pools of receivables and collateral certificates. The primary assets of an issuer may also include government securities, see “Government Securities” in this prospectus and the related prospectus supplement.
      The Receivables. The receivables of each issuer will consist of a pool of retail motor vehicle installment sales contracts and/or installment loans originated either (1) via direct channels or (2) indirectly by motor vehicle dealers or lenders, and purchased, directly or indirectly, by the company and transferred to the issuer. The receivables may include pools of retail motor vehicle installment loans purchased by affiliates of Bank of America Corporation from third party originators and transferred first to the company and then to the issuer. The receivables will be secured by new or used automobiles, motorcycles, vans, trucks, buses and/or trailers, light-duty trucks and other similar vehicles.
      You will find a description of the characteristics of each issuer’s receivables in the related prospectus supplement.
      For a more detailed description of the receivables, including the criteria they must meet in order to be included in a trust, and the other property supporting the securities, see “The Receivables Pool” in this prospectus and in the related prospectus supplement.
      The Collateral Certificates. The collateral certificates will consist of certificates evidencing an undivided interest in, or notes or loans secured by, receivables that conform to the descriptions of the receivables in this prospectus. For a more detailed description of the collateral certificates, see “Collateral Certificates” in this prospectus and the related prospectus supplement.
      Other Property of the Issuer. In addition to the receivables, collateral certificates and/or government securities, each issuer will own amounts on deposit in various accounts, which may include:

•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional primary assets; or

•	reserve fund or other account providing credit or cash flow enhancement.
Credit or Cash Flow Enhancement
      The related prospectus supplement will specify the credit or cash flow enhancement, if any, for each issuer. Credit or cash flow enhancement may consist of one or more of the following:

•	subordination of one or more classes of securities;

•	a reserve fund;

•	overcollateralization (i.e., the amount by which the principal amount of the primary assets exceeds the principal amount of all of the issuer’s securities);

•	excess interest collections (i.e., the excess of anticipated interest collections on the primary assets over fees and expenses, interest on the issuer’s securities and any amounts required to be deposited in any reserve fund);

•	letter of credit or other credit facility;

•	surety bond or insurance policy;

•	liquidity arrangements;

•	swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

•	repurchase or put obligations;

•	yield supplement agreements or accounts;

•	guaranteed investment contracts;

•	guaranteed rate agreements; or

•	other agreements with respect to third party payments or other support.
      Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. The prospectus supplement will describe the credit or cash flow enhancement and related limitations and exclusions applicable for securities issued by an issuer. Enhancements cannot guarantee that losses will not be incurred on the securities.
      For more information about credit enhancement, see “The Transaction Documents — Credit and Cash Flow Enhancement” in this prospectus.

RISK FACTORS
      The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes and/or certificates. You should also carefully consider the information set forth under “Risk Factors” in the related prospectus supplement.

You must rely for repayment only upon the issuer’s assets which may not be sufficient to make full payments on your securities	The company does not have, nor is it expected to have, any significant assets. There will be no recourse to the company or any of its affiliates or any other person for any default on the notes or any failure to receive distributions on the notes and certificates with respect to any series except as may be specified in the related prospectus supplement. Consequently, holders of securities of each series must rely solely upon the assets of the issuer for a series of securities, including, if applicable, any amounts available pursuant to any credit or cash flow enhancement for that series, for the payment of principal of and interest on the securities of that series.

Limits on credit or cash flow enhancement may result in losses to you	Although we intend the credit or cash flow enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the credit or cash flow enhancement, the amount of the credit or cash flow enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available may decline and could be depleted prior to the payment in full of the related series of securities, and therefore losses on the primary assets could result in losses to holders of those securities.

Timing and rate of prepayments may result in lower yield	The securities of a series will be payable solely from the assets of the issuer for that series. The yield to maturity experienced by a holder of securities of a given series may be affected by, among other things, the rate and timing of payments of principal of the receivables or of the underlying receivables relating to the collateral certificates. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

• the extent of prepayments or defaults;.

• the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement; and

• the exercise of any right of optional termination.

Prepayments may also result from repurchase or purchase of receivables or underlying receivables due to material breaches of the seller’s or the servicer’s representations or warranties.

Delays in distribution dates may result in lower yield	Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks of subordinated securities	To the extent specified in the related prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series. Any subordinated securities will be affected to a greater degree by any losses on the receivables or on the underlying receivables relating to the collateral certificates.

The absence of a secondary market could limit your ability to resell your securities	There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop after such issuance. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. The underwriter presently expects to make a secondary market in the securities, but has no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

The issuer’s security interest in the financed vehicles will not be noted on the certificate of title, which may cause losses	The company will assign security interests in the financed vehicles securing the receivables to the related issuer. Due to administrative burden and expense, however, we will not cause the certificates of title to the financed vehicles to be amended to reflect the assignment by the originator or other persons to the company or the issuer unless otherwise specified in the related prospectus supplement. In the absence of amendment, an issuer may not have a perfected security interest in the financed vehicles securing the receivables in some states. If an issuer does not have a perfected security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected. If the issuer has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuer elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the securities.

If the issuer does not use all of the money in the pre-funding account, a mandatory redemption of a portion of the notes and certificates could result	To the extent provided in the related prospectus supplement, if the issuer has not used all of the money deposited in the pre-funding account to purchase additional primary assets by the date set forth in the prospectus supplement, then the holders of each of the notes and certificates will receive a pro rata payment of principal in an amount equal to the unused amount or of the amount remaining in the pre-funding account. The inability of the seller to obtain primary assets meeting the requirements for sale to the issuer will increase the likelihood of a prepayment of principal. Any reinvestment risk from the mandatory prepayment of a portion of the notes and certificates from the unused amount will be borne by the holders of the notes and certificates, as the case may be.

Removal of a servicer after a servicer default	The related prospectus supplement may provide that with respect to a series of securities, upon the occurrence of a servicer default, the related indenture trustee or specified portion of noteholders or certificateholders may remove the servicer without the consent of the related trustee or the noteholders or certificateholders of any subordinated class. The trustee or any such subordinated class with respect to a series may not have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders or certificateholders of a senior class with respect to a series may have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the noteholders or certificateholders of any subordinated class of the series.

Commingling of assets by the servicer could reduce or delay payments on the securities	We will require the servicer to deposit all payments on the primary assets collected during each collection period into the related collection account within two business days of receipt of the payments. However, if a servicer satisfies particular requirements for less frequent remittances we will not require the servicer to deposit the amounts into the collection account until the business day preceding each distribution date.

Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the primary assets.

Noteholders may take action without the consent of certificateholders	In certain circumstances the noteholders with respect to a series have the ability to take action which could materially adversely affect certificateholders of the series without obtaining the consent of the certificateholders. For instance, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

The issuer’s interest in the receivables could be defeated because the contracts will not be delivered to the issuer	To the extent provided for in the related prospectus supplement, the servicer or custodian will maintain possession of the original contracts for each of the receivables. If the servicer or custodian sells or pledges and delivers the original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the receivable having a priority over the issuer’s interest. Furthermore, if the servicer or custodian becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

Receivables that fail to comply with consumer protection laws may result in losses on your investment	To the extent that the receivables are the obligations of consumers, Federal and state consumer protection laws will regulate the creation, collection and enforcement of these receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make an assignee of a loan, such as the issuer, liable to the obligor for any violation by the lender. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. To the extent specified in this prospectus and in the related prospectus supplement, the seller or the servicer will be obligated to repurchase from the issuer any receivable that fails to comply with these legal requirements. If the seller or the servicer fails to repurchase that receivable, you might experience delays and/or reductions in payments on your securities. See “Material LegalAspects of the Receivables — Consumer Protection Laws” in this prospectus.

The company and the seller have limited obligations to the issuer and will not make payments on the securities	The company, the seller and their affiliates are generally not obligated to make any payments to you on your securities. However, the seller or the servicer will make representations and warranties about the characteristics of the receivables.

If the seller or the servicer breaches a representation or warranty for a receivable, the seller may be required to repurchase or the servicer may be required to purchase that receivable. If the seller fails to repurchase and the servicer fails to purchase that receivable, you might experience delays and/or reductions in payments on the securities. See “The Transaction Documents — Sale and Assignment of the Primary Assets” in this prospectus and “The Transaction Documents — Sale and Assignment of the Primary Assets” and “The Transfer Agreements and the Indenture — Sale and Assignment of the Receivables” in the related prospectus supplement.

Interests of other persons in the receivables and financed vehicles could be superior to the issuer’s interest, which may result in reduced payments on your securities	Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuer could lose the priority of its security interest in a financed vehicle. Neither the seller nor the servicer will have any obligation to repurchase or purchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuer. Generally, no action will be taken to perfect the rights of the issuer in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the securities. See “Material Legal Aspects of the Receivables — Security Interests in the Financed Vehicles” in this prospectus.

Extensions and deferrals of payments on receivables could increase the average life of the securities	In some circumstances, the servicer may permit an extension on or deferral of payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time solicit or offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables. However, the servicer must purchase the receivable from the issuer if any payment deferral of a receivable extends the term of the receivable beyond the latest final scheduled payment date for any class of related securities.

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your securities	In some circumstances, the Servicemembers Civil Relief Act, as amended, and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during, and in certain circumstances, after the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the securities. See “Material Legal Aspects of the Receivables — The Servicemembers Civil Relief Act” in this prospectus.

The securities may not be a suitable investment for you	The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of the securities for you	We will issue a class of securities only if that class receives the rating specified in the related prospectus supplement. The rating considers only the likelihood that the issuer will pay interest on time and will ultimately pay principal in full or make full distributions of security balance. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time. Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable legal final payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit or cash flow enhancement or to restore the original rating.

You may not be able to exercise your rights as a securityholder directly	Each class of securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the related prospectus supplement and will not be registered in the names of the holders of the securities of such series or their nominees. Persons acquiring beneficial ownership interests in any series of securities may hold their interests through The Depository Trust Company in the United States or Clearstream Bank, société anonyme or the Euroclear System in Europe. Because of this, unless and until definitive securities for such series are issued, holders of such securities will not be recognized by the issuer or any trustee or indenture trustee as certificateholders or noteholders, as the case may be. Hence, until definitive securities are issued, holders of such securities will only be able to exercise the rights of noteholders and certificateholders indirectly through The Depository Trust Company and its participating organizations. See “Certain Information Regarding the Securities — Book-Entry Registration” in this prospectus.

CAPITALIZED TERMS
      The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.
THE ISSUERS
      With respect to each series of securities, for the transactions described in this prospectus and in the related prospectus supplement, BAS Securitization LLC (the “Company”) will establish a separate issuer that will issue the securities of that series (each, an “Issuer”). Each Issuer will be either a limited liability company (each, an “LLC”) formed pursuant to a limited liability company agreement (each, a “Limited Liability Company Agreement”), a trust (each, a “Trust”) formed pursuant to a trust agreement (each, a “Trust Agreement”) between the Company and the related owner trustee or a grantor trust formed pursuant to a pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Company, the servicer and the trustee for the related Trust, as applicable. In the event an owner trust or grantor trust is formed, the related trustee may own the Primary Assets and act on behalf of the Issuer in all instances described in this prospectus and the related prospectus supplement. The property of each Issuer will include Primary Assets and all payments due under the Primary Assets on and after the applicable cutoff date in the case of Precomputed Receivables and all payments received under the Primary Assets on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables. The primary assets (“Primary Assets”) for a series will include Receivables, Collateral Certificates and/or Government Securities. On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the seller will transfer or sell Primary Assets to the Company and the Company will transfer or sell Primary Assets to the Issuer in the outstanding principal amount specified in the related prospectus supplement.
      To the extent specified in the related prospectus supplement, the property of each Issuer may also include:

•	the right to all documents and information contained in the Receivable files;

•	collections and all other amounts due under the receivables after the cut-off dates specified in the related prospectus supplement;

•	security interests in the vehicles financed by the Receivables (the “Financed Vehicles”);

•	the right to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering the Financed Vehicles or the obligors under the Receivables;

•	the rights relating to the Receivables purchased from dealers under any agreements between the originator of the Receivables and the dealers that sold the Financed Vehicles;

•	all property on deposit in or credited to the applicable accounts, including the related collection account and any other account identified in the related prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer or as otherwise specified in the related prospectus supplement);

•	the rights of the issuer under each applicable transaction document;

•	the rights under any credit or cash flow enhancement to the extent specified in the related prospectus supplement;

•	any other property specified in the related prospectus supplement; and

•	all proceeds of the Primary Assets or the foregoing property (collectively, with the Primary Assets, the “Issuer Property”).
      To the extent specified in the related prospectus supplement, a Reserve Account or other form of credit or cash flow enhancement may be a part of the property of a given Issuer or may be held by the trustee for the benefit of holders of the related securities. To the extent specified in the related prospectus supplement, an interest rate or currency swap or other hedge agreement may also be a part of the property of any given issuer or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities.
      If so provided in the related prospectus supplement, the Issuer Property may also include a pre-funding account, into which the seller will deposit cash and which will be used by the issuer to purchase receivables from the related originators during a specified period following the closing date for the related issuer. Any Receivables so conveyed to an issuer will also be Issuer Property of the issuer.
      Prior to formation, each issuer will have no assets or obligations. After formation, each issuer will not engage in any activity other than acquiring and holding the related receivables and the Issuer Property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the related prospectus supplement and in the trust agreement or limited liability company agreement of the issuer, as applicable. Each issuer will not acquire any receivables or assets other than the Issuer Property.
      The servicer specified in the related prospectus supplement, as servicer under the related Pooling and Servicing Agreement, related sale and servicing agreement (each, a “Sale and Servicing Agreement”) or related servicing agreement, as applicable, will service the Receivables held by each Issuer and will receive fees for these services. See “The Transaction Documents — Servicing Compensation and Payment of Expenses” in this prospectus and “Description of the Transfer and Servicing Agreement — Servicing Compensation” in the related prospectus supplement. To the extent set forth in the related prospectus supplement, the seller and each trustee will authorize the servicer to retain physical possession of the Receivables held by each Issuer and other documents relating to possession of the Receivables as custodian for each Issuer. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to an Issuer. In the absence of an amendment, an Issuer may not have a perfected security interest in some of the Financed Vehicles in some states. See “Material Legal Aspects of the Receivables” and “The Transaction Documents — Sale and Assignment of the Primary Assets”. In the case of Primary Assets consisting of Collateral Certificates and/or Government Securities, the trustee specified in the related prospectus supplement will manage the Collateral Certificates and/or Government Securities.
      If the protection provided to (1) holders of notes issued by an owner trust or an LLC by the subordination of the related securities and by the Reserve Account, if any, or any other available form of credit or cash flow enhancement for the series or (2) certificateholders by the subordination of any subordinated certificates and by the Reserve Account or other form of credit or cash flow enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables or on the Collateral Certificates and Government Securities, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable Issuer not having perfected security interests in all of the Financed Vehicles, may limit the ability of an Issuer to realize on the collateral securing the related Receivables, or may limit the amount realized to less than the amount due under the Receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See “The Transaction Documents — Credit and Cash Flow Enhancement” and “Material Legal Aspects of the Receivables”.
      The principal offices of each Issuer and the related trustee, in the case of a Trust, will be specified in the related related prospectus supplement.
THE TRUSTEE
      The trustee for any Issuer that is a Trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A trustee may resign at any time, in which event the servicer or administrator will be obligated to appoint a successor trustee. The servicer or administrator may also remove the related trustee if (i) the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or (ii) the trustee becomes insolvent. In either of these circumstances, the servicer or administrator will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.
      The principal offices of each Trust and the related trustee will be specified in the related prospectus supplement.
THE COMPANY
      The Company, BAS Securitization LLC, a wholly owned, special purpose, bankruptcy remote subsidiary of NB Holdings Corporation, was formed as a limited liability company under the laws of the State of Delaware on January 10, 2002 and has a limited operating history. The Company was organized solely for the limited purpose of acquiring Primary Assets and associated rights, issuing securities and engaging in related transactions. The Company’s limited liability company agreement limits the activities of the Company to the foregoing purposes and to any activities incidental to and necessary for these purposes. The principal office of the Company is located at Bank of America Corporate Center, Charlotte, NC 28255. Its telephone number is (704) 388-2308.
      The depositor with respect to each series of securities will be the Company. The Company anticipates that, as depositor, it will acquire Receivables and Collateral Certificates to be included in each trust from sellers in the open market or in privately negotiated transactions. The Company may also acquire Primary Assets from affiliates. The Company will have no ongoing servicing obligations or responsibilities with respect to any Financed Vehicle and no administrative obligations with respect to any Issuer.
      The Company does not have, is not required to have, and is not expected in the future to have, any significant assets. None of the Company, the seller or any of their respective affiliates will insure or guarantee the Receivables or the securities of any Issuer.
THE SELLER
      Information with respect to the related seller or sellers and the related servicer will be set forth in the related prospectus supplement.
      To the extent set forth in the related prospectus supplement, the Company may acquire the Primary Assets directly from the originator of the Primary Assets or from a seller, which acquired the Primary Assets from the originator.
THE SERVICER
      Information with respect to the related servicer to the extent available will be set forth in the related prospectus supplement.
USE OF PROCEEDS
      If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the related Issuer to the purchase of the Primary Assets from the Company or the seller, as applicable. The Company will use the portion of the net proceeds paid to it to purchase the Primary Assets from the seller.

PRINCIPAL DOCUMENTS
      In general, the operations of an Issuer will be governed by the following documents:

Document	Parties	Primary Purposes

Trust Agreement (if an owner trust) or Limited Liability Company Agreement	owner trustee and the depositor	• creates the trust or limited liability company
• provides for issuance of certificates and payments to certificateholders
• establishes rights and duties of owner trustee (if an owner trust)
• establishes rights of certificateholders
Indenture (if an owner trust or an LLC)	Trust or LLC, as issuer of the notes, and indenture trustee	• provides for issuance of the notes, the terms of the notes and payments to noteholders • establishes rights and duties of indenture trustee • establishes rights of noteholders
Sale and Servicing Agreement (if an owner trust or an LLC) (the terms of the Sale and Servicing Agreement may also be divided between a separate sale agreement and servicing agreement)	The Company, the servicer and an Issuer as purchaser	• effects sale of Primary Assets to the Issuer
• contains representations and warranties concerning the Primary Assets
• contains servicing obligations of servicer
• provides for compensation to servicer
• directs how cash flow will be applied to expenses of the Issuer and payments on its securities
Pooling and Servicing Agreement (if a grantor trust)	trustee, the Company and the servicer	• creates the Trust
• effects sale of Primary Assets to the Trust
• contains representations and warranties concerning the Primary Assets
• contains servicing obligations of servicer
• provides for compensation to servicer
• provides for issuance of certificates and payments to certificateholders
• directs how cash flow will be applied to expenses of the Trust and payments to certificateholders
• establishes rights and duties of trustee
• establishes rights of certificateholders
      The material terms of these documents are described throughout this prospectus and in the related prospectus supplement. The related prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.
      A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.
THE RECEIVABLES POOL
      The motor vehicle retail installment sales contracts and/or installment loans secured by new and used automobiles, motorcycles, vans, trucks, buses and/or trailers, light-duty trucks and other similar vehicles (the “Receivables”) in a receivables pool have been or will be originated or acquired by a seller in the ordinary course of business, as described in the related prospectus supplement.
      The Receivables to be sold to each Issuer will be selected from a seller’s portfolio for inclusion in a receivables pool based on several criteria, which criteria include that, subject to particular limitations which, if applicable, will be specified in the related prospectus supplement, each Receivable:

•	is secured by a new or used automobile, motorcycle, van, truck, bus and/or trailer, light-duty truck or other similar vehicle that contractually was required to be insured;

•	was originated or acquired, either from a motor vehicle dealer or a financial institution, by the seller or an affiliate of the seller;

•	provides for level monthly payments, except for the first and last payment, which may be different from the level payments, that, to the extent set forth in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable;

•	is not more than 30 days delinquent on the related cut-off date;

•	is a Precomputed Receivable or a Simple Interest Receivable; and

•	satisfies any additional criteria specified in the related prospectus supplement.
      The seller will not use any selection procedures in selecting the receivables for each receivables pool that are materially adverse to the securityholders of that series.
      The seller will sell or transfer receivables having an aggregate principal balance specified in the related prospectus supplement as of the cutoff date to the applicable Issuer. The purchase price paid by each Issuer for each Receivable included in the property of the Issuer will either reflect the principal balance of the Receivable as of the cutoff date calculated under the Actuarial Method or Simple Interest Method or another method as specified in the related prospectus supplement.
      Additional information with respect to the receivables pool securing each series of securities will be set forth in the related prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution of annual percentage rate, the distribution by the states where the receivables were originated and the portion of the receivables pool secured by new vehicles, used vehicles or other motor vehicles, including motorcycles, as applicable.
Calculation Methods
      The Receivables to be held by each Issuer may be Balloon Payment Receivables that provide for the amount financed to amortize over a series of monthly installments with a substantially larger final scheduled payment of principal together with one month’s interest. The final Balloon Payment is generally set by the seller for each particular model of vehicle at the time the Receivable is originated and is due at the end of the term of the Receivable. The net amount actually due from an obligor at the end of term of a Balloon Payment Receivable may be greater or less than the Balloon Payment as a result of:

•	in the case of a Simple Interest Receivable, early or late payments by the obligor during the term of the Receivable and the applications of day counting conventions; and

•	in the case of a Simple Interest Receivable or an Actuarial Receivable, additional fees and charges that may be owed by the obligor with respect to the contract on the Financed Vehicle.
      Upon maturity of a Balloon Payment Receivable, the related obligor may satisfy the amount it owes by:

•	paying the remaining principal amount of the Receivable, all accrued and unpaid interest, plus any fees, charges, and other amounts then owing, during the term of the receivable and the application of day counting conventions;

•	refinancing the net amount then due, which may be greater or less than the Balloon Payment, subject to several conditions; or

•	selling the related Financed Vehicle to the servicer or its assignee for an amount equal to the Balloon Payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the servicer, and paying any excess of the total amount owed under the Receivable over the Balloon Payment to the servicer.
      If the obligor sells the Financed Vehicle to the servicer, acting on behalf of the Issuer, the Issuer may or may not receive the full amount of the Balloon Payment upon the subsequent sale of the Financed Vehicle. If the full amount owed by an obligor under a Balloon Payment Receivable is not collected, the shortfall will reduce the funds available to make payments on the securities.
      If the Receivables in a pool of receivables included in the property of an Issuer include Balloon Payment Receivables, we will provide more specific information about the origination and servicing of the Receivables and the consequences of including the Receivables in a receivables pool in the related prospectus supplement.
      Specific information with respect to each pool of receivables included in an Issuer will be set forth in the related prospectus supplement, including, to the extent appropriate:

•	the portion of the receivables pool consisting of Precomputed Receivables and of Simple Interest Receivables;

•	the portion of the receivables pool secured by new Financed Vehicles and by used Financed Vehicles;

•	the aggregate principal balance of all of the related Receivables;

•	the average principal balance of the related Receivables and the range of principal balances;

•	the number of Receivables in the receivables pool;

•	the geographic distribution of Receivables in the receivables pool;

•	the average original amount financed and the range of original amounts financed;

•	the weighted average contract rate of interest and the range of such rates;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms;

•	the scheduled weighted average life;

•	the distribution by stated contract rate of interest; and

•	the originator of the Receivables.

Delinquencies, Repossessions and Net Losses
      Information concerning the experience of the servicer pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any receivables pool will be comparable to prior experience of the servicer.
THE COLLATERAL CERTIFICATES
      The Primary Assets for a series will include Receivables and/or collateral certificates (“Collateral Certificates”), which include certificates evidencing an undivided interest in, or notes or loans secured by, Receivables. The Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement. The Collateral Certificates will be acquired by the company in a bona fide secondary market transaction and will not include securities acquired as part of the original distribution of such securities. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an “Underlying Trust Agreement”). The servicer (the “Underlying Servicer”) of the underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the “Underlying Trustee”).
      The issuer of the Collateral Certificates (the “Underlying Issuer”) will be

•	a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts,

•	a limited purpose entity organized for the purpose of, among other things, establishing trusts or other special-purpose entities, acquiring and selling receivables to such special-purpose entities and selling beneficial interests in these special-purpose entities,

•	one of the trusts or other special-purpose entities, or

•	if so specified in the related prospectus supplement, the Underlying Issuer may be the company and/or one or more affiliates of the company.
      The obligations of the Underlying Issuer will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related special-purpose entity. The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related special-purpose entity or any of the Collateral Certificates issued under the Underlying Trust Agreement.
      Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.
Enhancement Relating to Collateral Certificates
      Enhancement in the form of reserve funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of particular characteristics of the receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.

Additional Information
      The related prospectus supplement for a series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the Company and the Company reasonably believes the information to be reliable:

•	the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets;

•	the characteristics of the receivables which comprise the underlying assets for the Collateral Certificates;

•	the expected and final maturity of the Collateral Certificates;

•	the interest rate of the Collateral Certificates;

•	the Underlying Issuer, the Underlying Servicer, if other than the Underlying Issuer, and the Underlying Trustee for the Collateral Certificates;

•	characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to the Collateral Certificates themselves;

•	the terms on which the underlying receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and

•	the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.
THE GOVERNMENT SECURITIES
      Primary Assets for a series may include, but will not consist entirely of, any combination of

•	receipts or other instruments created under the Department of the Treasury’s Separate Trading of Registered Interest and Principal of securities, or STRIPS, program (“Treasury Strips”), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on particular United States Treasury Bonds (“Treasury Bonds”);

•	Treasury Bonds; and

•	other debt securities, (“GSEs Bonds”) of United States government sponsored enterprises (“GSEs”; and together with Treasury Strips and Treasury Bonds, collectively, “Government Securities”).
      The Government Securities, if any, held by an issuer are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Government Securities, if any, held by an issuer are intended both to (1) support the ratings assigned to these securities, and (2) perform a function similar to that described in this prospectus under “The Transaction Documents — Credit and Cash Flow Enhancement”.
      As specified in the related prospectus supplement, the obligations of one or more of the following GSEs may be held by an issuer: Federal National Mortgage Association, Federal Home Loan Mortgage Association, Student Loan Marketing Association, The Resolution Funding Corporation, Tennessee Valley Authority, Federal Home Loan Banks and Federal Farm Credit Banks. An issuer may also acquire receipts or other instruments evidencing ownership of specific interests and/or principal payments to be made on particular Treasury Bonds or The Resolution Funding Corporation bonds.
MATURITY AND PREPAYMENT CONSIDERATIONS
      The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which principal of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables and to receivables underlying Collateral Certificates, the term “prepayments”includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates or Government Securities repurchased by the seller or purchased by the servicer. Full and partial prepayments on motor vehicle receivables included in the Issuer Property of an issuer will be paid or distributed to the related securityholders on the next Payment Date following the Collection Period in which they are received. To the extent that any Receivable included in the Issuer Property of an issuer is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an originator or otherwise, the actual weighted average life of the Receivables included in the Issuer Property of the issuer will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor. The rate of prepayment of automobile receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the seller. The rate of prepayment on receivables may also be influenced by the structure of the Receivable. In addition, under some circumstances, Receivables will be required to be repurchased from a given Issuer pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the Issuer pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See “The Transaction Documents — Sale and Assignment of the Primary Assets” and “— Servicing Procedures”. See also “Certain Matters Regarding the Servicer — Termination” regarding the servicer’s obligation to purchase Primary Assets from a given Issuer.
      In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each payment date or distribution date, as the case may be, since the amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related series of securities.
POOL FACTORS AND TRADING INFORMATION
      The “Note Pool Factor” for each class of notes will be a seven-digit decimal which the servicer or indenture trustee will compute prior to each payment with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable payment date, after giving effect to payments to be made on the applicable payment date, as a fraction of the initial outstanding principal balance of the class of notes. The “Certificate Pool Factor” for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable distribution date, after giving effect to distributions to be made on the applicable distribution date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder’s note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder’s portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (1) the original denomination of the certificateholder’s certificate and (2) the applicable Certificate Pool Factor at the time of determination.

      As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Payment Date or distribution date, as the case may be, concerning payments received on the Primary Assets, the “Pool Balance” (as defined in the related prospectus supplement) and each Note Pool Factor or Certificate Pool Factor, as applicable. The Depository Trust Company (“DTC”) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders and certificateholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable. Noteholders and certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by federal and/or state law. See “Certain Information Regarding the Securities — Statements to” in this prospectus.
      In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities — Statements to Securityholders” in this prospectus.
DESCRIPTION OF THE NOTES
      Each Issuer that is an owner trust or an LLC will issue one or more classes of notes pursuant to an indenture (each, an “Indenture”) between the related owner trust or LLC and the indenture trustee. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture. The related prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the related prospectus supplement.
      If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more physical certificates registered in the name of the nominee of DTC (together with any successor company selected by the Issuer). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the Company has been informed by DTC that DTC’s nominee will be Cede unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from its participating organizations, and all references in this prospectus and in the related prospectus supplement to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for payment to noteholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities — Book-Entry Registration” and “— Definitive Securities” in this prospectus.
Distribution of Principal and Interest
      The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments or

•	interest payments with disproportionate, nominal or no principal payments.
      Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer of its option to purchase the related receivables pool. See “Certain Matters Regarding the Servicer — Termination” in this prospectus.
      To the extent specified in any related prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the related prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given payment date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.
      The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a payment date, in which case except to the extent specified in the related prospectus supplement each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See “The Transaction Documents — Distributions” and “ — Credit and Cash Flow Enhancement” in this prospectus.
      With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of Receivables. If an issuer issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to such series. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the related prospectus supplement.
      If specified in the related prospectus supplement, the Issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series of outstanding securities. To the extent specified in any prospectus supplement, one or more classes of notes of a given Issuer may have targeted scheduled distribution dates on which such notes will be paid in full to the extent the Issuer is able to issue a variable pay term note or to receive advances under variable pay revolving notes in sufficient principal amounts. The proceeds of issuance of such variable pay term note, which may be issued publicly or privately, or the advances obtained from any variable pay revolving notes, will be applied to pay the specified class of notes in the manner set forth in the related prospectus supplement, and such variable pay term note or variable pay revolving notes will receive principal payments in the amounts and with the priority specified in the related prospectus supplement.
      If the seller, the servicer or another entity exercises its option to purchase the receivables of an issuer in the manner and on the respective terms and conditions described under “Certain Matters Regarding the

Servicer — Termination,” the outstanding notes will be redeemed as set forth in the related prospectus supplement.
      If so specified in the related prospectus supplement, the Issuer may segregate the Primary Assets relating to a series of securities into two or more pools, and may issue classes of securities that are paid primarily or exclusively from one of those pools.
Provisions of the Indenture
      Events of Default, Rights Upon Event of Default. As specified in the related prospectus supplement “Events of Default” in respect of a series of notes under the related Indenture will include (subject to grace periods and voting percentages as set out in the related prospectus supplement):

•	a default in the payment of any interest on any note;

•	a default in the payment of the principal of, or any installment of the principal of, any note;

•	a default in the observance or performance of any material covenant or agreement of the related Issuer made in the related Indenture and the continuation of any default for the number of days specified in the related prospectus supplement after notice thereof is given to the issuer by the applicable indenture trustee and, if applicable, the related credit enhancement provider, or to the issuer and the indenture trustee by the holders of the requisite percentage as specified in the related prospectus supplement of the principal amount of the Controlling Class of notes;

•	any representation or warranty made by the Issuer in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, and that breach has not been cured within the number of days specified in the related prospectus supplement after notice thereof is given to the issuer by the applicable indenture trustee or, if applicable, the related credit enhancement provider, or to the issuer, the related credit enhancement provider, if any, and the indenture trustee by the holders of the requisite percentage as specified in the related prospectus supplement of the principal amount of the Controlling Class;

•	particular events of bankruptcy, insolvency, receivership or liquidation with respect to the Issuer or a substantial part of the property of the Issuer; and

•	any other events as may be specified in the related prospectus supplement.
      The amount of principal required to be paid to noteholders of each series under the related Indenture on any payment date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable legal final payment date for the class of notes.
      If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of at least a majority of the aggregate outstanding principal amount of the notes may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority of the aggregate outstanding principal amount of the notes.
      If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Issuer, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable Issuer maintain possession of the Primary Assets and continue to apply collections on these Primary Assets as if there had been no declaration of acceleration. Subject to any additional limitations that may be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Primary Assets following an Event of Default, unless:

•	the holders of all outstanding notes consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale; or

•	the indenture trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes.
      Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of at least a majority of the aggregate outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing at least a majority of the aggregate outstanding principal amount of the notes may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.
      Except to the extent provided in the related prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the related Indenture, unless:

•	the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

•	the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes have made a written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has failed to institute a proceeding for the period of time set forth in the related prospectus supplement; and

•	no direction inconsistent with a written request has been given to the indenture trustee during that period by the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes of the series.
      With respect to any Issuer that is an owner trust or an LLC, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a certificate representing an ownership interest in the Issuer, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Issuer contained in the applicable Indenture.
      No Issuer will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.

Certain Covenants
      Each Indenture will provide that the related Issuer may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•	the entity expressly assumes the Issuer’s obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Issuer under the Indenture;

•	no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

•	the Issuer has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

•	the Issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Issuer or to any related noteholder or certificateholder;

•	any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

•	any other conditions specified in the related prospectus supplement have been satisfied.
      No Issuer that is an owner trust or an LLC will:

•	except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Issuer (the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer;

•	claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Issuer;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part of its property, or any interest in the Issuer or the proceeds of the Issuer; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, or otherwise in accordance with the Related Documents with respect to the issuer.
      Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
Modification of Indenture
      The Issuer and the related indenture trustee may, with the consent of the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding note affected by the related supplemental indenture, no supplemental indenture will:

•	change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Issuer to payment of principal or interest on the notes of the series, or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

•	impair the right to institute suit for the enforcement of specific provisions of the related Indenture;

•	reduce the percentage of the aggregate outstanding principal amount of the notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

•	modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable owner trust, any other obligor on the notes, the seller or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding principal amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Primary Assets if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

•	decrease the percentage of the aggregate outstanding principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate outstanding principal amount of the notes of the series necessary to amend the related Indenture or other related agreements; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the related Indenture.
      An Issuer and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series:

•	to cure any ambiguity;

•	to correct or supplement any provisions in the Indenture; or

•	for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;
provided that the action referred to in the third bullet above will not materially and adversely affect the interest of any noteholder.
Annual Compliance Statement
      Each Issuer that is an owner trust or an LLC will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee’s Annual Report
      The indenture trustee for each issuer will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	if the related indenture requires the indenture trustee to make advances, any amount advanced by it under the indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuer to the applicable indenture trustee in its individual capacity;

•	the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and

•	any action taken by it that materially affects the related notes and that has not been previously reported.
Satisfaction and Discharge of Indenture
      Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.
The Indenture Trustee
      The indenture trustee for a series of notes will be specified in the related prospectus supplement. The principal office of the indenture trustee will be specified in related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related owner trust or LLC will be obligated to appoint a successor indenture trustee for the series. Additionally, the Holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes of a series may remove the related indenture trustee and appoint a successor indenture trustee. An Issuer that is an owner trust or an LLC may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the Issuer will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series.
DESCRIPTION OF THE CERTIFICATES
      Each Issuer, if a Trust, will issue one or more classes of certificates pursuant to a Trust Agreement or a Pooling and Servicing Agreement, as applicable. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related certificates, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable. The related prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the related prospectus supplement.
      If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by a seller or any of its affiliates, each class of certificates will initially be represented by one or more physical certificates registered in the name of DTC. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the Company has been informed by DTC that DTC’s nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than a seller or any of its affiliates, will be entitled to receive a physical certificate representing a certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities — Book-Entry Registration” and “ — Definitive Securities” in this prospectus. Any certificate of a series owned by a seller or any of its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, to the extent set forth in the related Trust Agreement or Pooling and Servicing Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.
Distributions of Principal and Interest
      The timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to:

•	principal distributions with disproportionate, nominal or no interest distributions or

•	interest distributions with disproportionate, nominal or no principal distributions.
      Each class of certificates may have a different certificate rate, which may be a fixed, variable or adjustable certificate rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the certificate rate for each class of certificates of a series or the method for determining the certificate rate.
      In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an Issuer that is an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class. In general, the rights of the certificateholders to take certain actions, such as waiving servicer defaults, will be subordinated to the rights of the noteholders to take such action.

CERTAIN INFORMATION REGARDING THE SECURITIES
General
      The related prospectus supplement will describe:

•	the timing, amount and priority of payments of principal and interest on each class of securities;

•	their interest rates or the method for determining their interest rates;

•	the method of determining the amount of their principal payments;

•	the priority of the application of the Issuer’s available funds to its expenses and payments on its securities; and

•	the allocation of losses on the Primary Assets among the classes of securities.
      The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments;

•	interest payments with disproportionate, nominal or no principal payments; or

•	residual cash flow remaining after all other classes have been paid.
      Interest rates may be fixed or floating. If a class of securities is redeemable, the related prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by an Issuer may be greater than, equal to or less than the aggregate initial principal amount of the Primary Assets held by that Issuer.
      Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates or distribution dates, as the case may be.
Fixed Rate Securities
      Each class of fixed rate securities will bear interest at the applicable per annum interest rate or certificate rate, as the case may be, specified in the related prospectus supplement.
      Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.
Floating Rate Securities
      Each class of floating rate securities will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the related prospectus supplement, if any, or multiplied by the percentage specified in the related prospectus supplement, if any, or (ii) as otherwise specified in the related prospectus supplement.
      The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or another rate set forth in the related prospectus supplement.

      A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):
      (1)     a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and
      (2)     a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.
      Each Issuer issuing floating rate securities may appoint a calculation agent to calculate interest rates of each class of its floating rate securities. The related prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the Issuer. All determination of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities.
      In connection with the issuance of any class of floating rate securities, the Issuer may enter into or arrange for one or more interest rate hedge transactions. The related prospectus supplement will include a description of:

•	the material terms of any interest rate hedge transaction,

•	the identity of any interest rate hedge counterparty,

•	any payments due to be paid by or to the Issuer or the trustee under any interest rate hedge transaction,

•	scheduled deposits in and withdrawals from any class subaccount of the Collection Account with respect to any interest rate hedge transaction,

•	the formula for calculating the floating rate of interest of any floating interest rate class and the formula for calculating the payment owed under any interest rate hedge transaction, and

•	the rights of noteholders or certificateholders with respect to any interest rate hedge transaction, including any right of termination of or amendment to the interest rate hedge agreement.
Ratings of the Securities
      It will be a condition to the issuance of each class of securities specified as being offered by the related prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical Rating Agency and receive the rating specified in the related prospectus supplement by at least one Rating Agency.
Revolving Period and Amortization Period
      If the related prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth in the related prospectus supplement during which no principal payments will be made to one or more classes of notes or certificates of the related series as are identified in such prospectus supplement (the “Revolving Period”). The Revolving Period may not be longer than one year from the date of issuance of a class or classes of notes or certificates of a series. During the Revolving Period, all collections of principal otherwise allocated to such classes of notes or certificates may be:

•	utilized by the Issuer during the Revolving Period to acquire additional Collateral Certificates or Government Securities and Receivables which satisfy the criteria described under “The Receivables Pool” in this prospectus and the criteria set forth in the related prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to securityholders;

•	applied to those notes or certificates of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the related prospectus supplement.
      An “Amortization Period” is the period during which an amount of principal is payable to holders of a series of securities which, during the Revolving Period, were not entitled to such payments. If so specified in the related prospectus supplement, during an Amortization Period all or a portion of principal collections on the Primary Assets may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the related prospectus supplement will set forth the circumstances which will result in the commencement of an Amortization Period.
      Each Issuer which has a Revolving Period may also issue to the related seller a certificate evidencing a retained interest in the Issuer not represented by the other securities issued by such Issuer. As further described in the related prospectus supplement, the value of such retained interest will fluctuate as the amount of assets of such Issuer fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced. Each Issuer will issue only one series of notes and/or certificates, however, each series may contain one or more classes of notes and certificates. The terms of each class of securities will be fully disclosed in the related prospectus supplement for each series.
      If specified in the related prospectus supplement, the Issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.
Book-Entry Registration
      If specified in the related prospectus supplement, securityholders may hold their securities through DTC in the United States or “Clearstream” or “Euroclear” in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems.
      DTC’s nominee will be Cede & Co. (“Cede”), unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of any book-entry securities of any class or series. Unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no securityholders will be entitled to receive a physical note or certificate representing its interest in a security. All references in this prospectus and in the related prospectus supplement to actions by securityholders refer to actions taken by DTC upon instructions from DTC participants. All references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to securityholders of book-entry securities refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the applicable securities, for distribution to securityholders in accordance with DTC’s procedures with respect to the securities. See “Certain Information Regarding the Securities — Definitive Securities” in this prospectus.
      Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold those positions in customers’ securities accounts in the depositories’ names on the books of DTC.
      The Depository Trust Company. DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” and within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participant’s accounts. This eliminates the need for physical movement of definitive notes and certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation which, in turn, is owned by a number of DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.
      Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or a “beneficial owner,” is in turn to be recorded on the DTC direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes or certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.
      To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co., or such other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
      Conveyance of notices and other communications by DTC to DTC participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, renders, defaults, and proposed amendments to the transaction documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
      Redemption notices will be sent to DTC. If less than all of the securities within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.
      Neither DTC nor Cede & Co. (nor any other DTC nominee), will consent or vote with respect to securities unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).
      Redemption proceeds and payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ account upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer, disbursement of such payments to DTC participants will be the responsibility of DTC, and disbursements of such payments to the beneficial owners will be the responsibility of participants.
      A beneficial owner shall give notice to elect to have its securities purchased or sold, through its participant and shall effect delivery of such securities by causing the DTC participant to transfer the participant’s interest in the securities, on DTC’s records. The requirement for physical delivery of the securities in connection with a sale will be deemed satisfied when the ownership rights in the securities are transferred by DTC participants on DTC’s records and followed by a book-entry credit of sold securities to the purchaser’s account.
      Clearstream Banking, Luxembourg. Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank (“Clearstream, Luxembourg”), is incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive notes and certificates. Transactions may be settled by Clearstream, Luxembourg in any of over 35 currencies, including U.S. Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with 40 domestic securities markets around the globe through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF’, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has over 2,500 customers located across 94 locations, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear Bank.
      Euroclear. Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in over 30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./ NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./ NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./ NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
      Euroclear Bank S.A./ NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.
      Securities clearance accounts and cash accounts with Euroclear Bank S.A./ NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear

System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./ NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
      Initial Settlement. All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.
      Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
      Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.
      The trustee, the indenture trustee or the paying agent, as applicable, will make distributions on the book-entry securities on each Payment Date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.
      Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.
      Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.
      DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./ NV, as the case may be, will take any other action permitted to be taken by a holder under the transaction documents on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities. For a discussion as to when definitive securities will be issued. See “Definitive Securities” in this prospectus.
      Secondary Market Trading. Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.
      Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
      Trading between DTC Seller and Clearstream or Euroclear Purchasers. When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last Payment Date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.
      Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.
      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.
      Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.
      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases

Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant’s account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.
      Day Trading. Day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.
      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
      Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.
      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
      We, the servicer, the trustee and the indenture trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
      U.S. Federal Income Tax Documentation Requirements. A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

•	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.
      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) and by meeting all other conditions for treating interest payments as “portfolio interest.” If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.
      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct or Trade or Business in the United States).
      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.
      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).
      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security files by submitting the appropriate form to the person through whom it holds, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.
      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Securityholders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.
Definitive Securities
      If so stated in the related prospectus supplement, the notes and/or certificates of a given series will be issued in fully registered, certificated form (“Definitive Notes” and “Definitive Certificates”, respectively, and, collectively, “Definitive Securities”) to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

•	the related trustee of a grantor trust or the seller, related indenture trustee or administrator, as applicable, in the case of an owner trust or LLC, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related securities and the seller, administrator or trustee or indenture trustee, as applicable, is unable to locate a qualified successor;

•	the indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC;

•	after the occurrence of an Event of Default or Servicer Default, Security Owners representing the requisite percentage as specified in the related prospectus supplement of the outstanding principal amount of the notes or certificates, as applicable, of the series, advise the related indenture trustee or trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners; or

•	under any other circumstances specified in the related prospectus supplement.
      Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the Issuer will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Payments or distributions, as the case may be, will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement. The final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final payment or distribution, as the case may be, to securityholders.
      Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar or transfer agent appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.
Statements to Securityholders
      With respect to each series of securities, on or prior to each payment date or distribution date, as the case may be, the related servicer or administrator, as applicable, will prepare and forward to the related trustee or indenture trustee to be included with the payment or distribution, as the case may be, to each securityholder of record a statement setting forth for the related Collection Period the following information, and any other information specified in the related prospectus supplement:

•	the amount of the payment or distribution, as the case may be, allocable to principal of each class of securities of the series;

•	the amount of the payment or distribution, as the case may be, allocable to interest on each class of securities of the series;

•	if applicable, the amount of the Servicing Fee paid to the related servicer with respect to the related Collection Period;

•	the aggregate outstanding principal balance for each class of notes, if any, and the certificate balance for each class of certificates of the series as of the related record date;

•	the Note Pool Factor for each class of notes, if any and the Certificate Pool Factor for each class of certificates of the series as of the related record date;

•	the balance of any Reserve Account or other form of credit or cash flow enhancement, after giving effect to any additions to the amount on deposit in the Reserve Account or available under any credit or cash flow enhancement withdrawals from or reductions to the amount on deposit in the Reserve Account or available under any credit or cash flow enhancement to occur on the following payment date or distribution date, as the case may be; and

•	the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the related prospectus supplement for the related Collection Period.
      DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.
      In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuance, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered securityholder a statement containing information for the purposes of the securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences” in this prospectus.
List of Securityholders
      The related prospectus supplement will specify the number or requisite percentage of the aggregate outstanding principal balance of the notes of the series who may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.
      The related prospectus supplement will specify the number or requisite percentage of the certificate balance of the certificates who may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.
THE TRANSACTION DOCUMENTS
      The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

•	each receivables purchase agreement (a “Receivables Purchase Agreement”) pursuant to which a seller, the originator or an affiliate of the originator will transfer Receivables to the Company;

•	each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, certificates will be issued, and the servicer will service Receivables in the case of a grantor trust;

•	each Sale and Servicing Agreement (which may be comprised of a separate sale agreement and a servicing agreement) pursuant to which the Company will transfer Receivables to an Issuer and the servicer will service Receivables, in the case of an owner trust or an LLC;

•	in the case of securities backed by Collateral Certificates or Government Securities, each agreement pursuant to which the Collateral Certificates or Government Securities will be sold or transferred to the Issuer and a trustee will manage the Collateral Certificates or Government Securities; or

•	each administration agreement pursuant to which the seller or another party specified in the prospectus supplement will undertake specified administrative duties with respect to an Issuer (collectively, the “Transfer and Servicing Agreements”).
      The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement and the related prospectus supplement.
Sale and Assignment of the Primary Assets
      Transfer and Assignment by the Sellers. In the case of Primary Assets consisting of Receivables, on or prior to the related closing date, a seller will transfer and assign to the Company, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the “Schedule of Receivables”).
      Contribution and Assignment by the Company. On the related closing date, the Company will contribute and assign to the Issuer, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related prospectus supplement. The trustee or indenture trustee will not independently verify the existence and qualification of any Receivables. Concurrently with the transfer and assignment of Primary Assets to the related Issuer, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.
      Representations and Warranties of the Seller. On each closing date as more fully described in each prospectus supplement, either the seller, in the Receivables Purchase Agreement, or the servicer in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will represent and warrant, among other things, that:

•	the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cutoff date;

•	the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the servicer’s normal requirements;

•	on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

•	at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the seller;

•	each Receivable, at the time it was originated, complied and, on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

•	any other representations and warranties that may be set forth in the related prospectus supplement.
      Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the Company will assign to the related Issuer all of the representations and warranties made by the seller under the related Receivables Purchase Agreement for the benefit of the related securityholders and will make limited representations and warranties with respect to other Primary Assets of the Issuer. To the extent that the seller or the servicer does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to the Primary Asset, the Company will not be required to repurchase that Primary Asset. The seller will not have any other obligation with respect to the Primary Assets or the securities.
      To the extent specified in the related prospectus supplement, following the discovery by or notice to the seller or the servicer of any breach of a representation and warranty of the seller or the servicer that materially and adversely affects the interests of the related Issuer in any Primary Asset, the seller will be obligated to repurchase or the servicer will be obligated to purchase the Primary Asset, unless the seller or the servicer, as applicable, cures the breach in a timely fashion. The purchase price for any of these Primary Assets will generally be equal to the unpaid principal balance owed by the obligor on the Primary Asset, plus accrued and unpaid interest on the unpaid principal balance at the applicable contract rate to the last day of the month of repurchase (the “Repurchase Amount”). This repurchase obligation will constitute the sole remedy available to the securityholders, the related trustee and any related indenture trustee for any uncured breach.
Accounts
      With respect to each Issuer that is an owner trust or an LLC, the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain, (1) one or more accounts, on behalf of the related securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the “Collection Account”) and (2) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit or cash flow enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “Note Distribution Account”). With respect to each Issuer, the servicer or the related trustee will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit or cash flow enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the “Certificate Distribution Account”). With respect to any grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other account in the name of the related trustee on behalf of the related certificateholders.
      If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the “Payahead Account”), in the name of the related indenture trustee, in the case of an owner trust or an LLC, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Any other accounts to be established with respect to an Issuer will be described in the related prospectus supplement.
      For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement (collectively, the “Accounts”) will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. Eligible Investments will generally be limited to obligations or securities that mature no later than the business day immediately preceding the next scheduled payment or distribution to securityholders of the series. To the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be deposited in the applicable Collection Account on each payment date or distribution date, as the case may be.
Pre-Funding
      If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the “Pre-Funded Amount”) may be deposited in an account (the “Pre-Funding Account”) to be established with the indenture trustee in the case of an Issuer that is an owner trust or an LLC, and the trustee, in the case of an Issuer that is a grantor trust, which will be used to acquire additional Primary Assets from time to time during the time period specified in the related prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional Primary Assets, the Pre-Funded Amount may be invested in one or more Eligible Investments.
      During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Primary Assets, to transfer to the related Issuer additional Primary Assets from time to time during the related Pre-Funding Period. Additional Primary Assets will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables and other Primary Assets, as applicable, included in the property of the Issuer as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.
      Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that generally:

•	the Pre-Funding Period will not exceed one year from the related closing date;

•	that the additional Receivables to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Primary Assets included in the related Issuer Property on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

•	the Pre-Funded Amount will not exceed 50% of the principal amount of the securities issued pursuant to a particular offering.
      The utilization of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the Primary Assets to the related Issuer through the incremental delivery of the applicable Primary Assets on the Closing Date and during a specified period following the Closing Date for that series of securities. Pre-funding arrangements allow for a more even accumulation of the Primary Assets by the seller and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.
      You should be aware that the initial Primary Assets and the subsequent Primary Assets may be originated using credit criteria different from the criteria applied to the Primary Assets disclosed in the related prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent Primary Assets may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial Receivables may also be subject to greater seasoning than the subsequent Receivables due to the length of time elapsed from the dates of origination of those Receivables and the sale of those Receivables to the related Issuer. Accordingly, less historical performance information may be available with respect to the subsequent Receivables. Moreover, following the transfer of subsequent Receivables to the applicable issuer, the characteristics of the entire pool of Receivables included in the Issuer Property may vary from those of the receivables initially transferred to the issuer.
Servicing Procedures
      To assure uniform quality in servicing the Receivables and to reduce administrative costs, each Issuer will designate the related servicer as custodian (except as may be set forth in the related prospectus supplement) to maintain possession, as the Issuer’s agent, of the related Receivables and any other documents relating to the Receivables. The seller’s and the servicer’s accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Issuer, and UCC financing statements reflecting the sale and assignment will be filed.
      The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable Receivables it services for itself and others. The prospectus supplement may specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the date specified with respect to any receivables pool in the related prospectus supplement. Some arrangements may result in the servicer purchasing the Receivables for the Repurchase Amount, while others may result in the servicer making Advances. The servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See “Material Legal Aspects of the Receivables” in this prospectus.
Collections
      With respect to each Issuer, the servicer or the trustee will deposit all payments on the related Primary Assets, from whatever source, and all proceeds of the related Primary Assets, collected during the Collection Period into the related Collection Account within the period specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable payment date or distribution date, as the case may be, if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds to the Collection Account on any payment date or distribution date, as the case may be, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Issuer to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Primary Assets repurchased by the servicer.
      Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. If so provided in the related prospectus supplement, any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the “Payaheads”) will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later payment date or distribution date on which the Payaheads may be applied either to the scheduled payment due during the related Collection Period or to prepay the Receivable in full.
Advances
      If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a “Precomputed Advance”). Generally the servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Precomputed Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related receivables pool. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable payment date or distribution date, as the case may be. Generally the servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from subsequent collections.
      If specified in the related prospectus supplement, on or before the business day prior to each payment date or distribution date, as the case may be, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective contract rates for the related Collection Period, assuming that the Simple Interest

Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a “Simple Interest Advance”, and together with Precomputed Advances, “Advances”). If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, if so specified in the related prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current Collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.
Net Deposits
      For administrative convenience, to the extent provided in the related prospectus supplement the servicer or the trustee may be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Issuer for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period.
Servicing Compensation and Payment of Expenses
      To the extent provided in the related prospectus supplement, with respect to each Issuer the related servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the servicer, a fee for each Collection Period (the “Servicing Fee”) in an amount equal to the percentage per annum specified in the related prospectus supplement (the “Servicing Fee Rate”) of the Pool Balance related to the Primary Assets as of the first day of the related Collection Period. To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Issuer for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer’s normal practices and procedures.
      If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of retail motor vehicle receivables as an agent for the related Issuer, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Receivables.
Distributions
      With respect to each series of securities, beginning on the payment date or distribution date, as the case may be, specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.
      With respect to each Issuer, on each payment date or distribution date, as the case may be, collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for payment or distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit or cash flow enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for payment or distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, payments or distributions in respect of principal of a class of securities of a series may be subordinate to payments or distributions in respect of interest on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Payments or distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.
Credit and Cash Flow Enhancement
      The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, hedges or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or any other arrangements that are incidental to or related to the Primary Assets held by an Issuer as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the related prospectus supplement, credit or cash flow or credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.
      The existence of a Reserve Account or other form of credit or cash flow enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the related prospectus supplement. The credit or cash flow enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If shortfalls in collections occur which exceed the amount covered by credit or cash flow enhancement or which are not covered by the credit or cash flow enhancement, securityholders will bear their allocable share of these shortfalls in collections, as described in the related prospectus supplement. In addition, if a form of credit or cash flow enhancement covers more than one series of securities, securityholders of any series will be subject to the risk that credit or cash flow enhancement may be exhausted by the claims of securityholders of other series.
      Reserve Account. If so provided in the related prospectus supplement, pursuant to the related Transfer and Servicing Agreement, the seller will establish for a series or class or classes of securities an account (the “Reserve Account”), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account may be funded by an initial deposit by the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each payment date or distribution date, as the case may be, to the extent described in the related prospectus supplement, by the deposit therein of amounts from collections on the Primary Assets. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the seller or to any other entity designated by the seller.
Evidence as to Compliance
      As provided in the related prospectus supplement, each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will generally provide that a firm of independent public accountants will furnish annually to the related Issuer and indenture trustee and/or trustee a statement as to compliance by the servicer during the preceding twelve months, or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date, with particular standards relating to the servicing of the

Receivables, the servicer’s accounting records and computer files with respect to the servicer’s compliance and other matters.
      Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Issuer and indenture trustee and/or trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months, or, in the case of the first certificate, during a shorter period that shall have elapsed since the applicable closing date, or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer will agree to give each indenture trustee and/or trustee, as applicable, notice of particular Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.
      Copies of the foregoing statements and certificates may be obtained by securityholders by a request in writing addressed to the related trustee or indenture trustee, as applicable, at the corporate trust office for the trustee or indenture trustee specified in the related prospectus supplement.
Statements to Trustees and the Issuer
      Prior to each payment date or distribution date, as the case may be, with respect to each series of securities, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of the series as described under “Certain Information Regarding the Securities — Statements to Securityholders” in this prospectus.
Description of the Administration Agreement
      The servicer or another party specified in the related prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the Issuer and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations on behalf of the Issuer required by the related indenture and the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. With respect to any Issuer, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee if so provided in the related prospectus supplement.
CERTAIN MATTERS REGARDING THE SERVICER
      Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Sale and Servicing or Pooling and Servicing Agreement, except upon determination that the servicer’s performance of his duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.
      Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related Issuer or securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the servicer’s duties or by reason of reckless disregard of its obligations and duties under the applicable Agreement.
      Under the circumstances specified in each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.
Servicer Defaults
      As specified in the related prospectus supplement, a “Servicer Default”under each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will generally (subject to any qualifications set out in the related prospectus supplement) consist of:

•	any failure by the servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Accounts any required payment or to direct the related indenture trustee or trustee, as applicable, to make any required payments or distributions from the Accounts;

•	any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related securityholders;

•	specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

•	any other events as may be set forth in the related prospectus supplement.
Amendment
      Each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders as set forth in the related prospectus supplement.
      The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes, if any, and with the consent of the holders of certificates evidencing the requisite percentage as specified in the related prospectus supplement of the aggregate principal amount of the outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.
Payment in Full of the Notes
      Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Termination
      The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to an Issuer pursuant to the related Transfer and Servicing Agreement will terminate upon the earlier to occur of:

•	the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any remaining Primary Asset; and

•	(a) the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements, (b) if applicable, the termination of the related insurance policy in accordance with its terms and the surrender of the insurance policy to the related insurer for cancellation, (c) the payment of all amounts owed to the trustee or indenture trustee under the sale and servicing agreements, the administration agreement and the indenture and (d) if applicable, the payment of all amounts owed to any credit enhancement provider.
      If so provided in the related prospectus supplement, in order to avoid excessive administrative expenses, the related servicer will be permitted, at its option, to purchase from an Issuer all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is below a specified percentage of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.
      As more fully described in the related prospectus supplement, any outstanding notes of the related issuer will be redeemed concurrently with either of the events specified in the two preceding paragraphs, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the trustee or indenture trustee specified in the notice of termination. The trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuer.
      If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a payment date or distribution date, as the case may be, upon the occurrence of certain events specified in the related prospectus supplement, solicit bids for the purchase of the Primary Assets remaining in the Issuer, in the manner and subject to the terms and conditions set forth in the related prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Primary Assets remaining in the Issuer will be sold to the highest bidder.
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES
Rights in the Receivables
      The transfer of the Receivables by the seller to the Company, and by the Company to the applicable Issuer, and the grant thereof to an indenture trustee, if any, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the related Financed Vehicles as collateral for the Receivables are subject to a number of federal and State laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the Company will take the actions described below to perfect the rights of the applicable trustee and the indenture trustee in the Receivables.
      Under each Sale and Servicing Agreement, Pooling and Servicing Agreement or Indenture, as applicable, the servicer or a subservicer may be appointed by the applicable trustee or indenture trustee to act as the custodian of the Receivables if the indenture trustee is not acting as custodian. The custodian will have physical possession of the Receivables. While the Receivables will not be physically marked to indicate the ownership interest thereof by the Issuer, appropriate Form UCC1 financing statements reflecting the transfer and assignment of the Receivables by the seller to the Company, the contribution and assignment by the Company to the Issuer and the grant by the Issuer to the indenture trustee will be filed to perfect that interest and give notice of the Issuer’s ownership interest in, and the indenture trustee’s security interest in the Receivables. If, through inadvertence or otherwise, any of the Receivables were sold or pledged to another party who purchased (including a pledgee) the Receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form (collectively, “chattel paper”) giving rise to the Receivables, the purchaser would acquire an interest in the Receivables superior to the interests of the Issuer and the indenture trustee if the purchaser acquired the Receivables for value and without knowledge that the purchase violates the rights of the Issuer or the indenture trustee, which could cause investors to suffer losses on their securities.
      Generally, the rights held by assignees of the Receivables, including without limitation the Issuer and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the Receivable or any defense or claim in recoupment arising from the transaction; and

•	any other defense or claim of the obligor against the assignor of such Receivable which accrues before the obligor receives notification of the assignment from either the assignee or assignor.
      Because it is not anticipated that any of the obligors would receive notice of the assignment of any of the Receivables, the Issuer and the trustee or indenture trustee will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the Receivable.
Security Interests in Financed Vehicles
      In states in which retail motor vehicle installment loan agreements or retail motor vehicle installment sale contracts such as the Receivables evidence the credit sale of motor vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the motor vehicles financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in a motor vehicle is perfected by obtaining physical possession of the certificate of title to the Financed Vehicle and/or notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the related prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer.
      The seller or originator will take all actions necessary under the laws of the state which issued the certificate of title for the Financed Vehicle to perfect the seller’s or originator’s security interest in the Financed Vehicle, including, where applicable, obtaining possession of the certificate of title, having a notation of its lien recorded on the vehicle’s certificate of title, having its lien recorded in the applicable state’s records or filing a Form UCC1 financing statement. If the seller or originator, because of clerical error or otherwise, has failed to take any such required action with respect to a Financed Vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the seller’s or originator’s security interest and to whom a certificate of ownership is issued in the purchaser’s name, holders of perfected security interests in the Financed Vehicle and the trustee in bankruptcy of the obligor. The seller’s or originator’s security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.
      Each originator will sell, either directly or indirectly, the receivables and assign its security interest in each Financed Vehicle to the seller. The seller will sell the receivables and assign the security interest in each

Financed Vehicle to the related Issuer. However, because of administrative burden and expense, neither the originator, the seller nor the related trustee will amend any certificate of title to identify the Issuer as the new secured party on the certificates of title relating to the Financed Vehicles. To the extent provided in the related prospectus supplement, the servicer may hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Issuer pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See “The Transaction Documents — Sale and Assignment of the Primary Assets” in this prospectus.
      In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related Financed Vehicle without amendment of any lien noted on the vehicle’s certificate of title, and the assignee succeeds by assignment to the assignor’s rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to an Issuer, because the related Issuer will not be listed as legal owner on the certificates of title to the Financed Vehicles, an Issuer’s security interest could be defeated through fraud or negligence. However, in most states in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the seller’s lien on a certificate of title will be sufficient to protect an Issuer against the rights of subsequent purchasers of a Financed Vehicle from the obligor or subsequent creditors of the obligor who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the Issuer’s security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles. A failure, however, would constitute a breach of the seller’s or the servicer’s representations and warranties under the related Transfer and Servicing Agreement and the seller will be required to repurchase or the servicer will be required to purchase the Receivable from the Issuer unless the breach is cured in a timely manner. See “The Transaction Documents — Sale and Assignment of the Primary Assets” and “Risk Factors — Interests of other persons in the receivables and financed vehicles could be superior to the issuer’s interest, which may result in reduced payments on your securities” in this prospectus.
      Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is re-titled in a new state from the one in which it was initially titled (unless perfection would have otherwise cleared before then under the laws of the first state). A majority of these states require surrender of a certificate of title to re-title a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the motor vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party’s lien. In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the motor vehicle, the seller or other person holding the certificate of title must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.
      Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated motor vehicle. On each closing date, the seller or the servicer, as applicable, will represent and warrant that, as of the date any Receivable is sold to the Issuer, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller or a purchase obligation of the servicer.
Repossession
      In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.
Notice of Sale; Redemption Rights
      The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.
Deficiency Judgments and Excess Proceeds
      The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment against a consumer debtor. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.
      Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien who makes a demand for turnover of proceeds with respect to the related vehicle or, if no such subordinate lienholder exists, to the former owner of the vehicle.
Consumer Protection Laws
      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period.. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as an Issuer, to enforce consumer finance contracts such as the Receivables that represent the obligations of retail obligors.
      The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Issuer, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller’s or the servicer’s warranties under the related Transfer and Servicing Agreements and would create an obligation of the seller to repurchase or the servicer to purchase the Receivable unless the breach is cured in a timely manner. See “The Transaction Documents — Sale and Assignment of the Primary Assets” in this prospectus.
      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
      In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors’ repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.
      Under the related Transfer and Servicing Agreements, the seller or the servicer will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against an Issuer for a violation of any law and that claim materially and adversely affects the interests of the Issuer in a Receivable, the violation would constitute a breach of the seller’s or the servicer’s, as applicable, representation and warranty and would create an obligation of the seller to repurchase or the servicer to purchase the Receivable unless the breach is cured. See “The Transaction Documents — Sale and Assignment of the Primary Assets” in this prospectus.

Repurchase Obligation
      Under the related Transfer and Servicing Agreements, the seller or the servicer will make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each Financed Vehicle as of the related closing date. See “The Transaction Documents — Sale and Assignment of the Primary Assets” in this prospectus. Accordingly, if any defect exists in the perfection of the security interest in the name of the seller in any Financed Vehicle as of the closing date and that defect adversely affects the related Issuer’s interest in the related Receivable, the defect would constitute a breach of a warranty under the related Transfer and Servicing Agreements and would create an obligation of the seller to repurchase or the servicer to purchase the Receivable unless the breach is cured. Additionally, under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the servicer will make affirmative covenants regarding, among other things, the maintenance of the security interest in the name of the seller or originator in each Financed Vehicle, the breach of which would create an obligation of the servicer to purchase any affected receivable from the related Issuer unless the breach is cured.
Servicemembers Civil Relief Act
      Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s Receivable (including a borrower who was in reserve status and is called to active duty after origination of the Receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related Receivable, no information can be provided as to the number of Receivables that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the Receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related Receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any Receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the Receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your securities.
      Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.
Other Limitations
      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an Obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a Receivable or change the rate of interest and time of repayment of the Receivable.
      Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
      The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of notes (“Note Owners”) or certificates (“Certificate Owners” together with the Note Owners, the “Security Owners”) that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.
      The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Issuer will be provided with an opinion of tax counsel specified in the related prospectus supplement (“Federal Tax Counsel”) regarding some related federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues. For purposes of the following summary, references to the Issuer, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Issuer and the notes, certificates and related terms, parties and documents applicable to the Issuer.
Trusts Which Are Not Treated as Grantor Trusts
      Tax Characterization of the Trusts. In the case of a Trust which is not intended to be treated as a grantor trust (an “owner trust”), Federal Tax Counsel will deliver its opinion that the Trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the Trust, or restrictions, if any, on transfers of the certificates, will exempt the Trust from the rule that some publicly traded partnerships are taxable as corporations.
      Tax Characterization of the LLCs. In the case of an LLC, Federal Tax Counsel will deliver its opinion that the LLC will not be an association, or publicly traded partnership, taxable as a corporation for federal income purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the LLC Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the LLC, or restrictions, if any, on transfers of the certificates, will exempt the LLC from the rule that some publicly traded partnerships are taxable as corporations.

      If a Trust or an LLC were taxable as a corporation for federal income tax purposes, the Trust or LLC would be subject to corporate income tax on its taxable income. The Trust’s or LLC’s taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and Certificate Owners, and possibly Note Owners, could be liable for any resulting corporate income tax that is unpaid by the Trust.
Tax Consequences to Note Owners
      Treatment of the Notes as Indebtedness. The Issuer will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes. Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the owner trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the related prospectus supplement. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the Issuer. If so treated, the Issuer might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the Issuer were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute “unrelated business taxable income” (if some, but not all, of the notes were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of Issuer expenses, and income from the Issuer’s assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners’ method of tax accounting. The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.
      Interest Income on the Notes in General. Except as discussed below, interest on a note generally is includable in a Note Owner’s income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.
      Original Issue Discount. Notes of certain series may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners.
      Each Issuer will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the “OID Regulations”). The OID Regulations relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes.
      The OID Regulations provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the “Prepayment Assumption”), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities. If the notes of a series are issued with original issue discount, the related prospectus supplement for that series of notes will specify the Prepayment

Assumption. However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.
      In general, a note will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under “— Payment Lag Notes; Initial Period Considerations,” and “ — Qualified Stated Interest,” and in the case of certain Variable Rate Notes (as defined below) and accrual notes, the stated redemption price at maturity of a note is its principal amount. The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any note on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a note apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the note, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note’s stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.
      The Note Owner of a note issued with original issue discount must include in gross income the sum of the “daily portions” of such original issue discount for each day during its taxable year on which it held such note. In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an “accrual period”) that begins on the day following a payment date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding payment date or distribution date, as the case may be. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.
      The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period that are included in such note’s stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes. For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note’s stated redemption price at maturity.
      The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, a Note Owner may only be entitled to offset such amount against positive original issue discount accruing on such note in future accrual periods. Such a Note Owner may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such Note Owner is entitled. However, Treasury regulations do not address this issue.
      A subsequent Note Owner that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.
      Qualified Stated Interest. Interest payable on a note which qualifies as “qualified stated interest” for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the note. Conversely, if the interest on a note does not constitute “qualified stated interest”, such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are “unconditionally payable”. The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. Any terms or conditions that do not reflect arm’s length dealing or that the Note Owner does not intend to enforce are not considered.
      Premium. A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note. The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.
      Payment Lag Notes, Initial Period Considerations. Certain notes may provide for distributions of interest based on a period that is the same length as the interval between payment dates but ends prior to each payment date. Any interest that accrues prior to the applicable closing date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument’s stated principal amount over its issue price.
      Variable Rate Notes. Under the OID Regulations, notes paying interest at a variable rate (each, a “Variable Rate Note”) are subject to special rules. A Variable Rate Note will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, principal payments on the notes should not be considered contingent for this purpose.
      A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the

Variable Rate Note will be treated as a single qualified floating rate (a “Presumed Single Qualified Floating Rate”). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note’s issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.
      An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note’s term. Further, an objective rate does not include a rate that is based on information that is within the control of the Issuer (or a party related to the Issuer) or that is unique to the circumstances of the Issuer (or a party related to the Issuer). An objective rate will qualify as a “qualified inverse floating rate” if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a “Presumed Single Variable Rate”). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.
      For Variable Rate Notes that qualify as “variable rate debt instruments” under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a “Single Variable Rate Note”), original issue discount is computed as described above in ‘ — Interest Income on the Notes — Original Issue Discount” based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the Issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.
      In general, any Variable Rate Note other than a Single Variable Rate Note (a “Multiple Variable Rate Note”) that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note. The OID Regulations generally require that such a Multiple Variable Rate Note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note. (A

Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.
      Once the Multiple Variable Rate Note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the original issue discount rules to the “equivalent” fixed rate debt instrument in the manner described above in “— Interest Income on the Notes — Original Issue Discount.” A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.
      If a Variable Rate Note does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Rate Note would be treated as a contingent payment debt obligation. The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to prepayable debt instruments, such as the notes, and Treasury regulations do not otherwise address this point.
      Market Discount. A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the holder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).
      In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner’s interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note. The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.
      Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under “— Interest Income on the Notes — Original Issue Discount”), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser. If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.
      Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.
      Sales of Notes. If a note is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. A holder’s adjusted basis in a note generally equals the cost of the note to the holder, increased by income reported by the holder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium. While any such gain or loss generally will be capital gain or loss provided the note is held as a capital asset, gain recognized on the sale of a note by a seller who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under “— Interest Income on the Notes — Market Discount.” Further, the notes will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such section applies would be ordinary income or loss.
      Short-Term Notes. In the case of a note with a maturity of one year or less from its issue date (a “Short-Term Note”), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, (collectively, “Short-Term Accruers”) are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.
      Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized. A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to “acquisition discount” rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner’s basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS. A Note Owner’s tax basis in a Short-Term Note is increased by the amount included in the Note Owner’s income with respect to the note.
      Foreign Investors in Notes. Except as discussed below, a Note Owner that is not a U.S. Person generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. Person, (ii) the holder is not a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Trust, (iii) the holder is not a “controlled foreign corporation” (as defined in the Code) related to the Trust or related to a 10 percent holder of certificates in the Trust, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note.
      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.
      If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).
      Backup Withholding on Notes. Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax of up to 31 percent of “reportable payments” (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld from distributions on the notes would be refunded by the IRS or allowable as a credit against the Note Owner’s federal income tax.
Tax Consequences to Certificate Owners of Owner Trust
      Treatment of the Trust as a Partnership. The Trust will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity. However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the seller, the company and the servicer is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.
      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the Trust. Generally, provided such certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates have interest rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the related prospectus Supplement.
      Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately the Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. The Trust’s income will consist primarily of interest and finance charges earned on the related Primary Assets, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the Primary Assets.
      The Trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.
      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of:

•	the interest or other income that accrues on the certificates in accordance with their terms for the relevant month including, as applicable, interest accruing at the related certificate rate for that month and interest on amounts previously due on the certificates but not yet distributed;

•	any Trust income attributable to discount on the related Primary Assets that corresponds to any excess of the principal amount of the certificates over their initial issue price;

•	any prepayment premium payable to the Certificate Owners for the applicable month; and

•	any other amounts of income payable to the Certificate Owners for the applicable month.
The allocation will be reduced by any amortization by the Trust of premium on Primary Assets that corresponds to any excess of the issue price of certificates over their principal amount. Losses will generally be allocated in the manner in which they are borne.
      Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire certificate rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of the amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.
      Assuming notes are also issued, all or substantially all of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.
      An individual taxpayer’s share of expenses of the Trust, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Trust, other than interest, in determining his liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.
      The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that the calculations be made separately for each Primary Asset, the calculations may result in some timing and character differences under some circumstances.
      Discount and Premium. The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase. If so, the Primary Assets will have been acquired at a premium or market discount, as the case may be. See “Tax Consequences to Note Owners — Premium” and “— Market Discount” above. As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis. See “Tax Consequences to Note Owners — Original Issue Discount” above.
      If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Primary Assets or to offset any premium against interest income on the Primary Assets. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.
      Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for certificates in the new Trust. The original Trust will then be deemed to distribute the certificates in the new Trust to each of the owners of certificates in the original Trust in liquidation of the original Trust. The Trust will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with these requirements due to lack of data.
      Disposition of Certificates. Gain or loss realized by a certificate owner on the sale or other taxable disposition of a certificate generally will be capital gain or loss, except to the extent that the amount realized is required to be characterized as ordinary under applicable provisions of the Code and Treasury Regulations (e.g., as a result of accrued but previously unrecognized discount on certain debt obligations held by the Issuer). The amount of gain or loss realized on a sale of certificates is an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. Any capital gain or loss would be long-term capital gain or loss if the Certificate Owner’s holding period exceeded one year. A Certificate Owner’s tax basis in a certificate will generally equal its cost, increased by its share of Trust income allocable to the Certificate Owner and decreased by any distributions received or losses allocated with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the Certificate Owner’s share, determined under Treasury Regulations, of the notes and other liabilities of the Trust. A Certificate Owner acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon a sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.
      If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.
      Allocations Between Transferors and Transferees. In general, the Trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the

Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a Certificate Owner purchasing certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.
      The use of a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Trust’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.
      Section 731 Distributions. In the case of any distribution to a Certificate Owner, no gain will be recognized to that Certificate Owner except to the extent that the amount of any money (including certain marketable securities) distributed for that certificate exceeds the adjusted basis of that Certificate Owner’s interest in the Certificate. In the case of any distribution to a Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Certificate Owner’s interest. Any gain or loss recognized by a Certificate Owner generally will be treated as gain or loss from the sale of certificates.
      Section 754 Election. In the event that a Certificate Owner sells its certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the certificates than the selling Certificate Owner had. The tax basis of the Trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust current does not intend to make an election under Section 754 of the Code. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.
      Administrative Matters. The trustee is required to keep or cause to be kept complete and accurate books of the Trust. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner’s allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.
      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:
      (1)     the name, address and identification number of such person;
      (2)     whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and
      (3)     particular information on certificates that were held, bought or sold on behalf of the person throughout the year.
      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.
      The Company ordinarily will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificate Owners in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner’s returns and adjustments of items not related to the income and losses of the Trust.
      A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. To the extent provided in the related prospectus supplement, a Trust will not elect to apply the simplified flow-through reporting system.
      Taxation of Certain Foreign Certificate Owners. As used below, the term “Non-United States Owner” means a Certificate Owner that is not a U.S. Person.
      It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate that generally will be the highest applicable marginal income tax rate.
      Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.
      Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust’s income including, in the case of a corporation, a return in respect of the branch profits tax. Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner’s allocable share of interest from the Trust constituted “portfolio interest” under the Code.
      The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.
      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax at the currently applicable rate if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Certificate Owner’s federal income tax.

Tax Consequences to Certificate Holders of LLC
      Treatment of the LLC as a Partnership. The LLC will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the LLC as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the LLC, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the LLC and to treat the LLC as a disregarded entity. See “Tax Consequences to Certificate Owners of Owner Trust” for general information regarding the material United States federal income tax consequences of acquiring, holding and disposing of a partnership interest in a partnership such as the LLC.
Grantor Trusts
      Characterization. In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of certificates (referred to in this Prospectus as “grantor trust certificateholders”) will be treated for federal income tax purposes as owners of a portion of the Trust’s assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this prospectus as “grantor trust certificates”.
      Taxation of Grantor Trust Certificateholders. Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates”, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment generally will be treated for federal income tax purposes as having the same character as the payments they replace.
      Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.
      The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Trust’s assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under “— Stripped Certificates”. Except as discussed below under “— Stripped Certificates” or “— Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.
      A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium. See “— Market Discount” and “— Premium” below.
      The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the related prospectus Supplement, it is not expected that any Primary Asset (other than a Primary Asset that is a Treasury Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”). For the rules governing original issue discount, see “Trusts Which Are Not Treated as Grantor Trusts — Tax Consequences to Note Owners — Original Issue Discount” above. However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see “Trusts Which Are Not Treated as Grantor Trusts — Tax Consequences to Note Owners — Short-Term Notes” above) are applied with reference to acquisition discount rather than original issue discount, if the obligations constitute “short-term Government obligations” within the meaning of Section 1271 (a) (3) (B) of the Code. Further, if 20 percent or more of the grantor trust certificateholders are Short-Term Accruers, all holders of grantor trust certificates may be required to accrue acquisition discount or original issue discount, as the case may be, with respect to short-term obligations held by the Trust in the same manner as a Short-Term Accruer would accrue such discount. See “Trusts Which Are Not Treated As Grantor Trusts — Tax Consequences to Note Owners — Short-Term Notes” above.
      The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.
      Market Discount. A grantor trust certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a “market discount”. For a discussion of the market discount rules under the Code, see “Trusts Which Are Not Treated as Grantor Trusts  — Tax Consequences to Note Owners — Market Discount” above. As discussed above, to the extent a Primary Asset is a Treasury Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See “Tax Consequences to Note Owners — Original Issue Discount” above.
      Premium. To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Primary Asset with “amortizable bond premium” equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see “Trusts Which Are Not Treated as Grantor Trusts — Tax Consequences to Note Owners — Premium” above.
      Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates”. In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount, see “Trusts Which Are Not Treated As Grantor Trusts — Tax Consequences to Note Owners — Original Issue Discount”, the difference between the holder’s initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.
      Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:
      (1)     if any servicing compensation is deemed to exceed a reasonable amount (see “Taxation of Grantor Trust Certificateholders” above);
      (2)     if the Company or any other party retains a retained yield with respect to the Primary Assets held by the Trust;
      (3)     if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust’s assets; or
      (4)     if certificates are issued which represent the right to interest-only payments or principal-only payments.
      The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See “Trusts Which Are Not Treated As Grantor Trusts — Tax Consequences to Note Owners — Original Issue Discount” above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.
      Subordinated Certificates. In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate rate, and the other is a senior class, with a relatively low certificate rate (referred to in this prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the grantor trust certificateholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the “Trust Stripped Bond”), and (2) a portion of the interest due on each Primary Asset equal to the difference between the certificate rate on the Subordinate Certificates and the certificate rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Trust Stripped Coupon”). The “Subordinate Class Percentage” equals the initial principal balance of the Subordinate Certificates divided by the sum of the initial principal balance of the Subordinate Certificates and the Senior Certificates. The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.
      The senior certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The subordinate certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a “stripped bond” and the Trust Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.
      Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the Servicing Fee allocable to such certificates that does not constitute excess servicing will be treated by the Trust as qualified stated interest, assuming the interest with respect to the Primary Assets would otherwise qualify as qualified stated interest. Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.
      If the Subordinate Certificateholders receive a distribution of less than their share of the Trust’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had:

•	received as distributions their full share of receipts;

•	paid over to the senior certificateholders an amount equal to the Shortfall Amount; and

•	retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a reserve account or other form of credit or cash flow enhancement, if any.
      Under this analysis:

•	subordinate certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

•	a loss would only be allowed to the subordinate certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

•	reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to subordinate certificateholders because the amount was previously included in income.
Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.
      Election to Treat All Interest as Original Issue Discount. The Treasury regulations relating to original issue discount permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See “— Market Discount” above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See “— Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

      Prepayments. The Taxpayer Relief Act of 1997 (the “1997 Act”) contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.
      Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Primary Asset and the owner’s adjusted basis in the grantor trust certificate. The adjusted basis generally will equal the seller’s cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Assets represented by a grantor trust certificate are “capital assets” within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.
      Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller’s interest in accrued market discount on Primary Assets not previously taken into income. See “— Market Discount” above. Further, grantor trust certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.
      Foreign Investors in Grantor Trust Certificates. A holder of grantor trust certificate who is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. Person. Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.
      Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person, as defined above at “Trusts Which Are Not Treated As Grantor Trusts — Tax Consequences to Note Owners — Foreign Investors in Notes” generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.
      If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).
      Backup Withholding. Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a “backup” withholding tax at the currently applicable rate if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the grantor trust certificateholder’s federal income tax.
STATE AND LOCAL TAX CONSIDERATIONS
      The discussion above does not address the tax consequences of purchase, ownership or disposition of certificates or notes under any state or local tax laws. We recommend that investors consult their own tax advisors regarding state and local tax consequences.
CERTAIN ERISA CONSIDERATIONS
      Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code12”) prohibit pension, profit-sharing or other employee benefit plans subject to ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, as well as any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”) from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of a Benefit Plan. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
Exemptions Available to Debt Instruments
      Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased securities if assets of such trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor (the “Plan Asset Regulation”), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in such trust and none of the exceptions contained in the Plan Asset Regulation were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is likely that the certificates will be treated as an equity interest for purposes of the Plan Asset Regulation. For additional information regarding the equity or debt treatment of the notes, see “Certain ERISA Considerations” in the related prospectus supplement.
      However, without regard to whether the notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition or holding of notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuer, the seller, an originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee, or any of their affiliates, is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” By acquiring a note, each purchaser or transferee will be deemed to represent and warrant that either (i) it is not acquiring and will not hold the notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.
      A Benefit Plan fiduciary considering the purchase of securities on behalf of or with the plan assets of a Benefit Plan should consult its legal advisors regarding whether the assets of a trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
Underwriter Exemption
      The U.S. Department of Labor issued an individual exemption to Banc of America Securities LLC (Prohibited Transaction Exemption (“PTE”) 96-92 (December 17, 1996), as amended by PTE 97-34 (1997), PTE 2000-58 (2000) and PTE 2002-41 (2002)), which is applicable to notes or certificates which meet its requirements whenever Banc of America Securities LLC or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent (the “Exemption”).
      The Exemption provides relief from the application of certain of the prohibited transaction and conflict of interest rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of a “Security,” which is defined as (1) a pass-through certificate or trust certificate that represents a beneficial ownership interest in the assets of an “Issuer” (as defined in the Exemption) which is a “Trust” (as defined in the Exemption) and which entitles the holder to payments of principal, interest and/or other payments with respect to the assets of such Issuer; or (2) a security which is denominated as a debt instrument that is issued by, and is an obligation of, an Issuer; with respect to which the “Underwriter” (as defined in the Exemption) is either (a) the sole underwriter or the co-manager of the underwriting syndicate, or (b) a selling or placement agent. Such Securities consist of certain secured consumer receivables, secured credit instruments and other obligations that meet the conditions and requirements of the Exemption.
      Information about whether the Exemption may be available will be provided in the related prospectus supplement.
      The Exemption will apply only if the general conditions (certain of which are described below) are met. However, it is not clear whether the Exemption applies to those plans which are participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.
      Among the conditions which must be satisfied for the Exemption to apply to the acquisition, holding and resale of Securities by Benefit Plans are the following:
      (1)     The acquisition of Securities by a Benefit Plan is on terms (including the Security price) that are at least as favorable to a Benefit Plan as they would be in an arm’s length transaction with an unrelated party;
      (2)     The rights and interests evidenced by the Securities acquired by a Benefit Plan are not subordinated to the rights and interests evidenced by other Securities of the same Issuer, unless the Securities (with an exception discussed below in Clause 4) are issued in a “Designated Transaction,” which means a securitization transaction in which the assets of the Issuer consist of secured consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount and are home equity and/or manufactured housing consumer receivables; and/or single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

      (3)     The Securities acquired by a Benefit Plan have received a rating at the time of such acquisition that is in one of the three (or, with an exception discussed below in Clause 4, in the case of Designated Transactions, four) highest generic rating categories from any of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc., or any successors thereto, each a “Rating Agency”;
      (4)     The receivables are fully secured, except for residential and home equity loan receivables issued in Designated Transactions if:

(a) The loan-to-value ratio (where the loan amount equals the sum of (i) the outstanding principal balance due under the obligation which is held by the Issuer and (ii) the outstanding principal balance(s) of any other obligation(s) of higher priority (whether or not held by the Issuer) which are secured by the same collateral) does not exceed 125%;

(b) Such Securities acquired by a Benefit Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and

(c) The rights and interests evidenced by the Securities in such Designated Transactions are not subordinated to the rights and interests evidenced by Securities of the same Issuer;
      (5)     The “Trustee” (as defined in the Exemption) is not an “Affiliate” (as defined in the Exemption) of any other member of the “Restricted Group” (as defined in the Exemption) other than an Underwriter;
      (6)     The sum of all payments made to and retained by the Underwriters in connection with the distribution or placement of Securities represents not more than “Reasonable Compensation” (as defined in the Exemption) for underwriting or placing the Securities; the sum of all payments made to and retained by the “Sponsor” (as defined in the Exemption) pursuant to the assignment of obligations (or interests therein) to the Issuer represents not more than the fair market value of such obligations (or interests); and the sum of all payments made to and retained by the “Servicer” (as defined in the Exemption) represents not more than Reasonable Compensation for the Servicer’s services under the “Pooling and Servicing Agreement” (as defined in the Exemption) and reimbursement of the Servicer’s reasonable expenses in connection therewith;
      (7)     A Benefit Plan investing in such Securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933;
      (8)     The legal documents establishing the Issuer contain restrictions (as described in the Exemption) necessary to ensure that the Issuer’s assets may not be reached by the Sponsor’s creditors in the event of the Sponsor’s bankruptcy or insolvency; the Pooling and Servicing Agreement and/or other agreements establishing the contractual relationships between the parties to the securitization transaction prohibit all parties from filing an involuntary bankruptcy petition against the Issuer or initiating any other form of insolvency proceeding until after the Securities have been paid; and, prior to issuance by the Issuer of any Securities, a legal opinion is received which states that either (a) a “true sale” of the assets being transferred to the Issuer by the Sponsor has occurred and that such transfer is not being made pursuant to a financing of assets by the Sponsor, or (b) in the event of the Sponsor’s insolvency or receivership, the assets transferred to the Issuer will not be part of the Sponsor’s estate; and
      (9)     The Issuer satisfies the following requirements:

(a) The corpus of the Issuer consists solely of assets of the type which have been included in other investment pools;

(b) Securities evidencing interests in such other investment pools have been rated in one of the three (or in the case of Designated Transactions, four) highest generic rating categories by a Rating Agency for at least one year prior to a Benefit Plan’s acquisition of the Securities pursuant to the Exemption; and

(c) Securities evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan’s acquisition of Securities pursuant to the Exemption.
      (10)     If a particular class of Securities held by any Benefit Plan involves a “Ratings Dependent Swap” (as defined herein) or a “Non-Ratings Dependent Swap” (as defined herein) entered into by the Issuer, then each particular swap transaction relating to such Securities must satisfy the following conditions:

(a) The swap transaction is an “Eligible Swap,” which means a Ratings Dependent Swap or Non-Ratings Dependent Swap:

(i) Which is dominated in U.S. dollars;

(ii) Pursuant to which the Issuer pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the swap relates, a fixed rate of interest, or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Issuer receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

(iii) Which has a notional amount that does not exceed either:

(A) The principal balance of the class of Securities to which the swap relates; or

(B) The portion of the principal balance of such class represented solely by those types of corpus or assets of the Issuer referred to above in Clause (9).

(iv) Which is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates designated above in Clause (10)(a)(ii), and the difference between the products thereof, calculated on a one to one ratio and not on a multiplier of such difference);

(v) Which has a final termination date that is either the earlier of the date on which the Issuer terminates or the related class of Securities are fully repaid; and

(vi) Which does not incorporate any provision which could cause a unilateral alteration in any provision described above in Clauses (10)(a)(i)-(iv) without the consent of the Trustee.

(b) The swap transaction is with an “Eligible Swap Counterparty,” which means a bank or other financial institution which has a rating, at the date of issuance of the Securities, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a swap counterparty is relying on its short-term rating to establish eligibility under the Exemption, such swap counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency, and provided further that if the class of Securities with which the swap is associated has a final maturity date of more than one year from the date of issuance of the Securities, and such swap is a Ratings Dependent swap, the swap counterparty is required by the terms of the swap agreement to establish any collateralization or other arrangement satisfactory to the Rating Agencies in the event of a ratings downgrade of the swap counterparty;

(c) Any class of Securities, to which one or more swap agreements entered into by the Issuer applies, may be acquired only by a “Qualified Plan Investor,” which means a Benefit Plan investor or group of Benefit Plan investors on whose behalf the decision to purchase Securities is made by an appropriate independent fiduciary that is qualified to analyze and understand the terms and conditions of any swap transaction used by the Issuer and the effect such swap would have upon the credit ratings of the Securities. For purposes of the Exemption, such a fiduciary is either:

(i) A “qualified professional asset manager” (“QPAM”), as defined under PTE 84-14 (a QPAM generally would include for these purposes insurance companies, savings and loan associations, banks and registered investment advisers registered under the Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements);

(ii) An “in-house asset manager” as defined under PTE 96-23; or

(iii) A Benefit Plan fiduciary with total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time the of the acquisition of such Securities.

(d) In the case of a “Ratings Dependent Swap” (meaning an interest rate swap, or (if purchased by or on behalf of the Issuer) an interest rate cap contract, that is part of the structure of a class of Securities where the rating assigned by the Rating Agency to any class of Securities held by any Benefit Plan is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer (as agent for the Trustee) must, within the period specified under the Pooling and Servicing Agreement:

(i) Obtain a replacement swap agreement with an Eligible Swap Counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or

(ii) Cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced.

(e) In the case of a “Non-Ratings Dependent Swap” (meaning an interest rate swap, or (if purchased by or on behalf of the Issuer) an interest rate cap contract, that is part of the structure of a class of Securities where the rating assigned by the Rating Agency to any class of Securities held by a Benefit Plan is not dependent on the existence of the swap and rating of the counterparty), the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced below the lowest level specified above in Clause (10)(b), the Servicer (as agent for the Trustee) must, within a specified period after such rating withdrawal or reduction:

(i) Obtain a replacement swap agreement with an Eligible Swap Counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

(ii) Cause the swap counterparty to post collateral with the Trustee in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

(iii) Terminate the swap agreement in accordance with its terms.

With respect to a Non-Ratings Dependent Swap, each Rating Agency rating the Securities must confirm, as of the date of issuance of the Securities by the Issuer, that entering into an Eligible Swap with such counterparty will not affect the rating of the Securities.

(f) The swap transaction does not require the Issuer to make any termination payments to the counterparty (other than a currently scheduled payment under the swap agreement) except from “Excess Spread” (as defined in the Exemption) or other amounts that would otherwise be payable to the Servicer or the Sponsor.
      (11)     If a particular class of securities held by any Benefit Plan involves a yield supplement agreement entered into by the Issuer, then each particular yield supplement transaction relating to such Securities must satisfy the following conditions:

(a) The yield supplement transaction is an “Eligible Yield Supplement Agreement,” which means any yield supplement agreement, similar yield maintenance arrangement or, if purchased by or on behalf of the Issuer, an interest rate cap contract to supplement the interest rates otherwise payable on obligations described above in Clause (9), provided that:

(i) It is denominated in U.S. dollars;

(ii) The Issuer receives on, or immediately prior to the respective payment date for the Securities covered by such agreement or arrangement, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or COFI), with the Issuer receiving payments on at least a quarterly basis;

(iii) It is not “leveraged,” as described above in Clause (10)(a)(iv);

(iv) It does not incorporate any provision which would cause a unilateral alteration in any provision described above in Clauses (11)(a)(i)-(iii) without the consent of the Trustee;

(v) It is entered into by the Issuer with an Eligible Swap Counterparty; and

(vi) It has a notional amount that does not exceed either:

(A) The principal balance of the class of Securities to which such agreement or arrangement relates; or

(B) The portion of the principal balance of such class represented solely by those types of corpus or assets of the Issuer referred to above in Clause (9).
      Furthermore, if the related prospectus supplement provides that the property of the Issuer will include a “Pre-Funding Account” (as defined in the Exemption), certain additional conditions must be met in order for the Exemption to apply to the acquisition, holding and resale of the Securities by a Benefit Plan.
      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code in connection with (1) the direct or indirect sale, exchange or transfer, (2) the direct or indirect acquisition or disposition and (3) the continued holding of Securities acquired by a Benefit Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Security on behalf of an “Excluded Plan” (as defined in the Exemption) by any person who has discretionary authority or renders investment advice with respect to that Excluded Plan.
      If general conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with the following:
      (1)     The direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Sponsor or Underwriter and a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in the Securities is:

(a) An “Obligor” (as defined in the Exemption) with respect to 5% or less of the fair market value of the obligations or receivables contained in the Issuer; or
      (b)     An Affiliate of an Obligor; if:

(i) The Benefit Plan is not an Excluded Plan;

(ii) Solely in the case of an acquisition of Securities in connection with the initial issuance of the Securities, at least 50% percent of each class of Securities in which Benefit Plans have invested is acquired by persons independent of the members of the Restricted Group and at least 50% percent of the aggregate interest in the Issuer is acquired by persons independent of the Restricted Group;

(iii) A Benefit Plan’s investment in each class of Securities does not exceed 25% percent of all of the Securities of that class outstanding at the time of the acquisition; and

(iv) Immediately after the acquisition of the Securities, no more than 25% percent of the assets of a Benefit Plan with respect to which the person has discretionary authority or renders investment advice are invested in Securities representing an interest in an Issuer containing assets sold or serviced by the same entity.
      (2)     The direct or indirect acquisition or disposition of Securities by a Benefit Plan in the secondary market for such Securities; and
      (3)     The continued holding of Securities by a Benefit Plan.
      Additionally, if general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of an Issuer, including the use of any Eligible Swap transaction, provided that:
      (1)     Such transactions are carried out in accordance with the terms of a binding Pooling and Servicing Agreement; and
      (2)     The Pooling and Servicing Agreement is provided to, or described in all material respects in the prospectus or applicable prospectus supplement provided to, investing Benefit Plans before they purchase Securities offered by the Issuer.
      The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or disqualified person (including a fiduciary) with respect to a Benefit Plan by virtue of providing services to the Benefit Plan or by virtue of having a specified relationship to such service provider, solely because of a Benefit Plan’s ownership of Securities.
      Before purchasing a note or certificate on behalf of or with plan assets of a Benefit Plan, a Benefit Plan fiduciary should itself confirm that such note or certificate constitutes a “Security” for purposes of the Exemption and that the general conditions and the other requirements described above and in the Exemption would be satisfied with respect to such note or certificate. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Benefit Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any notes or certificates on behalf of or with plan assets of a Benefit Plan.
      Each purchaser that is a Benefit Plan or that is investing on behalf of or with plan assets of a Benefit Plan in reliance on the Exemption will be deemed to represent, warrant and covenant that it qualifies as an accredited investor. In addition, each prospective purchaser of notes or certificates in reliance on the Exemption should consider the possibility that the rating of the notes or certificates may change during the period the notes or certificates is held. If the rating were to decline below one of the three (or in the case of Designated Transactions, four) highest generic rating categories of a Rating Agency, the notes or certificates could no longer be transferred to a Benefit Plan in reliance on the Exemption. If the ratings decline below one of the three (or in the case of Designated Transactions, four) highest generic rating categories by a Rating Agency, each transferee will be deemed to represent, warrant and covenant that either (1) it is not purchasing the notes or certificates on behalf of or with plan assets of a Benefit Plan, or (2) it is an insurance company purchasing the notes or certificates with the assets from its general account (within the meaning of PTCE 95-60) and it is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60.
      For more information, including whether the Exemption may be available to provide relief for a particular class of notes or certificates, see “Certain ERISA Considerations” in the related prospectus supplement.

Consultation With Counsel
      Any Benefit Plan fiduciary considering the purchase of notes or certificates on behalf of or with plan assets of a Benefit Plan should consult with its counsel with respect to whether a trust will be deemed to hold plan assets, the applicability of the Exemption or another exemption from the prohibited transaction rules and determine on its own whether all the conditions have been satisfied, and whether the notes or certificates are an appropriate investment for a Benefit Plan under ERISA or the Code.
UNDERWRITING
      Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the Company will agree to sell or cause the related Issuer to sell to Banc of America Securities LLC and the other underwriters, if any, named in the related prospectus supplement, and the underwriter will agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the related prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the seller or sold in private placement.
      In the underwriting agreement with respect to any given series of securities, the underwriter will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the related prospectus supplement if any of those securities are purchased.
      Each related prospectus supplement will either:

•	set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related securities are to be resold by the underwriter in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.
      Each underwriting agreement will provide that the seller will indemnify the underwriter against specified civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriter may be required to make in respect thereof. Each Issuer may invest funds in its accounts in Eligible Investments acquired from the underwriter or from the seller, the company or any of their affiliates.
      The underwriter may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriter does not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriter must close out any naked short position through syndicate covering transactions in which the underwriter purchases securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor the underwriter will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

      Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.
      The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.
RATING OF THE SECURITIES
      Any class of offered securities will be:

•	rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the seller; and

•	identified in the related prospectus supplement as being in one of the rating agency’s four highest rating categories, which are referred to as investment grade.
      The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit or cash flow enhancement unless otherwise specified in the related prospectus supplement.
REPORTS TO SECURITYHOLDERS
      With respect to each series of securities, the servicer of the related Receivables will prepare for distribution to the related securityholders monthly and annual reports concerning the securities and the related Issuer. See “Certain Information Regarding the Securities — Statements to Securityholders”.
AVAILABLE INFORMATION
      The Company, as originator of the Issuers, has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (together with all amendments and exhibits to the Registration Statement, the “Registration Statement”) under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, the Company is subject to the informational requirements of the securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act files reports and other information with the Commission. The Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The Commission also maintains a site on the World Wide Web at “http//www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.
      Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

FORWARD-LOOKING STATEMENTS
      This prospectus and the related prospectus supplement includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties include, among other things, declines in general economic and business conditions, increased competitions, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the Company or the seller. The forward-looking statements made in this prospectus and the related prospectus supplement are accurate as of the date stated on the cover of the prospectus and the related prospectus supplement. The Company has no obligation to update or revise any such forward-looking statement.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      All documents filed by the Company on behalf of the Issuer referred to in the related prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by the Issuer shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the related prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
      The Company on behalf of any Issuer will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: BAS Securitization LLC, Bank of America Corporate Center, Charlotte, North Carolina 28255, telephone (704) 388-2308.
LEGAL MATTERS
      Some legal matters relating to the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Some related federal income tax and other matters will be passed upon for the Issuer, the Company and the seller, by the law firms specified in the related prospectus supplement.
GLOSSARY
      “Actuarial Method” means the method of calculating interest due on a Receivable without regard to the period of time which has elapsed since the preceding payment was made, using the Actuarial Method or the method known as the Rule of 78s or sum-of-the-digits method.
      “Balloon Payment” means, with respect to a Balloon Payment Receivable, the final payment which is due at the end of the term of the Receivable.
      “Balloon Payment Receivable” means a Receivable that provides for the amortization of the entire amount financed under the receivable over a series of equal monthly installments with a substantially larger final payment which is due at the end of the term of the Receivable.
      “Collection Period” has the meaning set forth in the related prospectus supplement.
      “Controlling Class” means, with respect to any issuer, the class or classes of notes and/or certificates designated as the initial “controlling class” in the related prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the related prospectus supplement.

      “Defaulted Receivable” has the meaning set forth in the related prospectus supplement.
      “Eligible Investments” has the meaning set forth in the related prospectus supplement.
      “Foreign Person” means any person that is not a United States person. Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.
      “Precomputed Receivables” consist of either (1) monthly actuarial Receivables (“Actuarial Receivables”) or (2) Receivables that provide for allocation of payments according to the “sum of periodic balances” or “sum of monthly payments” method, similar to the “Rule of 78s” (“Rule of 78s Receivables”). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the Receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.
      “Simple Interest Method” means the method of calculating interest due on a Receivable on a daily basis based on the actual principal balance of the receivable on that date.
      “Simple Interest Receivables” are Receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.
      “U.S. Person” means:

•	a citizen or resident of the United States;

•	a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or a trust that has elected to be treated as a U.S. Person.

INDEX OF DEFINED TERMS

1997 Act	68
Accounts	39
accredited investor	71
accrual period	54
Actuarial Method	78
Advances	42
Amortization Period	29
Balloon Payment	78
Balloon Payment Receivable	78
Benefit Plan	69
Cede	29
Certificate Distribution Account	39
Certificate Owners	52
Certificate Pool Factor	18
chattel paper	47
Clearstream	29
Clearstream, Luxembourg	31
Code	52
Code 12	69
Collateral Certificates	2, 16
Collection Account	39
Collection Period	78
Commission	77
Company	10
Controlling Class	78
Defaulted Receivable	79
Definitive Certificates	35
Definitive Notes	35
Definitive Securities	36
Designated Transaction	70
DTC	19
Eligible Investments	79
Eligible Swap	72
Eligible Swap Counterparty	72
Eligible Yield Supplement Agreement	73
ERISA	69
Euroclear	29
Events of Default	21
Exchange Act	77
Excluded Plan	74
Exemption	70
Federal Tax Counsel	52
Financed Vehicles	10
Foreign Person	79
FTC Rule	50
Government Securities	17
grantor trust certificateholders	64
grantor trust certificates	64
GSEs	17
GSEs Bonds	17
Holder-in-Due-Course	50
Indenture	19
Investment Earnings	39
IRS	52
Issuer	10
Issuer Property	10
lemon laws	50
Limited Liability Company Agreement	10
LLC	10
Multiple Variable Rate Note	56
Non-Ratings Dependent Swap	73
Non-United States Owner	63
Note Distribution Account	39
Note Owners	52
Note Pool Factor	18
objective rate	56
Obligor	74
OID Regulations	53
owner trust	52
Payahead Account	39
Payaheads	41
Plan Asset Regulation	69
Pool Balance	19
Pooling and Servicing Agreement	10
Precomputed Advance	41
Precomputed Receivables	79
Pre-Funded Amount	39
Pre-Funding Account	39
Pre-Funding Period	40
Prepayment Assumption	53
prepayments	18

Presumed Single Qualified Floating Rate	56
Presumed Single Variable Rate	56
Primary Assets	10
PTCE	69
PTE	70
qualified floating rate	55
qualified inverse floating rate	56
Qualified Plan Investor	72
Rating Agency	71
Ratings Dependent Swap	73
Reasonable Compensation	71
Receivables	14
Receivables Purchase Agreement	37
Registration Statement	77
Related Documents	23
Relief Act	51
Repurchase Amount	39
Reserve Account	43
Restricted Group	71
Revolving Period	28
Rule of 78s Receivables	79
Sale and Servicing Agreement	11
Schedule of Receivables	38
Security	70
Security Owners	52
Senior Certificates	66
Senior Class Percentage	66
Servicer Default	45
Servicing Fee	42
Servicing Fee Rate	42
Shortfall Amount	67
Short-Term Accruers	58
Short-Term Note	58
Simple Interest Advance	42
Simple Interest Method	79
Simple Interest Receivables	79
Single Variable Rate Note	56
Stripped Certificates	64, 65
Subordinate Certificates	66
Subordinate Class Percentage	66
Subordinated Certificates	64
TIN	35
Transfer and Servicing Agreements	38
Treasury Bonds	17
Treasury Strips	17
Trust	10
Trust Agreement	10
Trust Stripped Bond	66
Trust Stripped Coupon	66
U.S. Person	79
Underlying Issuer	16
Underlying Servicer	16
Underlying Trust Agreement	16
Underlying Trustee	16
Variable Rate Note	55

      No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the seller, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.
Banc of America Securities Auto Trust 2005-WF1
Issuer

Class A-1 Notes	$259,000,000
Class A-2 Notes	$282,000,000
Class A-3 Notes	$238,000,000
Class A-4 Notes	$73,160,000
Class B Notes	$17,800,000
Class C Notes	$20,000,000
BAS Securitization LLC
Seller
Wells Fargo Bank, N.A.
Servicer

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager
Banc of America Securities LLC

Barclays Capital
SunTrust Robinson Humphrey
        Until                     , 2005, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.